EXHIBIT 4.10
                        TRUST INDENTURE


                   dated as of April 22, 1997


                            between


                  PANDA GLOBAL ENERGY COMPANY

                              and

               BANKERS TRUST COMPANY, AS TRUSTEE


     Providing for the Issuance from Time to Time of Senior
                Securities in One or More Series



                  ___________________________
                       TABLE OF CONTENTS

This Table of Contents is not part of the Indenture to which it is attached but is inserted for convenience only.

                                                             Page


     ARTICLE I

               DEFINITIONS AND OTHER PROVISIONS
               OF GENERAL APPLICATION                          1

SECTION 1.1    Definitions; Construction                       1
SECTION 1.2    Compliance Certificates and Opinions            2
SECTION 1.3    Form of Documents Delivered to Trustee          3
SECTION 1.4    Acts of Holders                                 4
SECTION 1.5    Notices, etc. to Trustee and the Issuer         5
SECTION 1.6    Notices to Holders; Waiver                      6
SECTION 1.7    Effect of Headings                              6
SECTION 1.8    Successors and Assigns                          6
SECTION 1.9    Severability Clause                             6
SECTION 1.10   Benefits of Indenture                           6
SECTION 1.11   GOVERNING LAW                                   7
SECTION 1.12   Appointment of Agent for Service of Process     7
SECTION 1.13   Execution in Counterparts                       7
SECTION 1.14   Conflict with Trust Indenture Act               7

     ARTICLE II

               THE DEBT SECURITIES                             8

SECTION 2.1    Form of Security to Be Established by Series
                Supplemental Indenture                         8
SECTION 2.2    Form of Trustee's Authentication                8
SECTION 2.3    Amount Unlimited; Issuable in Series            8
SECTION 2.4    Authentication and Delivery of Securities      10
SECTION 2.5    Form                                           11
SECTION 2.6    Execution and Authentication of Securities     12
SECTION 2.7    Temporary Securities                           12
SECTION 2.8    Registration, Restrictions on Transfer
                  and Exchange                                13
SECTION 2.9    Book-Entry Provisions for Global Securities    18
SECTION 2.10  Mutilated, Destroyed, Lost and Stolen
                  Securities                                  20
SECTION 2.11   Payment of Principal, Premium and Interest;
                  Rights to Payments Preserved                20
SECTION 2.12   Persons Deemed Owners                          22
SECTION 2.13   Cancellation                                   22
SECTION 2.14   Dating of Securities; Computation of Interest  22
SECTION 2.15   Source of Payments Limited; Rights and
               Liabilities of the Issuer                      22
SECTION 2.16   Allocation of Principal and Interest           22
SECTION 2.17   Parity of Securities                           22
SECTION 2.18   References to Interest Deemed to Include
                  Liquidated Damages and Additional Amounts   23

     ARTICLE III

               APPOINTMENT OF TRUSTEE AS DEPOSITARY
               AGENT AND COLLATERAL AGENT; ESTABLISHMENT
               OF FUNDS                                       23

SECTION 3.1    Acceptance of Appointment of Trustee as
                  Depositary Agent and Collateral Agent       23
SECTION 3.2    Security Interest                              24
SECTION 3.3    Establishment of Funds and Sub-Accounts        25

     ARTICLE IV

               THE FUNDS                                      26

SECTION 4.1    Issuer Revenue Fund                            26
SECTION 4.2    Senior Secured Notes Debt Service Fund         28
SECTION 4.3    Senior  Secured Notes Debt Service
                 Reserve  Fund                                29
SECTION 4.4    Senior  Secured Notes Capitalized
                 Interest  Fund                               30
SECTION 4.5    Luannan Facility Construction Fund             30
SECTION 4.6    Issuer Operating Fund                          33
SECTION 4.7    Issuer Equity Distribution Fund                33
SECTION 4.8    Luannan Facility Restoration Fund              34
SECTION 4.9    Pan-Western Revenue Fund
SECTION 4.10   Pan-Western Operating Fund
SECTION 4.11   Pan-Western Equity Distribution Fund
SECTION 4.12   Pan-Sino Fund
SECTION 4.13   Investment of Funds
SECTION 4.14   Paymen of Deficiencies; Invasion of Funds
SECTION 4.15   Resignation and Removal of Project Engineer;
                  Appointment of Successor; Payment of Fees
                  and Expenses                                41
SECTION 4.16   Disposition of Accounts and Funds Upon
                  Retirement of Securities                    43
SECTION 4.17   Procedures for Review by Project Engineer of
                 Projections                                  43

     ARTICLE V

               IMMUNITY OF INCORPORATORS, STOCKHOLDERS
               OFFICERS AND DIRECTORS                         43

SECTION 5.1    Liability of the Issuer Solely Corporate       43

     ARTICLE VI

               SATISFACTION AND DISCHARGE; DEFEASANCE         44

SECTION 6.1    Satisfaction and Discharge of Indenture        44
SECTION 6.2    Application of Trust Money                     45
SECTION 6.3    Satisfaction, Discharge and Defeasance of
                 Securities of any Series                     45

     ARTICLE VII

               COVENANTS                                      49

SECTION 7.1    Payment of Securities                          49
SECTION 7.2    Delivery of Officers' Certificates             49
SECTION 7.3    Maintenance of Existence, Properties, Etc.     49
SECTION 7.4    Compliance with Laws                           51
SECTION 7.5    Payment of Taxes                               51
SECTION 7.6    Books and Records                              51
SECTION 7.7    Right of Inspection                            51
SECTION 7.8    Use of Proceeds                                51
SECTION 7.9    Reporting Requirements                         52
SECTION 7.10   Maintenance of Insurance                       52
SECTION 7.11   Limitation on Restricted Payments              56
SECTION 7.12   Limitation on Indebtedness                     57
SECTION 7.13   Limitation on Dividends and Other Payment
                 Restrictions Affecting Subsidiaries          57
SECTION 7.14   Capital Expenditures                           58
SECTION 7.15   Permitted Projects                             58
SECTION 7.16   Limitation of Line of Business                 59
SECTION 7.17   Protection of Collateral by Company and its
                 Subsidiaries                                 59
SECTION 7.18   Performance of Obligations by Company,
               Subsidiaries and Trustees                      59
SECTION 7.19   Sale and Leaseback Transactions                59
SECTION 7.20   Delivery of Information and Reports under the
                 Shareholder Loan Agreements                  60
SECTION 7.21   Disposition of Proceeds of Asset Sales         60
SECTION 7.22   Merger, Consolidation, or Sale of Assets       60
SECTION 7.23   Limitations on Liens                           61
SECTION 7.24   Transactions with Affiliates                   62
SECTION 7.25   Limitation on Investments                      62
SECTION 7.26   Investment Company Act                         63
SECTION 7.27   Public Utility Holding Company Act             63
SECTION 7.28   Purchase of Securities Upon a Change  of
               Control                                        63
SECTION 7.29   Ranking                                        65
SECTION 7.30   Collateral Documents                           65

     ARTICLE VIII

               REDEMPTION OF SECURITIES                       65

SECTION 8.1    Applicability of Article                       65
SECTION 8.2    Election to Redeem; Notice to Trustee          65
SECTION 8.3    Optional Redemption; Mandatory Redemption;
                 Selection of Securities to be Redeemed       66
SECTION 8.4    Notice of Redemption                           66
SECTION 8.5    Securities Payable on Redemption Date          67
SECTION 8.6    Securities Redeemed in Part                    67

     ARTICLE IX

               EVENTS OF DEFAULT AND REMEDIES                 68

SECTION 9.1    Events of Default                              68
SECTION 9.2    Enforcement of Remedies                        71
SECTION 9.3    Specific Remedies                              72
SECTION 9.4    Judicial Proceedings Instituted by Trustee     73
SECTION 9.5    Holders May Demand Enforcement of Rights
                by Trustee                                    75
SECTION 9.6    Control by Holders                             75
SECTION 9.7    Waiver of Past Defaults                        75
SECTION 9.8    Holder May Not Bring Suit Except Under Certain
                 Conditions                                   76
SECTION 9.9    Undertaking to Pay Court Costs                 76
SECTION 9.10   Right of Holders to Receive Payment Not to
                 be Impaired                                  77
SECTION 9.11   Application of Monies Collected by Trustee     77
SECTION 9.12   Waiver of Appraisement, Valuation, Stay, Right
                 to Marshaling                                78
SECTION 9.13   Remedies Cumulative; Delay or Omission
                Not a Waiver                                  78
SECTION 9.14   Disqualification; Conflicting Interests        79
SECTION 9.15   Preferential Collection of Claims Against
                the Issuer                                    79

     ARTICLE X

               CONCERNING THE TRUSTEE                         79

SECTION 10.1   Certain Rights and Duties of Trustee           79
SECTION 10.2   Trustee Not Responsible for Recitals, Etc.     82
SECTION 10.3   Trustee and Others May Hold Securities         82
SECTION 10.4   Monies Held by Trustee or Paying Agent         82
SECTION 10.5   Compensation of Trustee and Its Lien           83
SECTION 10.6   Right of Trustee to Rely on Officer's
                Certificates and Opinions of Counsel          83
SECTION 10.7   Persons Eligible for Appointment As Trustee    84
SECTION 10.8   Resignation and Removal of Trustee;
                 Appointment of Successor                     84
SECTION 10.9   Acceptance of Appointment by Successor Trustee 85
SECTION 10.10  Merger, Conversion or Consolidation of Trustee 86
SECTION 10.11  Maintenance of Offices and Agencies            86
SECTION 10.12  Reports by Trustee                             88
SECTION 10.13  Trustee Risk                                   89
SECTION 10.14  Trustee May Perform Certain Duties Through
                 Affiliates                                   89

     ARTICLE XI

               HOLDERS' MEETINGS                              89

SECTION 11.1   Purposes for Which Holders' Meetings
                May Be Called                                 89
SECTION 11.2   Call of Meetings by Trustee                    89
SECTION 11.3   The Issuer, Holders May Call Meeting           90
SECTION 11.4   Persons Entitled to Vote at Meeting            90
SECTION 11.5   Determination of Voting Rights; Conduct and
                 Adjournment of Meeting                       90
SECTION 11.6    Counting  Votes and Recording Action
                 of  Meeting                                  91

     ARTICLE XII

               SUPPLEMENTAL INDENTURES                        92

SECTION 12.1   Supplemental Indentures Without Consent
                of Holders                                    92
SECTION 12.2   Supplemental  Indenture with Consent
                of  Holders                                   93
SECTION 12.3   Documents Affecting Immunity or Indemnity      95
SECTION 12.4   Execution of Supplemental Indentures           95
SECTION 12.5   Effect of Supplemental Indentures              95
SECTION 12.6   Reference in Securities to Supplemental
                Indentures                                    95
SECTION 12.7   Compliance with Trust Indenture Act            95


Exhibit A  -   Form of Legend for Global Securities
Exhibit B  -   Certificate to be Delivered upon Exchange
                  or Registration of Transfer of Securities
Exhibit C  -   Form  of  Certificate to be Delivered  in
                  Connection   with  Transfers  to  Institutional
                  Accredited Investors.
Exhibit D  -   Form  of  Certificate to be Delivered  in
                  Connection with Regulation S Transfers
Exhibit E  -   Form of Issuer Pledge Agreement
Exhibit F  -   Form of Pan-Sino Pledge Agreement
Exhibit G  -   Form of Pan-Western Pledge Agreement
Exhibit H  -   Form of Company Pledge Agreement of Issuer Stock
Exhibit I  -   Form of Issuer Cash Collateral Agreement
Exhibit J  -   Form of Pan-Sino Cash Collateral Agreement
Exhibit K  -   Form of Pan-Western Cash Collateral Agreement


Appendix A -    Definitions
_______________________________
    *.   Check applicable box



                        Trust Indenture


           TRUST INDENTURE (this "Indenture"), dated as of April 22, 1997, between PANDA GLOBAL ENERGY COMPANY, a Cayman Islands exempted company, (the "Issuer"), its executive office and mailing address being at c/o Panda Energy International, Inc., 4100 Spring Valley Road, Suite 1001, Dallas, Texas 75244, and Bankers Trust Company, a New York banking corporation (the "Trustee"), its corporate trust office and mailing address being at 4 Albany Street, New York, New York 10006.

                     W I T N E S S E T H :

           WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (herein generally called the "Securities"), to be issued in one or more series; and

           WHEREAS, all acts necessary to make the Securities, when authorized and executed by the Issuer and authenticated and delivered by the Trustee, valid and binding legal obligations of the Issuer, and to make this Indenture a valid and binding agreement, in accordance with the terms of this Indenture and the Securities, have been done;

           NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and of the covenants herein contained and of the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all Holders of the Securities, as follows:

                           ARTICLE I

                DEFINITIONS AND OTHER PROVISIONS
                     OF GENERAL APPLICATION

            SECTION  I.1   Definitions;  Construction.   For  all
purposes   of  this  Indenture,  except  as  otherwise  expressly
provided or unless the context otherwise requires:

           (a) capitalized terms used herein shall have the respective meanings ascribed thereto in this Indenture or in Appendix A hereto;

           (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the respective meanings assigned to them therein;

           (c)   except  as otherwise expressly provided  herein,
     (i)  all  accounting terms used herein shall be interpreted,
     (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and (iii) all calculations made for the purposes of determining compliance with this Indenture shall be made in accordance with, or by application of, GAAP applied on a basis consistent (except inconsistencies that are disclosed in writing to the Trustee and are in accordance with GAAP as certified by a firm of independent certified public accountants of recognized national standing, which may be the independent accountants reviewing the applicable Person's financial statements) with those used in the preparation of the latest corresponding financial statements furnished hereunder to the Initial Purchaser or the Trustee, as the case may be;

           (d) all references in this Indenture (including the Appendices and Schedules hereto) to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

           (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

           (f) unless otherwise expressly specified or the context otherwise requires, all references in this Indenture or any appendix, schedule or exhibit hereto to any agreement, contract or document (including this Indenture) shall include reference to all appendices, schedules and exhibits to such agreement, contract or document;

           (g) unless otherwise expressly specified or the context otherwise requires, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the other Transaction Documents;

          (h) (i) pronouns having a masculine or feminine gender shall be deemed to include the other and (ii) "including" shall mean "including without limitation;"

           (i) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents and, in the case of any Government Authority, any Person succeeding to its functions and capacities; and

          (j) any reference to any Government Rule shall include such Government Rule as amended, supplemented or modified and as in effect from time to time, and any other Government
     Rule in substance substituted therefor.

           SECTION I.2 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished, and in the case of an Officer's Certificate delivered pursuant to Section 4.1(b), no opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d)  a statement as to whether, in the opinion of each
     such   individual,  such  condition  or  covenant  has  been
     complied with.

           SECTION I.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

           Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, unless such counsel knows or has reason to know that the certificate or opinion or representations with respect to such matters are erroneous.

           Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion, which other opinion shall expressly permit reliance thereon in connection with the giving of the Opinion of Counsel.

           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

           SECTION I.4 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders (collectively, an "Act" of such Holders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article XI, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument (or instruments) or record, or both, are delivered to a Responsible Officer of the Trustee, and when it is specifically required herein, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.1) conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 11.6.

           (b) The principal amount and serial numbers of Securities held by any Person, and the date or dates of holding the same, shall be proved by the Security Register and the Trustee shall not be affected by notice to the contrary.

           (c) Any Act by the Holder of any Security (i) shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or the exchange therefor or in lieu thereof (including any transfer or exchange of a Security involving removal of a Private Placement Legend), whether or not notation of such Act is made upon such Security, and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Security to any other Person, including the Issuer or any Affiliate thereof.

           (d) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Securities for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Securities may be revoked with respect to any or all of such Securities by written notice by such Holder (or its duly appointed agent) or any subsequent Holder (or its duly appointed agent), proven in the manner in which such instrument was proven, unless such instrument is by its terms expressly irrevocable.

            (e) Securities of any series authenticated and delivered after any Act of Holders may, and, if required by the Trustee or the Issuer, shall, bear a notation in the form approved by the Issuer and satisfactory to the Trustee as to any action taken by such Act of Holders. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Issuer, to such action, may be prepared and executed by the Issuer and upon Issuer Order authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

           The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date. Any such instrument may be revoked as provided in paragraph (d) above.

            (f) In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any Act under this Indenture, Securities that are owned by the Issuer, or any Affiliate of the Issuer, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that, for the purposes of determining whether the Trustee shall be protected in relying on any such Act, only Securities that a Responsible Officer of the Trustee has actual knowledge are so owned as conclusively evidenced by the Security Register shall be so disregarded. The Issuer shall furnish the Trustee, upon request from time to time, with a written list of such Affiliates. Securities so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this paragraph if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Securities and that the pledgee is not an Affiliate of the Issuer. Subject to the provisions of Section 315 of the Trust Indenture Act, in case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee. Securities that are owned by a Holder which is not an Affiliate of the Issuer at the time such Holder concurs in such Act shall not be disregarded or deemed not to be Outstanding, notwithstanding that such Holder has agreed to sell or transfer such Securities to the Issuer or an Affiliate of the Issuer immediately after or concurrent with such Act, in response to a tender offer or otherwise.

           (g) The fact and date of the execution by any Person of any instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the
Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

           SECTION I.5 Notices, etc. to Trustee and the Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

           (a) the Trustee by any Holder, by the Issuer or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, or made, given or furnished by courier service, cable or facsimile (confirmed by mail or courier in the case of notice by cable or facsimile), to the mailing address of the Trustee at its Corporate Trust Office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Issuer by the Trustee for such purpose, or

           (b) the Issuer by the Trustee, by any Holder or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or made, given or furnished by courier service, cable or facsimile (confirmed by mail or courier in the case of notice by cable or facsimile), to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Issuer for such purpose.

           SECTION I.6 Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or made, given or furnished by courier service, to each Holder, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail or courier service, neither the failure to give such notice, nor any defect in any notice so given, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed or sent by courier service in the manner herein provided shall be conclusively presumed to have been duly given.

           SECTION I.7 Effect of Headings. The Article, Section and other headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction hereof.

           SECTION I.8 Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Trustee and the Issuer shall bind and inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

            SECTION I.9 Severability Clause. In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           SECTION I.10 Benefits of Indenture. Nothing in this Indenture or the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their respective successors, assigns and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

           SECTION I.11 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
WITH, THE LAWS OF THE STATE OF NEW YORK. THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TRUST INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

           SECTION I.12 Appointment of Agent for Service of Process. By the execution and delivery of this Indenture, the Issuer irrevocably designates, appoints and empowers CT Corporation Systems, at 1633 Broadway, New York, N.Y. 10019 as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York.

            SECTION I.13 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

           SECTION I.14 Conflict with Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Issuer and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

                           ARTICLE II

                      THE DEBT SECURITIES

           SECTION II.1 Form of Security to Be Established by Series Supplemental Indenture. Subject to Section 2.5, the Securities of each series shall be substantially in the form established in the Series Supplemental Indenture relating to the Securities of such series; provided, however, that each such Security shall bear the applicable legends specified in
Section 2.8 and Section 2.9.

           SECTION  II.2  Form of Trustee's Authentication.   The
Trustee's certificate of authentication on all Securities shall be in substantially the following form:

           This Security is one of the series of Securities referred to in the within-mentioned Indenture.

                             Bankers Trust Company, as Trustee



By:

Authorized Signatory

           SECTION II.3 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited; provided, however, that the provisions of this Section shall not be deemed to in any way supersede the restrictions provided in
Section 7.12.

           The  Securities may be issued in one or  more  series.
Prior to the issuance of the Securities of a series, there shall be established herein or in one or more Series Supplemental
Indentures:

           (a) the title of the Securities of such series (which shall distinguish the Securities of such series from all other Securities) and the form or forms of Securities of such series;

           (b) any limit upon the aggregate principal amount of the Securities of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 2.7, 2.8, 2.9, 2.10 or 8.6 and except for Securities that, pursuant to the last paragraph of Section 2.4, are deemed never to have been authenticated and delivered hereunder);

           (c) the date or dates on which the principal of the Securities of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable, and the date or dates on or as of which the Securities of such series shall be dated, if other than as provided in Section 2.14(a);

           (d) the rate or rates at which the Securities of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest is payable, and the basis of computation of interest, if other than as provided in Section 2.14(b);

           (e) if other than as provided in Section 10.11, the place or places where (i) the principal of, premium, if any, and interest on Securities of such series shall be payable,
     (ii) Securities of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Issuer in respect of the Securities of such series and this Indenture may be served;

           (f)   the  right,  if  any, of the  Issuer  to  redeem
     Securities of such series, the price or prices (including any applicable premium) at which, the period or periods within which and the terms and conditions upon which Securities of such series may be so redeemed, in whole or in part, at the option of the Issuer;

           (g) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of such series pursuant to any mandatory or optional redemption provision and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations and any sinking fund or other analogous fund or provision relating thereto;

           (h) the capitalized interest requirement, if any (including how any amounts in any additional capitalized interest fund in respect of such capitalized interest requirement are to be applied), and any debt service reserve requirement, if any, with respect to the Securities of such series;

          (i) if other than denominations of $1,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of such series shall be issuable;

           (j) the restrictions or limitations, if any, on the transfer or exchange of the Securities of such series;

           (k) any requirements that the Issuer issue a new series of Securities registered under the Securities Act in exchange for the Securities of such series;

           (l) any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to the Securities of such series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein with respect to the Securities of other series, any change in the right of the Trustee or Holders to declare the principal of, and premium, if any, and interest on, the Securities of such series due and payable and any additions to the definitions currently set forth in this Indenture;

           (m) if applicable, a designation of the use of the proceeds of the Securities of such series;

           (n)   any other terms of the Securities of such series
     (which terms shall not be inconsistent with the provisions of this Indenture).

            SECTION II.4 Authentication and Delivery of Securities. Subject to Section 2.3, at any time and from time to time after the execution and delivery of this Indenture, the
Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, and the Trustee shall thereupon authenticate and make available for delivery such Securities in accordance with such Issuer Order, without any further action by the Issuer. No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication, in the form provided for herein, executed by the Trustee by the manual signature of any Authorized Signatory, and such certificate upon any Securities shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered thereunder. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 10.1) shall be fully protected in relying upon:

           (a) an executed Series Supplemental Indenture with respect to the Securities of such series;

             (b)     Officer's   Certificates   of   the   Issuer
     (i) certifying as to resolutions of the Board of Directors of the Issuer by or pursuant to which the terms of the Securities of such series were established, and
     (ii) certifying that all conditions precedent under this Indenture to the Trustee's authentication and delivery of such Securities have been complied with;

           (c) an Opinion of Counsel to the effect that (i) the form or forms and the terms of such Securities have been established by a Series Supplemental Indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture, (ii) the Securities of such series, when authenticated and made available for delivery by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, and (iii) the requirements of the Securities Act and the Trust Indenture Act have been complied with in connection with the execution and delivery of the Series Supplemental Indenture and the authentication and issuance of the Securities of such series, except that such Opinion of Counsel may be qualified to the effect that the opinions required pursuant to clause (ii) above are subject to
     (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights and remedies generally and
     (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

           (d) such other documents and evidence with respect to the Issuer as the Trustee may reasonably request.

Prior  to  the  authentication  and  delivery  of  a  series   of
Securities,   the  Trustee  shall  receive  such  other   monies,
accounts, documents, certificates, instruments or opinions as may be required by the related Series Supplemental Indenture.

           Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such
Security   to  the  Trustee  for  cancellation  as  provided   in
Section 2.13 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

          SECTION II.5 Form. The definitive Securities shall be printed, lithographed, engraved, typewritten or photocopied or may be produced in any other manner, all as determined by the Authorized Representatives executing such Securities, as evidenced by their execution of such Securities.

     Except as indicated in the next succeeding paragraph or in a Series Supplemental Indenture, Securities shall be issued initially in the form of one or more permanent global Securities (each being herein called a "Global Security") deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, and each shall bear, the legend set forth on Exhibit A hereto. Subject to the limitations set forth in the applicable Series Supplemental Indenture, the principal amounts of the Global Securities may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

      Securities originally issued and sold in reliance on any exemption from registration under the Securities Act other than Rule 144A shall be issued, and Securities originally offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated bonds in registered form ("Physical Securities").

       The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, CUSIP or other numbers or other marks of identification and such legends or endorsements placed thereon as may be required by this
Article II or to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Authorized Representatives executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The Securities may also have set forth on the reverse side thereof a form of assignment and forms to elect purchase by the Issuer pursuant to Section 7.28.

            SECTION II.6 Execution and Authentication of Securities. The Securities shall be executed on behalf of the Issuer by its Chief Executive Officer, its President or one of its Executive Vice Presidents. The signature of any such officers on the Securities may be manual or facsimile.

           Upon receipt of a Issuer Order, the Trustee shall authenticate and make available for delivery Securities of the applicable series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination authorized hereunder.

           Securities bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of the Issuer, shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

           SECTION II.7 Temporary Securities. Upon original issuance of Securities of a series or pending the preparation of definitive Securities of any series, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and make available for delivery, Securities or temporary Securities, as the case may be, of such series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination authorized hereunder, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

           If temporary Securities of any series are issued, the Issuer will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer, for such purpose or at the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor, definitive Securities of such series of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

           SECTION II.8 Registration, Restrictions on Transfer and Exchange. (a) Registration, Transfer and Exchange. The Issuer shall cause to be kept at the corporate trust office of the Trustee or at the office of another Security Registrar a register which, subject to such reasonable regulations as the Issuer may prescribe and the requirements and restrictions on transfer set forth in this Section and Section 2.9, shall provide for the registration of Securities and for the registration of transfers and exchanges of Securities. This register is herein sometimes referred to as the "Security Register." The Trustee is hereby appointed as the initial "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

           If a Person other than the Trustee is appointed by the Issuer as Security Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Security Registrar and of the location, and any change in the location, of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon an officer's certificate executed on behalf of the Security Registrar as to the names and addresses of the Holders of the Securities and the principal amounts and numbers of such Securities.

            Subject  to  the  provisions  of  this  Section   and
Section 2.9, upon due presentation for registration of transfer of any Securities of any series at any such office, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the designated transferee or transferees a new Security or Securities of like tenor and of any authorized denomination and of a like aggregate principal amount.

           Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, be deemed to have agreed that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book-entry.

           Subject to this Section and Section 2.9, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of like tenor and of any authorized denominations and of a like aggregate principal amount. Securities to be exchanged shall be surrendered at any office or agency maintained by the Trustee for the purpose as provided in this Section 2.8 and the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, the Securities of the applicable series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Security Registrar or any transfer agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

           No service charge shall be required of any Holders participating in any transfer or exchange of Securities in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Sections 2.7, 8.6 or 12.6 not involving any transfer.

           The Security Registrar shall not be required (a) to issue, register the transfer of or exchange any Physical Security of any series during a period (i) beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Article VIII and ending at the close of business on the day of such mailing and (ii) beginning on the Regular Record Date for the Payment Date of any installment of principal of or payment of interest on the Securities of such series and ending on the Payment Date of such installment of principal or payment of interest or (b) to issue, register the transfer of or exchange any Physical Security so selected for redemption in whole or in part, except the unredeemed portion of any Security selected for redemption in part.

           Notwithstanding anything herein to the  contrary,  any
transfer  of  the  Securities of any series  may  be  subject  to
additional  restrictions,  if  any,  set  forth  in  the   Series
Supplemental Indenture relating to such series.

            (b) Private Placement Legend. Subject to the provisions of this Section and unless otherwise specified in the applicable Series Supplemental Indenture, all Securities shall bear the following legend (the "Private Placement Legend"):

     "THE [INSERT NAME OF SECURITY] (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE [INSERT NAME OF SECURITY] EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
     EACH PURCHASER OF THE [INSERT NAME OF SECURITY] EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE [INSERT NAME OF SECURITY] EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT: (A) SUCH [INSERT NAME OF SECURITY] MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE [INSERT NAME OF SECURITY] EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

              (i) Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Trustee shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (A) there is delivered to the Trustee an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (B) such Security has been sold pursuant to an effective registration statement under the Securities Act. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Trustee shall deliver Securities that do not bear the Private Placement Legend. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

           (ii) As a special condition to registration of transfer or exchange of any Securities involving removal of a Private Placement Legend (other than pursuant to an effective registration statement under the Securities Act), the Holder requesting such registration of transfer or exchange shall furnish the Opinion of Counsel called for by
     Section 2.8(b)(i). The following additional special conditions shall apply to the indicated types of transfers or exchanges:

                                (A)    Respecting  any  requested
               registration of transfer or exchange of Securities in the form of Physical Securities, such Physical Securities shall be accompanied, in the sole discretion of the Issuer, by the following additional information and documents, as applicable:

                                      (1)    if   such   Physical
                      Security   is   being  delivered   to   the
                      Security   Registrar  by   a   Holder   for
                      registration  in the name of  such  Holder,
                      without  transfer,  a  certification   from
                      such    Holder   to   that    effect    (in
                      substantially  the  form   of   Exhibit   B
                      hereto); or

                                      (2)    if   such   Physical
                      Security   is   being  transferred   to   a
                      Qualified    Institutional     Buyer     in
                      accordance   with  Rule  144A   under   the
                      Securities  Act,  a certification  to  that
                      effect   (in  substantially  the  form   of
                      Exhibit B hereto); or

                                      (3)    if   such   Physical
                      Security   is  being  transferred   to   an
                      institutional     Accredited      Investor,
                      delivery of a certification to that  effect
                      (in  substantially the form  of  Exhibit  B
                      hereto),   a  transferee  certificate   for
                      institutional Accredited Investors  in  the
                      form  of  Exhibit C hereto (the "Transferee
                      Certificate") and an Opinion of Counsel  to
                      the   effect  that  such  transfer  is   in
                      compliance with the Securities Act; or

                                      (4)    if   such   Physical
                      Security  is being transferred in  reliance
                      on    Regulation   S,   delivery    of    a
                      certification      to      that      effect
                      (substantially  in the form  of  Exhibit  B
                      hereto),  a  transferor  certificate   (the
                      "Transferor Certificate") for Regulation  S
                      Transfers  (substantially in  the  form  of
                      Exhibit   D  hereto)  and  an  Opinion   of
                      Counsel to the effect that such transfer is in compliance with the Securities Act; or

                                      (5)    if   such   Physical
                      Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                                      (6)    if   such   Physical
                      Security  is being transferred in  reliance
                      on  another exemption from the registration
                      requirements  of  the  Securities  Act,   a
                      certification    to   that    effect    (in
                      substantially  the  form   of   Exhibit   B
                      hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act.

                                (B)    Respecting  any  requested
               exchange of a Physical Security for a beneficial interest in a Global Security, such Physical Security shall be accompanied, in the sole discretion of the Issuer, by the following additional information and documents:

                                       (1)     a   certification,
                      substantially  in  the form  of  Exhibit  B
                      hereto,  that  such  Physical  Security  is
                      being    transferred   to    a    Qualified
                      Institutional Buyer; and

                                      (2)   written  instructions
                      directing the Security Registrar  to  make,
                      or  to  direct the Depository to  make,  an
                      endorsement  on  the  Global  Security   to
                      reflect   an  increase  in  the   aggregate
                      amount of the Securities represented by the Global Security;

                          whereupon the Trustee shall cancel such
               Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Security Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Security is then
               Outstanding, the Issuer shall issue and the Trustee shall upon Issuer Order authenticate a new Global Security in the appropriate amount.

                              (C)  Any Person having a beneficial
               interest in a Global Security may upon request to the Security Registrar exchange such beneficial interest for a Physical Security. Upon receipt by the Security Registrar of written instructions (or such other form of instructions as is customary for the Depository) from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Security Registrar of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Transfer Restricted Securities, the following additional information and documents:

                                      (1)    if  such  beneficial
                      interest  is  being  transferred   to   the
                      Person  designated  by  the  Depository  as
                      being     the    beneficial    owner,     a
                      certification  from  such  Person  to  that
                      effect   (in  substantially  the  form   of
                      Exhibit B hereto); or

                                      (2)    if  such  beneficial
                      interest   is   being  transferred   to   a
                      Qualified    Institutional     Buyer     in
                      accordance   with  Rule  144A   under   the
                      Securities  Act,  a certification  to  that
                      effect   (in  substantially  the  form   of
                      Exhibit B hereto); or

                                      (3)    if  such  beneficial
                      interest   is  being  transferred   to   an
                      institutional     Accredited      Investor,
                      delivery of a certification to that  effect
                      (substantially  in the form  of  Exhibit  B
                      hereto),   a  Transferee  Certificate   for
                      institutional Accredited Investors in the form of Exhibit C hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                                      (4)    if  such  beneficial
                      interest  is being transferred in  reliance
                      on    Regulation   S,   delivery    of    a
                      certification      to      that      effect
                      (substantially  in the form  of  Exhibit  B
                      hereto),   a  Transferor  Certificate   for
                      Regulation  S  Transfers (substantially  in
                      the  form  of  Exhibit  D  hereto)  and  an
                      Opinion of Counsel to the effect that  such
                      transfer   is   in  compliance   with   the
                      Securities Act; or

                                      (5)    if  such  beneficial
                      interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                                      (6)    if  such  beneficial
                      interest  is being transferred in  reliance
                      on  another exemption from the registration
                      requirements  of  the  Securities  Act,   a
                      certification    to   that    effect    (in
                      substantially  the  form   of   Exhibit   B
                      hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act,

                          then the Security Registrar will cause,
               in accordance with the standing instructions and procedures existing between the Depository and the Security Registrar, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Issuer will execute and, upon receipt of a Issuer Order, the Trustee will authenticate and deliver to the transferee a Physical Security. Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from Agent Members or otherwise, shall instruct the Security Registrar in writing. The Trustee shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

            SECTION II.9 Book-Entry Provisions for Global Securities. Each Global Security shall (i) be registered in the name of the Depository for such Global Security or the nominee of such Depository, (ii) delivered to the Trustee as custodian for such Depository and (iii) bear the legend set forth in Exhibit A hereto.

           Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Security, and the Depository may be treated by the Issuer, the Security Registrar, the Trustee and any agent of the Issuer, the Security Registrar or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Security Registrar, the Trustee or any agent of the Issuer, the Security Registrar or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

           Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of this Section and Section 2.8. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (a) the Depository notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Security and a successor depositary is not appointed by the Issuer within 90 days of such notice, (b) the Issuer determines not to have the Securities represented by the Global Security and notifies the Depository and the Security Registrar thereof, or (c) after the occurrence of an Event of Default with respect to a series of Securities, beneficial owners holding interests representing a majority of the principal amount of Securities of such series represented by a Global Security advise the Trustee through the Depository in writing that the continuation of the book-entry system with respect to the Securities of such series is no longer in such beneficial owners' best interests.

           In connection with the transfer of an entire Global Security to beneficial owners pursuant to this Section, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall upon Issuer Order authenticate and deliver, to each beneficial owner identified by the Depository, in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

           The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

           Notwithstanding  anything  to  the  contrary  in  this
Section 2.9, an applicable Series Supplemental Indenture may amend, modify or supplement the provisions of this Section 2.9 as to the Securities issued hereunder and thereunder.

           SECTION II.10 Mutilated, Destroyed, Lost and Stolen Securities. If (a) any mutilated Security is surrendered to the Trustee or the Issuer and the Security Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (b) there is delivered to the Issuer, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them and their agents harmless, then, in the absence of notice to the Issuer, the Security Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon the Issuer's written request by Issuer Order the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, and at the cost of the Holder of the Security, a new Security of the same series and of like tenor and principal amount bearing a number not then outstanding. If, after the delivery of such new Security, a bona fide purchaser of the original Security in lieu of which such new Security was issued presents for payment such original Security, the Issuer, the Security Registrar and the Trustee shall be entitled to recover such new Security from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and in any case shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Security Registrar or the Trustee in connection therewith.

            Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer, upon satisfaction of the conditions set forth in clauses (a) and (b) of the preceding paragraph may, instead of issuing a new Security, pay such Security.

           Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

           Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a contractual obligation of the Issuer and, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, shall be entitled to all the benefits and security of this Indenture, and the Collateral Documents equally and proportionately with any and all other Securities duly issued hereunder (subject to the rights of the Issuer specified in the last sentence of the first paragraph of this Section).

           The provisions of this Section are exclusive and shall
preclude  (to  the extent lawful) all other rights  and  remedies
with   respect  to  the  replacement  or  payment  of  mutilated, destroyed, lost or stolen Securities.

           SECTION II.11 Payment of Principal, Premium and Interest; Rights to Payments Preserved. Principal of, and premium (if any) and interest on, any Security that is payable, and punctually paid or duly provided for, at any Stated Maturity or any applicable Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such payment. All payments relating to the Securities of any series shall be made at the Place or Places of Payment for the Securities of such series, or by check mailed on the applicable Payment Date, or in another manner or manners if so provided in the Series Supplemental Indenture creating the Securities of such series, except for the final installment of principal payable with respect to a Security, which shall be payable as provided in
Section 8.5 (in the case of Securities redeemed or prepaid) or (in the case of Securities matured) upon presentation and surrender of such Security at the Place of Payment.

           Any amount in respect of any Security of any series that is payable, but is not punctually paid or duly provided for, on the related Payment Date shall forthwith cease to be payable to the Holder of such Security on the relevant Regular Record Date and such defaulted amount may be paid by the Issuer as provided below:

           The Issuer may elect to make payment of all or any portion of such defaulted amount to the Person in whose name such Security (or its Predecessor Security) is registered at the close of business on a Special Record Date for the payment of such defaulted amount, which shall be fixed by the Issuer in the following manner. At least twenty (20) days prior to the date of proposed payment the Issuer shall notify the Trustee and the Paying Agent in writing of the Special Record Date and the aggregate defaulted amount proposed to be paid on each Security of such series and the date of the proposed payment, and concurrently there shall be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such aggregate defaulted amount or there shall be made arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted amount as provided in this paragraph. The Special Record Date for the payment of such defaulted amount shall not be more than fifteen (15) nor less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly, in the name and at the expense of the Issuer, cause notice of the proposed payment of such defaulted amount and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of a Security of such series at his address as it appears in the Security Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such defaulted amount and the Special Record Date therefor having been mailed as aforesaid, such defaulted amount shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered on such Special Record Date.

           Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to receive unpaid amounts of principal, premium (if any), and accrued interest that were carried by such other Security.

           SECTION  II.12   Persons Deemed  Owners.   Subject  to
Section 2.11, prior to due presentment of a Security for registration of transfer, the Person in whose name any Security is registered shall be deemed to be the owner of such Security for the purpose of receiving payment of principal of, premium (if any), and interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, regardless of any notice to anyone to the contrary.

             SECTION II.13 Cancellation. All Securities surrendered for payment, any mandatory or optional redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed and certification of their destruction shall be delivered to the Issuer.

           SECTION  II.14   Dating of Securities; Computation  of
Interest.    Except   as  otherwise  provided   in   the   Series
Supplemental Indenture relating to the Securities of a series:

           (a) Each Security of a series shall be dated the date of its authentication.

          (b) Interest on the Securities of such series shall be computed on the basis of a 360-day year consisting of twelve
     30-day months.

           SECTION II.15 Source of Payments Limited; Rights and Liabilities of the Issuer. All payments of principal and interest and any other payments to be made in respect of the Securities and this Indenture shall be made only from the revenues and assets of (i) the Issuer and (ii) the Collateral, the payments therefrom and the income and proceeds received by the Trustee therefrom. Each Holder, by its acceptance of a Security, agrees that (a) the Trustee shall not be liable to any Holder for any amounts payable under any Security or for any liability under this Indenture and (b) recourse shall be otherwise limited in accordance with Article V.

           SECTION II.16 Allocation of Principal and Interest. Each payment of principal of and premium, if any, and interest on each Security shall be applied, first, to the payment of accrued but unpaid interest on such Security (including any interest on overdue principal or, to the extent permitted by applicable Government Rule, overdue interest) to the date of such payment and second, to the payment of the principal amount of such
Security   then   due  (including  any  overdue  installment   of
principal) thereunder.

          SECTION II.17 Parity of Securities. All Securities of a series issued and Outstanding hereunder rank on a parity with each other Security of the same series and with all Securities of each other series and each Security of a series shall constitute senior indebtedness of the Issuer and, except as set forth below in this Section 2.17, shall be secured equally and ratably by this Indenture and the Collateral Documents with each other Security of the same series and with all Securities of each other series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and, except as set forth below in this
Section 2.17, each Security of a series shall be entitled to the same benefits and security in this Indenture and the Collateral Documents as each other Security of the same series and with all Securities of each other series. The Senior Secured Notes Debt Service Fund, the Senior Secured Notes Debt Service Reserve Fund, the Luannan Facility Construction Fund, the Senior Secured Notes Capitalized Interest Fund, the Luannan Facility Restoration Fund, the Pan-Western Revenue Fund, the Pan-Western Operating Fund, the Pan-Western Equity Distribution Fund, the Pan-Sino Fund, the Subaccounts and all cash, payments, moneys, instruments, securities and investments held from time to time therein shall be for the exclusive use and benefit of the Holders of the Senior Secured Notes and, accordingly, shall not secure or otherwise benefit any other Securities or the Holders thereof.

          SECTION II.18 References to Interest Deemed to Include Liquidated Damages and Additional Amounts. References in this Indenture to interest on any Security shall be deemed to include any Liquidated Damages and any Additional Amounts payable in respect of such Security.


                          ARTICLE III

             APPOINTMENT OF TRUSTEE AS DEPOSITARY
       AGENT AND COLLATERAL AGENT; ESTABLISHMENT OF FUNDS

           SECTION III.1 Acceptance of Appointment of Trustee as Depositary Agent and Collateral Agent. (a) The Trustee is
hereby appointed and agrees to act as depositary agent and collateral agent under this Indenture and the Collateral Documents and to accept all securities, cash, payments, other amounts and Dollar Permitted Investments to be delivered to or held by the Trustee pursuant to the terms of this Indenture and the Collateral Documents. The Trustee shall hold and safeguard the Collateral during the term of this Indenture and shall treat the cash, instruments and securities in the Collateral as moneys, instruments and securities pledged by the Issuer to the Trustee on behalf of the Holders to be held in the custody of the Trustee, in trust in accordance with the provisions of this Indenture and the Collateral Documents. In performing its functions and duties under this Indenture, the Trustee shall act solely as agent for the Holders and, except in such capacity, does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Issuer.

          (b) The Issuer shall not have any rights against or to moneys held in the Funds, as third party beneficiary or otherwise, except the right to receive or make requisitions of moneys held in the Funds, as permitted by this Indenture, and to direct the investment of moneys held in the Funds as permitted by
Section 4.13.

           (c) All Funds shall be under the exclusive dominion and control of the Trustee. Except as expressly provided herein, the Issuer and any Affiliate thereof shall not have any right to withdraw monies from any Fund. The Issuer hereby irrevocably authorizes the Trustee to deposit monies into, and withdraw and transfer monies from, each Fund in accordance with the terms of this Indenture.

           (d) Notwithstanding any provision to the contrary in the Collateral Documents or the other Transaction Documents to which it is a party, the Trustee shall not have any duties or responsibilities regarding the Collateral, except those expressly set forth in this Indenture, the Collateral Documents and the other Transaction Documents to which it is a party, or any fiduciary relationship with any Holder of Securities, and no implied covenants, functions or responsibilities shall be read into this Indenture, the Collateral Documents or the other Transaction Documents to which it is a party or otherwise exist against the Trustee.

           (e) The Trustee will give notices to the Holders of Securities of any action taken by it to enforce its rights under any Collateral Document or any other Transaction Document to which it is a party; such notice shall be given prior to the taking of such action unless the Trustee determines upon advice of counsel that failure to take immediate action would be detrimental to the interests of the Holders of Securities in which event such notice shall be given promptly after the taking of such action.

            SECTION III.2 Security Interest. As collateral security for the prompt and complete payment and performance when due of all its obligations with respect to the Securities, the Issuer has, pursuant to the Collateral Documents, pledged, assigned, hypothecated and transferred to the Trustee for the benefit of the Holders of all Securities, and hereby grants to the Trustee for the benefit of the Holders of all Securities, a first-priority Lien on, and security interest in and to, the
Issuer Revenue Fund, the Issuer Operating Fund, the and the Issuer Equity Distribution Fund and (b) all cash, payments, moneys, instruments, securities and investments held therein. As additional collateral security for the prompt and complete payment and performance when due of all its obligations with respect to the Senior Secured Notes, the Issuer, has, or the
Issuer  has  caused its relevant Subsidiary to, pursuant  to  the
Collateral Documents, pledged, assigned, hypothecated and transferred to the Trustee for the benefit of the Holders of the Senior Secured Notes only, and hereby grants to the Trustee for the benefit of the Holders of the Senior Secured Notes only, a first-priority Lien on, and security interest in and to, (i) the Senior Secured Notes Capitalized Interest Fund, the Luannan Facility Construction Fund, the Senior Secured Notes Debt Service Fund, the Senior Secured Notes Debt Service Reserve Fund, the Luannan Facility Restoration Fund, the Pan-Western Revenue Fund, the Pan-Western Operating Fund, the Pan-Western Equity Distribution Fund, the Pan-Sino Fund and each Subaccount and (ii) all cash, payments, moneys, instruments, securities and investments held therein. Each Fund and each Subaccount shall at all times be in the exclusive possession of, and under the exclusive domain and control of, the Trustee.

          SECTION III.3  Establishment of Funds and Sub-Accounts.
The Issuer shall establish with the Trustee twelve (12) special, segregated trust accounts (collectively, the "Funds"), to be named as follows:

           (a)   Panda  Global  Energy --  Revenue  (the  "Issuer
Revenue Fund");

           (b)   Panda  Global Energy -- Operating  (the  "Issuer
     Operating Fund");

           (c)   Panda Global Energy -- Distribution (the "Issuer
     Equity Distribution Fund");

           (d)   Panda Global Energy -- Senior Secured Notes Debt
     Service (the "Senior Secured Notes Debt Service Fund");

           (e)   Panda Global Energy -- Senior Secured Notes Debt
     Service  Reserve  (the "Senior Secured  Notes  Debt  Service
     Reserve Fund");

           (f)   Panda  Global  Energy --  Senior  Secured  Notes
Capitalized  Interest  (the  "Senior  Secured  Notes  Capitalized
Interest Fund");

           (g)  Panda Global Energy -- Construction (the "Luannan
     Facility Construction Fund");

           (h)   Panda Global Energy -- Restoration (the "Luannan
     Facility Restoration Fund");

           (i)   Pan-Western -- Revenue (the "Pan-Western Revenue
     Fund");

            (j)    Pan-Western  --  Operating  (the  "Pan-Western
Operating Fund");

           (k)   Pan-Western  -- Distribution  (the  "Pan-Western
     Equity Distribution Fund"); and

          (l)  Pan-Sino (the "Pan-Sino Fund").

The Trustee shall establish the following sub-accounts within the following Funds (collectively, the "Subaccounts"), to be named as follows:

            (i)   within  the Senior Secured Notes  Debt  Service
     Fund, (1) Panda Global Energy -- Principal (the "Senior Secured Notes Principal Account") and (2) Panda Global Energy -- Interest (the "Senior Secured Notes Interest Account");

            (ii)   within the Luannan Facility Construction Fund,
     Luannan Facility -- Construction Completion (the "Completion
     Sub-Account");

            (iii) within the Pan-Western Equity Distribution Fund, (1) Pan-Western -- Pan-Sino Distribution (the "Pan-Sino Distribution Account") and (2) Pan-Western -- Chinamac Distribution (the "Chinamac Distribution Account"); and

            (iv)   within the Pan-Sino Fund, (1) Pan-Sino --  NDR
     Distribution (the "NDR Distribution Account") and  (2)  Pan-
     Sino   --  Issuer  Distribution  (the  "Issuer  Distribution
     Account").

The Trustee shall maintain the Funds and the Subaccounts at all times until the termination of this Indenture except that, if at any time no Senior Secured Notes remain Outstanding, the Trustee may upon written request of the Issuer terminate the Senior Secured Notes Capitalized Interest Fund, the Luannan Facility Construction Fund, the Senior Secured Notes Debt Service Fund, the Senior Secured Notes Debt Service Reserve Fund, the Luannan Facility Restoration Fund, the Pan-Western Revenue Fund, the Pan-Western Operating Fund, the Pan-Western Equity Distribution Fund, the Pan-Sino Fund and the Subaccounts and return all cash, payments, moneys, instruments, securities and investments held therein to the Issuer.

          All cash, payments, moneys, instruments, securities and investments from time to time held in each Fund or Subaccount shall be held (i) in the name of the Trustee and (ii) in the custody of the Trustee for the purposes and on the terms set forth in this Indenture. Additional funds and sub-funds may be established and created from time to time in accordance with this Indenture and any Series Supplemental Indenture.


                           ARTICLE IV

                           THE FUNDS

           SECTION IV.1 Issuer Revenue Fund. (a) The Issuer shall deliver (or cause to be delivered) to the Trustee as soon as practicable after receipt the following amounts for deposit in the Issuer Revenue Fund in accordance with this Section 4.1(a):
(i)  any and all revenues received by the Issuer from any source,
(ii) after the Luannan Commercial Operations Date (other than with respect to income from the investment of moneys in the Completion Sub-Account which income shall be returned to such account), any and all income from the investment of monies in any of the Issuer Funds, (iii) any and all proceeds from the payment by Pan-Western of amounts due under the Issuer Loan (except that prior to the Luannan Commercial Operation Date all payments received by the Issuer pursuant to the Issuer Loan Agreement shall be deposited into the Luannan Facility Construction Fund) and any and all other payments by Pan-Western to the Issuer, (iv) in the event that a Non-U.S. Permitted Project is developed, constructed or owned pursuant to the provisions of this Indenture, (A) any and all available revenues received from such Non-U.S. Permitted Project and (B) to the extent available, any and all Permitted Project Event Proceeds from any Non-U.S. Permitted Project and (v) all other amounts collected or received by the Trustee under the Collateral Documents. Additionally, unless transferred to the Luannan Facility Restoration Fund for the rebuilding, repair or restoration of the Luannan Facility, all Luannan Casualty Proceeds and Luannan Expropriation Proceeds will be deposited by the Joint Ventures directly into the Pan-Western Revenue Fund as a repayment of all or a portion of the Shareholder Loans and then transferred to the Issuer Revenue Fund whereupon the Issuer will segregate such amounts from all other amounts held in the Issuer Revenue Fund. The Issuer hereby agrees and confirms that it has irrevocably instructed Pan-Western to make all payments owing to the Issuer directly to the Trustee for deposit into the Issuer Revenue Fund. If, notwithstanding the foregoing, any amounts required to be deposited in the Issuer Revenue Fund are remitted directly to the Issuer (or any Affiliate of the Issuer), the Issuer shall (or shall cause any such Affiliate to) hold such payments in trust for the Trustee and shall promptly remit such payments to the Trustee for deposit in the Issuer Revenue Fund (or in such other Fund as provided for below), in the form received, with any necessary endorsements.

           (b) The Issuer hereby irrevocably authorizes the Trustee, on each Monthly Date, from the moneys then on deposit in the Issuer Revenue Fund, to make the transfers specified in an Officer's Certificate delivered to the Trustee at least two (2) days prior to such Monthly Date (or such fewer days in advance as may be acceptable to the Trustee) in the following order of priority:

           first, to the Issuer Operating Fund, the amount certified to be the excess (if any) of (i) the Issuer's good faith estimate of the aggregate amount payable by the Issuer prior to the next succeeding Monthly Date in respect of expenses incurred by the Issuer in connection with the ordinary course of its business (including expenses in connection with the Administrative Services Agreement) over
     (ii) the aggregate of the amounts previously transferred to the Issuer Operating Fund for the payment of such expenses and not so applied;

          second, to the Senior Secured Notes Interest Account of the Senior Secured Notes Debt Service Fund, the amount certified to be equal to the excess (if any) of (i) the interest on the Senior Secured Notes Outstanding that is due and payable on the first Interest Payment Date following the Capitalized Interest Expiration Date and, thereafter, on each Interest Payment Date falling on, or within six months after, such Monthly Date over (ii) the moneys then on deposit in such Senior Secured Notes Interest Account;

          third, to the Senior Secured Notes Principal Account of the Senior Secured Notes Debt Service Fund, the amount certified to be equal to the excess (if any) of (i) the sum of the principal of, and premium (if any) on, the Senior Secured Notes Outstanding that is due and payable on the Principal Payment Date falling on, or within six months after, such Monthly Date over (ii) the moneys then on deposit in such Senior Secured Notes Principal Account;

           fourth,  to  the  Senior Secured  Notes  Debt  Service
     Reserve Fund, the excess (if any) of (i) the Debt Service Reserve Requirement over (ii) the moneys then on deposit in the Senior Secured Notes Debt Service Reserve Fund; and

           fifth, to the Issuer Equity Distribution Fund, any balance remaining in the Issuer Revenue Fund.

           If an Event of Default shall have occurred and be continuing or in connection with any Monthly Date the Issuer shall have failed to deliver an Officers' Certificate setting forth the amounts to be transferred pursuant to clauses first through fifth above, then, based upon its own calculations, the Trustee shall make the transfers set forth in clauses second through fourth above only in accordance with the priorities indicated.

           Upon receipt of any cash proceeds resulting from liquidation of the Collateral, the Trustee shall, first, deposit such cash proceeds into the Issuer Revenue Fund, second, pay to itself the Trustee Claims then due and payable and, third, based upon its own calculations, make the transfers set forth in clauses second through fourth above in accordance with the priorities indicated.

           (c) In the event that the Issuer issues Securities hereunder after the date hereof and, in connection therewith, establishes, pursuant to a Series Supplemental Indenture, any additional debt service fund, debt service reserve fund, construction fund, capitalized interest fund or other similar funds, the initial funding of such additional funds shall be from the proceeds of the Securities issued pursuant to such Series Supplemental Indenture, if applicable. After the initial funding of such funds, priority and source of payment for such additional funds will be as follows:

             (i) if additional amounts are required to be transferred to any construction fund or capitalized interest fund, such amounts may only be transferred to such funds from amounts available in the Issuer Equity Distribution Fund as provided in such Series Supplemental Indenture or from amounts available from funds which are dedicated solely to the Project being constructed;

             (ii) amounts that are required to be transferred to any debt service fund will be withdrawn from the Issuer Revenue Fund and will be transferred ratably, on a parity with and only in proportion to the aggregate amount of principal and interest due on each class of Outstanding Securities with the amounts described above in clauses second and third of subsection (b) of this Section 4.1; and

            (iii) amounts that are required to be transferred to any debt service reserve fund will be withdrawn from the Issuer Revenue Fund and will be transferred ratably, on a parity with and only in proportion to the amount of additional contributions then required to be made to each such debt service reserve fund with the amount described above in clause fourth of subsection (b) of this Section 4.1.

           SECTION IV.2  Senior Secured Notes Debt Service  Fund.
(a) The Issuer hereby irrevocably authorizes the Trustee, from the moneys then on deposit in the Senior Secured Notes Interest Account of the Senior Secured Notes Debt Service Fund, to pay interest (including Liquidated Damages and Additional Amounts, if any) due and payable (whether at the stated maturity, call for redemption, by acceleration or otherwise) on the Senior Secured Notes.

           (b) The Issuer hereby irrevocably authorizes the Trustee, from the moneys then on deposit in the Senior Secured Notes Principal Account of the Senior Secured Notes Debt Service Fund to pay principal and premium, if any, due and payable (whether at the stated maturity, call for redemption, by acceleration or otherwise) on the Senior Secured Notes and to pay any deficiency in Senior Secured Notes Interest Account pursuant to Section 4.14.

           (c) In the event that, on any Monthly Date, after giving effect to all transfers required to be made on such date pursuant to Section 4.1(b), the moneys on deposit in the Senior Secured Notes Debt Service Fund exceed the moneys required to be on deposit therein on such Monthly Date pursuant to Section 4.1(b), on the next Monthly Date, prior to making transfers pursuant to Section 4.1(b), the Trustee shall transfer such excess moneys to the Issuer Revenue Fund.

          SECTION IV.3 Senior Secured Notes Debt Service Reserve Fund. (a) On the Closing Date, from the proceeds of the Offering, the Trustee will deposit $9,700,000 in the Senior Secured Notes Debt Service Reserve Fund as a reserve for payments on the Senior Secured Notes. Upon the Luannan Commercial Operation Date, the amount required to be on deposit in the Senior Secured Notes Debt Service Reserve Fund shall increase to the Debt Service Reserve Requirement. The Issuer hereby irrevocably authorizes the Trustee, as provided in Section 4.14 of this Indenture, to use the moneys in the Senior Secured Notes Debt Service Reserve Fund for the payment, when due and payable (whether at the Stated Maturity or upon redemption or by acceleration, or otherwise), of principal and premium, if any, or interest with respect to Senior Secured Notes.

           (b) On any Payment Date that amounts have been requisitioned in accordance with Section 4.14 and amounts are to be withdrawn from the Senior Secured Notes Debt Service Reserve Fund in accordance with this Indenture, the Trustee shall withdraw the moneys on deposit in the Senior Secured Notes Debt Service Reserve Fund and shall apply the moneys withdrawn from the Senior Secured Notes Debt Service Reserve Fund to the payments of such principal, premium, if any, or interest
(including Liquidated Damages and Additional Amounts, if any) then due and payable with respect to the Senior Secured Notes.

           (c) A determination as to the moneys held in the Senior Secured Notes Debt Service Reserve Fund and the then current Debt Service Reserve Requirement shall be made by the Issuer one day prior to each Payment Date and immediately following any withdrawal of amounts in the Senior Secured Notes Debt Service Reserve Fund pursuant to clause (b) above and
Section 4.14. As soon as practicable and in no event later than 15 days prior to each Payment Date, the Issuer shall deliver to the Trustee and the Company an Officer's Certificate setting forth such determination and the then current Debt Service Reserve Requirement and the Trustee and the Company shall confirm such determination and Debt Service Reserve Requirement. If such determination, as confirmed by the Trustee, indicates that the amount of the moneys held in the Senior Secured Notes Debt Service Reserve Fund exceeds the then current Debt Service Reserve Requirement, on the next succeeding Monthly Date prior to making the distributions pursuant to Section 4.1(b), the Trustee shall transfer such excess moneys held in the Senior Secured Notes Debt Service Reserve Fund to the Issuer Revenue Fund. If such determination, as confirmed by the Trustee, indicates that the amount of the moneys held in the Senior Secured Notes Debt Service Reserve Fund is less than the then current Debt Service Reserve Requirement, the Issuer shall immediately notify the Company of such insufficiency.

          SECTION IV.4 Senior Secured Notes Capitalized Interest Fund. (a) On the Closing Date, the Issuer shall deposit $48,122,778 in the Senior Secured Notes Capitalized Interest Fund. The Issuer hereby irrevocably authorizes the Trustee to, through and including the Capitalized Interest Expiration Date, use the moneys in the Senior Secured Notes Capitalized Interest Fund for the payment, when due and payable (whether at the Stated Maturity or upon redemption or by acceleration or otherwise), of interest on the Senior Secured Notes.

           (b) Through and including the Capitalized Interest Expiration Date, on any date that amounts of interest on the Senior Secured Notes are due and payable (or if such day is not a Business Day, then on the next Business Day), the Trustee shall withdraw the moneys on deposit in the Senior Secured Notes Capitalized Interest Fund and remit such moneys to the Holders of the Senior Secured Notes.

           (c) In the event that moneys in the Senior Secured Notes Capitalized Interest Fund exceeds the aggregate amount of the remaining interest payments on the Senior Secured Notes through and including the Capitalized Interest Expiration Date (as certified by a firm of independent certified public accountants of recognized national standing), the Trustee shall transfer such excess moneys from the Senior Secured Notes Capitalized Interest Fund to the Luannan Facility Construction Fund.

           (d) In the event that after the Capitalized Interest Expiration Date there are moneys remaining in the Senior Secured Notes Capitalized Interest Fund such excess moneys shall be utilized in the following manner: (i) if the Luannan Commercial Operation Date has not occurred, the Trustee shall transfer such excess moneys from the Senior Secured Notes Capitalized Interest Fund to the Luannan Facility Construction Fund, (ii) if the Luannan Commercial Operation Date recently occurred and the Issuer is required, pursuant to Section 4.5(f), to deposit moneys into the Completion Sub-Account, the Trustee shall transfer such excess moneys to the Completion Sub-Account and (iii) if the Luannan Commercial Operation Date has occurred and the Completion Sub-Account has been fully funded, the Trustee shall transfer such excess moneys to the Issuer Revenue Fund.

           SECTION IV.5 Luannan Facility Construction Fund. (a) After the deposit of the required funds into the Senior Secured Notes Capitalized Interest Fund and the Senior Secured Notes Debt
Service   Reserve  Fund  pursuant  to  Sections   4.4   and   4.3
respectively, and the payment of the expenses of the Offering, $6,688,956, the balance of the funds remaining from the proceeds of the Offering, $80,513,354, will be deposited into the Luannan
Facility  Construction  Fund  and  such  amount  (together   with
interest income received thereon, interest income received on the Issuer Funds (as described below in Section 4.13) and from Pan-Western under the Issuer Loan and other amounts received from Pan-Western prior to the Luannan Commercial Operation Date) will be used to make the Issuer Loan. Such funds will, prior to being lent to Pan-Western in accordance with the terms of the Issuer Loan, be invested in Dollar Permitted Investments pursuant to
Section 4.13.

           (b) Pursuant to the terms of this Indenture and the Issuer Loan Agreement, the principal amount of the Issuer Loan (and any and all interest income thereon (and on any of the
Issuer Funds pursuant to Section 4.13) prior to the Luannan Commercial Operation Date) after deposit into the Luannan Facility Construction Fund will be advanced to Pan-Western in installments commencing on or after the Closing Date and ending on the date on which the last Joint Venture has a payment obligation relating to the construction of the Luannan Facility (the "Funding Period"). Subject to the provisions of clauses
(c), (d), (e) and (f) below, moneys shall be disbursed from the Luannan Facility Construction Fund during the Funding Period only to, pursuant to the terms of this Indenture, the Issuer Loan Agreement and the Shareholder Loan Agreements, pay or reimburse Qualified Construction Costs.

           (c) Notwithstanding anything in clauses (a) and (b) above to the contrary, amounts may be disbursed from the Luannan
Facility Construction Fund only upon the receipt by the Trustee of the following documents:

                (i) on the first of each month a certificate from the Issuer, Pan-Western and the Luannan Facility Engineer (delivered at least once a month whether or not there is a disbursement pursuant to the Issuer Loan Agreement or the Shareholder Loan Agreements) to the effect that:

                          (A)   undisbursed funds in the  Luannan
          Facility Construction Fund (or other monies available to the Issuer, to the extent that such monies have been segregated in a dedicated account and a security interest in such account has been granted to the Trustee) together with any and all interest earned on the Issuer Funds and the Pan-Western Funds are reasonably expected to equal or exceed the amount necessary to pay all project costs in connection with final completion of the Luannan Facility;

                          (B)   the  Luannan  Facility  is  being
          constructed in accordance with the Luannan EPC Contract and the Approved Construction Budget and Schedule or, if applicable, an Approved Completion Plan (each such certificate, a "Luannan Facility Construction Schedule Certificate");

                           (C)    the   requested   payments   or
          reimbursements are Qualified Construction Costs;

                (ii) a current construction progress report and requisition certificate from the Issuer and Pan-Western specifying project costs that are due and payable or that are reasonably expected to be due and payable within the next 30 days; and

                (iii) an officer's certificate from the Issuer and Pan-Western to the effect that: (a) no Event of Default has occurred and is continuing; (b) no event of default pursuant to the Issuer Loan Agreement has occurred and is continuing; (c) no Event of Default pursuant to the Shareholder Loan Agreements has occurred and is continuing; and (d) the representations and warranties in the Issuer Loan Agreement and the Shareholder Loan Agreements are true and correct in all material respects on the date thereof as if made on such date, except as affected by the consummation of the transactions contemplated thereby or to the extent relating solely to an earlier date.

           (d) Notwithstanding anything in clause (c) above to the contrary, prior to disbursing from the Luannan Facility Construction Fund more than $15,000,000 in the aggregate, the Trustee shall have received a certificate from the Issuer and Pan-Western certifying that the transfer of land from the County Partners to the relevant Joint Venture has taken place and has been legally recognized and recorded in accordance with PRC law.

           (e)  Notwithstanding anything in clauses (a), (b)  and
(c) above, at any time, if (i) the Issuer and Pan-Western shall deliver an officer's certificate certifying that (A) there does not exist as of the date of such certificate a Shareholder Loan Agreement Event of Default, (B) all amounts required to be paid as of such date under the Luannan Project Documents have been paid and (C) the amount in the Luannan Facility Construction Fund and estimated income on all Issuer Funds and the Pan-Western Funds through the anticipated Luannan Commercial Operation Date exceed by an amount specified in such certificate all reasonably foreseeable expenses (including an appropriate contingency) in connection with final completion of the Luannan Facility other than the unreimbursed development costs paid to third parties incurred by Affiliates of the Issuer in connection with the Luannan Facility and (ii) the Luannan Facility Engineer shall deliver a certificate to the same effect as clause (e)(i)(C) of this Section 4.5, the Senior Secured Notes Trustee shall transfer to the Issuer Equity Distribution Fund the lesser of (1) such excess and (2) such unreimbursed third-party costs. Notwithstanding anything herein or in any Transaction Document to the contrary, (i) the aggregate amount of moneys transferred to the Issuer Equity Distribution Account for unreimbursed third-party costs prior to the Closing Date may not exceed $7,396,707 and (ii) no funds shall be paid to any Affiliate of the Issuer as a reimbursement for development costs incurred prior to the date of this Indenture except pursuant to this clause and the Development Services Agreement.

           (f) Upon completion of the Luannan Facility, (i) the Issuer and Pan-Western shall deliver an officer's certificate certifying that (a) the Luannan Commercial Operation Date has occurred, (b) there does not exist as of the date of such certificate a Shareholder Loan Agreement Event of Default, (c) all amounts required to be paid as of such date under the Luannan Project Documents have been paid and (d) an amount has been set aside in the Completion Sub-Account sufficient to pay all reasonably foreseeable expenses in connection with the completion of the Luannan Facility, and (ii) the Luannan Facility Engineer shall deliver a certificate certifying that the Luannan Commercial Operation Date has occurred and that the amount available in the Completion Sub-Account is sufficient to pay all reasonably foreseeable expenses in connection with the completion of the Luannan Facility. If, upon the occurrence of the events described in clauses (i) and (ii) in the immediately preceding sentence, excess funds remain in the Luannan Facility Construction Fund due to the Luannan Facility Construction Cost being less than the Projected Luannan Facility Construction Cost, the Issuer shall, first, fund any deficits in the Issuer Funds and second, if any excess funds are remaining and the amount of such excess funds equals or exceeds $1,000,000, be obligated to make a Mandatory Redemption Offer pursuant to Section 2.5(c)(ii) of the First Supplemental Indenture. In the event that there are excess funds following completion of such Mandatory Redemption Offer or in the event there are excess moneys and no Mandatory Redemption Event is required, such funds shall be transferred to the Issuer Revenue Fund.

          SECTION IV.6 Issuer Operating Fund. The Issuer hereby irrevocably authorizes the Trustee, from the moneys then on deposit in the Issuer Operating Fund, (a) to make the transfers in respect of expenses incurred by the Issuer in connection with the Administrative Services Agreement and in the ordinary course of its business specified in an Officer's Certificate delivered to the Trustee at least two (2) days prior to the date on which such transfers are to be made (or such fewer days in advance as may be acceptable to the Trustee) and (b) to cure any deficiency remaining in an Issuer Fund on any Payment Date after giving effect to any transfer made on such date pursuant to Section 4.14.

           SECTION IV.7 Issuer Equity Distribution Fund. (a) The Issuer hereby irrevocably authorizes the Trustee, from the moneys then on deposit in the Issuer Equity Distribution Fund,
(i)   to pay any deficiency in an Issuer Fund pursuant to Section
4.14 and (ii) to make a transfer to the Issuer (including for payments under the Development Services Agreement) of the amount specified in an Officer's Certificate delivered to the Trustee at least two (2) days prior to any Monthly Date.

           (b)   Each  Officer's  Certificate  delivered  to  the
Trustee pursuant to clause (a) of this Section 4.7 requesting a transfer of moneys on deposit in the Issuer's Equity Distribution
Fund shall contain certifications as follows:

                       (i)   no  Event  of Default  or  event  of
          default  pursuant to any of the Issuer Loan  Agreement,
          the   Company   Indenture  or  the   Shareholder   Loan
          Agreements has occurred and is continuing;

                      (ii)  the representations and warranties in
          this Indenture, the Issuer Loan Agreement and the Shareholder Loan Agreements are true and correct in all material respects on the date thereof as if made on such date, except as affected by the consummation of the transactions contemplated thereby or to the extent relating solely to an earlier date;

                       (iii)   that  the Issuer  is,  and,  after
          giving  effect  to  the  transfer  requested  in   such
          certificate, will be, in compliance with any applicable requirement of Section 7.11;

                       (iv)   the  amount in the  Senior  Secured
          Notes Debt Service Reserve Fund plus the amount in the Company's Notes Guarantee Service Reserve Fund equals or exceeds the Debt Service Reserve Requirement;

                        (v)    if   the   Officer's   Certificate
          requesting a transfer relates to a transfer in connection with a payment pursuant to the Development Services Agreement, such certificate contains an accounting of the costs being reimbursed and to which Project such costs are to be allocated; and

                        (vi)    if   the  Officer's   Certificate
          requesting a transfer relates to a transfer in connection with the project development activities of the Issuer, such certificate contains an accounting of the costs being paid and to which Project such costs are to be allocated.

           SECTION IV.8 Luannan Facility Restoration Fund. (a) In the event that pursuant to Section 2.6(a) of the First Supplemental Indenture hereto, the Issuer has determined to rebuild, repair or restore the Luannan Facility to permit operation of all or a portion of the Luannan Facility on a Commercially Feasible Basis, upon delivery to the Trustee of an Officer's Certificate certifying that the Luannan Facility will be rebuilt, repaired or restored to permit operation of all or a portion of the Luannan Facility on a Commercially Feasible Basis, the Trustee shall withdraw and transfer the Luannan Casualty Proceeds or Luannan Expropriation Proceeds, as the case may be, and the related repayments of the Issuer Loan and the Shareholder Loans segregated in the Issuer Revenue Fund to the Luannan Facility Restoration Fund. Amounts held in the Luannan Facility Restoration Fund shall be applied solely for the payment of the costs of rebuilding, repair or restoration of the Luannan Facility as set forth below. If the amount initially deposited in the Luannan Facility Restoration Fund with respect to any Luannan Event of Loss or Luannan Expropriation Event, as the case may be, exceeds $500,000 per Luannan Event of Loss or Luannan Expropriation Event, the Issuer shall deliver to the Trustee (x) a restoration budget (the "Restoration Budget") prepared by the Issuer identifying all costs reasonably anticipated to be incurred in connection with the rebuilding, repair or restoration, together with a statement of uses of proceeds of the Luannan Facility Restoration Fund and any other moneys necessary to complete the rebuilding, repair or restoration and (y) a restoration progress payment schedule (the "Restoration Progress Payments Schedule") for the projected requisitions to be made from the Luannan Facility Restoration Fund based on the percentage of rebuilding, repair or restoration completed. As provided for in Section 2.6 of the First Supplemental Indenture, the Luannan Facility Engineer shall be required to certify that the decision of the Issuer to rebuild and that the Restoration Budget and Restoration Progress Payments Schedule is reasonable and achievable. Any revision to a Restoration Budget or a Progress Payments Schedule shall be accompanied by a certificate from the Luannan Facility Engineer certifying to such revisions in the same manner as the Luannan Facility Engineer is required to certify such documents initially (as described in Section 2.6 of the First Supplemental Indenture).

           (b) Before any withdrawal and transfer may be made from the Luannan Facility Restoration Fund, there shall be filed with the Trustee with respect to each Disbursement Date:

              (i) a requisition from the Issuer (a "Restoration Requisition"), dated not more than two (2) days prior to such Disbursement Date as set forth therein on which such withdrawal and transfer is requested to be made, signed by an Authorized Representative of the Issuer; and

             (ii) if the amount of Luannan Casualty Proceeds or Luannan Expropriation Proceeds, as the case may be, and the related repayments of the Issuer Loan and the Shareholder Loans initially deposited in the Luannan Facility Restoration Fund with respect to any Luannan Event of Loss or Luannan Expropriation Event, as the case may be, exceeds $500,000, a certificate of an Authorized Representative of the Luannan Facility Engineer dated not more than two (2) days prior to the Disbursement Date approving of the withdrawal and transfer requested to be made certifying (A) that the Luannan Facility is being restored in accordance with the Restoration Budget and the Restoration Progress Payments Schedule and (B) undisbursed funds in the Luannan Facility Restoration (or other monies available to the Issuer, to the extent that such monies have been segregated in a dedicated account and a security interest in such account has been granted to the Trustee) are reasonably expected to equal or exceed the amount necessary to pay all costs in connection with the restoration of the Luannan Facility.

           (c) On the Disbursement Date referred to in Section 4.8(b) following receipt of the documents described in Sections 4.8(b)(i) and (ii) above, the Trustee shall withdraw and transfer from the Luannan Facility Restoration Fund and shall remit to the Joint Ventures the amount set forth in the Restoration Requisition, and thereafter the Joint Ventures shall remit to the applicable payees any amounts the Joint Ventures receive.

           (d) Upon completion of any rebuilding, repair or restoration of the Luannan Facility, there shall be filed with the Trustee (i) an Officer's Certificate certifying the completion of the rebuilding, repair or restoration of the Luannan Facility and the amount, if any, required in its opinion to be retained in the Luannan Facility Restoration Fund for the payment of any remaining costs of rebuilding, repair or restoration not then due and payable or the liability for payment which is being contested or disputed by the Issuer or any of the Joint Ventures and for the payment of reasonable contingencies following completion of the rebuilding, repair or restoration and
(ii)  if  the  amount  of Luannan Casualty  Proceeds  or  Luannan
Expropriation Proceeds, as the case may be, and the related repayments of the Issuer Loan and the Shareholder Loans initially deposited in the Luannan Facility Restoration Fund in respect of such Luannan Event of Loss or Luannan Expropriation Event, as the case may be, exceeded $500,000, a certificate of an Authorized Representative of the Luannan Facility Engineer stating that completion of the rebuilding, repair or restoration of the Luannan Facility has occurred and concurring with the amounts to be retained in the Luannan Facility Restoration Fund. Upon receipt of the documents described in Sections 4.8(b)(i) and (ii) above and clauses (i) and (ii) hereof, the Trustee shall transfer the amount, if any, remaining in the Luannan Facility Restoration Fund in excess of the amounts, if any, to remain in the Luannan Facility Restoration Fund as stated in the Officer's Certificate, first, to the Issuer to the extent of any amounts the Issuer has expended in connection with such rebuilding, repair or restoration (as set forth in such Officer's Certificate) and not previously reimbursed and second, segregate the remainder in the Luannan Facility Restoration Fund from any other amounts therein and if such amount exceeds $2,500,000, the Trustee shall transfer such moneys so segregated to the Issuer Revenue Fund no later than one Business Day prior to the Redemption Date, as instructed by the Issuer Order delivered by the Issuer to the Trustee, for the redemption of the Senior Secured Notes outstanding in whole or in part in accordance with the Article VIII and Section 2.5(b) of the First Supplemental Indenture. If the remaining amount segregated in the Luannan Facility Restoration Fund is less than $2,500,000, the Trustee shall transfer such amount, first, to the Senior Secured Notes Debt Service Reserve Fund until the amounts held in such fund equals the then current Debt Service Reserve Requirement, and second, to the Issuer Revenue Fund. Thereafter, upon receipt of an Officer's Certificate certifying payment of all costs of rebuilding, repair or restoration of the Luannan Facility and a certificate of an Authorized Representative of the Luannan Facility Engineer concurring with such certification, the Trustee shall transfer any amounts remaining in the Luannan Facility Restoration Fund pursuant to Section 4.8(d)(i) above in the same order and manner as described in the immediately preceding sentence.

           SECTION IV.9 Pan-Western Revenue Fund. (a) The Issuer shall cause Pan-Western to deliver (or cause to be delivered) to the Trustee as soon as practicable after receipt the following amounts for deposit in the Pan-Western Revenue Fund in accordance with this Section 4.9: (i) any and all revenues and other moneys received by Pan-Western from any source, (ii) income from the investment of monies in the Pan-Western Revenue Fund, the Pan-Western Operating Fund and the Pan-Western Equity Distribution Fund, (iii) proceeds from the payment by the Joint Ventures of amounts due under the Shareholder Loans, (iv) proceeds from payments received by Pan-Western on its business interruption insurance policies maintained by it with respect to the Joint Ventures and (v) distributions from the Joint Ventures to Pan-Western.

           (b) The Issuer, on Pan-Western's behalf, hereby irrevocably authorizes the Trustee, on each Monthly Date, from the moneys then on deposit in the Pan-Western Revenue Fund, to make the transfers specified in an Officer's Certificate delivered to the Trustee at least two (2) days prior to such Monthly Date (or such fewer days in advance as may be acceptable to the Trustee) in the following order of priority:

           first, to the Pan-Western Operating Fund, the amount certified to be the excess (if any) of (i) Pan-Western's good faith estimate of the aggregate amount payable by Pan-Western prior to the next succeeding Monthly Date in respect of expenses incurred by Pan-Western in connection with the ordinary course of its business (including expenses in connection with the Administrative Services Agreement) over
     (ii) the aggregate of the amounts previously transferred to the Pan-Western Operating Fund for the payment of such expenses and not so applied;

          second, to the payment of interest due and payable with respect to the Issuer Loan, to the extent then due or to become due during the next month;

          third, to the payment of principal and premium, if any, payable with respect to the Issuer Loan, to the extent then due or to become due during the next month;

          fourth, until such time as the Issuer Loan is repaid in full, to the prepayment of principal and premium, if any, and interest (to the extent not accounted for in clause second above) with respect to the Issuer Loan, to the extent amounts are available to make such prepayments; and

          fifth, to the Pan-Western Equity Distribution Fund, any remainder.

          SECTION IV.10 Pan-Western Operating Fund. The Issuer, on Pan-Western's behalf, hereby irrevocably authorizes the Trustee, from the moneys then on deposit in the Pan-Western Operating Fund, (a) to make the transfers in respect of expenses incurred by Pan-Western in connection with the Administrative Services Agreement and in the ordinary course of its business specified in an Officer's Certificate delivered to the Trustee at least two (2) days prior to the date on which such transfers are to be made (or such fewer days in advance as may be acceptable to the Trustee) and (b) to cure any deficiency remaining in a Fund on any Monthly Date after giving effect to any transfer made on such date pursuant to Section 4.14.

           SECTION  IV.11  Pan-Western Equity Distribution  Fund.
The   Issuer,   on   Pan-Western's  behalf,  hereby   irrevocably
authorizes the Trustee, from the moneys then on deposit in the Pan-Western Equity Distribution Fund, to pay any deficiency in a fund pursuant to Section 4.14. Amounts deposited in the Pan-Western Equity Distribution Fund shall be allocated among the Pan-Sino Distribution Account and the Chinamac Distribution Account in accordance with the equity interests of Pan-Sino and Chinamac in Pan-Western. Pursuant to the April 11, 1997 Pan-Western Shareholders' Agreement, the shareholders of Pan-Western have agreed to cause Pan-Western to declare distributions from the sub-funds immediately upon the availability of funds for such purposes.

           SECTION IV.12 Pan-Sino Fund. (a) The Issuer, on Pan-Western's behalf, hereby irrevocably authorizes the Trustee to deposit all distributions pursuant to an Officer's Certificate to
Pan-Sino   from  Pan-Western  in  the  Pan-Sino  Fund.    Amounts
deposited in the Pan-Sino Fund shall be allocated among the NDR Distribution Account and the Issuer Distribution Account in accordance with the equity interests of NDR and the Issuer in Pan-
Sino.   Pursuant  to  the  Pan-Sino Shareholders  Agreement,  the
shareholders of Pan-Sino have agreed (i) to cause Pan-Sino to declare distributions immediately upon the availability of funds for such purposes, (ii) that monies on deposit in the NDR Distribution Account shall be deemed distributed by Pan-Sino to NDR and (iii) NDR shall pledge all monies in the NDR Distribution Account to the Senior Secured Notes Trustee until such time as the Senior Secured Notes Trustee shall release such funds in accordance with the provisions described in clause (b) below.

            (b)    The  Issuer,  on  Pan-Sino's  behalf,   hereby
authorizes the Senior Secured Notes Trustee, on each Monthly Date after the Luannan Commercial Operation Date (or the next following business day), to transfer or segregate money, to the extent then available in the Issuer Distribution Account and the NDR Distribution Account. Amounts on deposit in the Issuer Distribution Account shall be transferred to the Issuer Revenue Fund. Amounts on deposit in the NDR Distribution Account shall only be released to NDR when and if (i) the Company is in compliance with the requirements of Section 7.11 of the Company Indenture and (ii) the Luannan Commercial Operation Date has occurred. Pursuant to the Pan-Sino Cash Collateral Agreement, the Trustee is authorized to pay any deficiency in a fund pursuant to Section 4.14.

           SECTION IV.13 Investment of Funds. (a) Monies held in any Fund created by or pursuant to this Indenture shall be invested and reinvested by the Trustee, as directed in writing by the Issuer, in Dollar Permitted Investments; provided, however, that at any time when an Event of Default shall have occurred and be continuing, the Trustee shall only select investments to be made by the Trustee in a manner such that, in the reasonable opinion of the Issuer, investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of the monies so invested.

           (b) In the event any Dollar Permitted Investments or other such investments allowed pursuant to clause (a) hereof are redeemed prior to the maturity thereof, the Trustee shall not be liable for any penalties relating thereto.

           (c) Any income or gain realized from Dollar Permitted Investments with respect to monies on deposit in any Fund shall be deposited, first, into the Fund from which the monies invested came, until the amount required to be held in such fund has been reached, and second, with respect to the Issuer Funds, if the Luannan Commercial Operation Date has not occurred, into the Luannan Facility Construction Fund and, if the Luannan Commercial Operation Date has occurred, into the Issuer Revenue Fund. With respect to the Pan-Western Operating Fund, the Pan-Western Revenue Fund and the Pan-Western Equity Distribution Fund any income and gain realized from Dollar Permitted Investments with respect to moneys on deposit in such funds shall be deposited into the Pan-Western Revenue Fund. With respect to the Pan-Sino Fund, any income or gain realized from Dollar Permitted Investments with respect to monies on deposit in such fund shall be re-deposited into such Fund. With respect to the Completion Sub-Account, any income or gain realized from Dollar Permitted Investments shall be deposited into the Completion Sub-Account. Any loss shall be charged to the applicable Fund. The Trustee shall not be liable for any such loss (including loss of principal), except to the extent caused by the gross negligence or willful misconduct of the Trustee.

           (d) Monies of any Fund that are invested in a Dollar Permitted Investment shall be deemed, for all purposes of this Indenture, to be on deposit in such Fund in an amount equal to the lesser of (i) the face amount of such Dollar Permitted Investment and (ii) the purchase price thereof. Accrued and unpaid interest or profit in any Dollar Permitted Investment shall not be deemed to be on deposit in any Fund until such interest or profit is actually paid and received by the Trustee, whereupon such interest or profit shall be deposited in the appropriate Fund.

          (e) The Issuer hereby expressly authorizes the Trustee to sell or make any transfer or withdrawal required or contemplated by this Indenture and neither the Trustee nor any Secured Party shall have any liability by reason of any loss suffered upon the sale or disposition of a Dollar Permitted Investment or on account of the fact that the proceeds realized upon any such sale or disposition were less than might otherwise have been obtainable, except to the extent caused by the gross negligence or willful misconduct of the Trustee.

           (f) Without limitation of the preceding sentence, if the Trustee shall receive instructions from an Authorized Representative of the Issuer regarding the sale or other disposition of Dollar Permitted Investment, then the Trustee shall make such sales and dispositions in accordance with such instructions before making any other necessary sales or dispositions.

          SECTION IV.14  Payment Deficiencies; Invasion of Funds.
(a) If, on any Payment Date with respect to the Senior Secured Notes, the moneys available to the Issuer in the Senior Secured Notes Interest Account is not sufficient to pay in full the interest (including Liquidated Damages and Additional Amounts, if any) with respect to the Senior Secured Notes, the Trustee shall obtain funds for the correction of such insufficiency by withdrawing moneys or notifying the Company Indenture Trustee and obtaining moneys from the Company Indenture Trustee (the Company Indenture Trustee shall provide such moneys pursuant to the terms of the Company Indenture and the Senior Secured Notes Guarantee) in the following manner and order or priority:

           first, by notifying the Company Indenture Trustee of such insufficiency and obtaining moneys for the correction of such insufficiency from the Company Indenture Trustee (the Company Indenture Trustee shall obtain such moneys by withdrawing moneys from the Notes Guarantee Interest Account of the Notes Guarantee Service Fund, until the balance therein is zero);

            second,  from  the  Senior  Secured  Notes  Principal
     Account, until the balance therein is zero;

           third, by notifying the Company Indenture Trustee of such continuing insufficiency and obtaining moneys for the correction of such insufficiency from the Company Indenture Trustee (the Company Indenture Trustee shall obtain such moneys by withdrawing moneys from the Notes Guarantee Principal Account of the Notes Guarantee Service Fund, until the balance therein is zero);

          fourth, from the Issuer Equity Distribution Fund, until the balance therein is zero;

           fifth, from the Pan-Western Equity Distribution Fund, until the balance therein is zero;

           sixth, by notifying the Company Indenture Trustee of such continuing insufficiency and obtaining moneys for the correction of such insufficiency from the Company Indenture Trustee (the Company Indenture Trustee shall obtain such moneys by withdrawing moneys from the Company Equity Distribution Fund, until the balance therein is zero);

           seventh,  from the Senior Secured Notes  Debt  Service
     Reserve Fund, until the balance therein is zero;

           eighth, by notifying the Company Indenture Trustee of such continuing insufficiency and obtaining moneys for the correction of such insufficiency from the Company Indenture Trustee (the Company Indenture Trustee shall obtain such moneys by withdrawing moneys from the Notes Guarantee Service Reserve Fund, until the balance therein is zero);

           ninth, from the Pan-Sino Fund, until the balance therein is zero;

           tenth, from the Pan-Western Operating Fund, until the balance therein is zero;

           eleventh, from the Issuer Operating Fund, until the balance therein is zero; and

           twelfth, by notifying the Company Indenture Trustee of such continuing insufficiency and obtaining such moneys for the correction of such insufficiency from the Company Indenture Trustee (the Company Indenture Trustee obtain such by withdrawing moneys from the Company Operating Fund, until the balance therein is zero).

          (b) If, on any Payment Date with respect to the Senior Secured Notes, the moneys available to the Issuer in the Senior Secured Notes Principal Account is not sufficient to pay in full the principal, and premium, if any with respect to the Senior Secured Notes, the Trustee shall obtain funds for the correction of such insufficiency by withdrawing moneys or notifying the Company Indenture Trustee and obtaining moneys from the Company Indenture Trustee (the Company Indenture Trustee shall provide such moneys pursuant to the terms of the Company Indenture and the Senior Secured Notes Guarantee) in the following manner and order or priority:

           first, by notifying the Company Indenture Trustee of such insufficiency and obtaining moneys for the correction of such insufficiency from the Company Indenture Trustee (the Company Indenture Trustee shall obtain such moneys by withdrawing moneys from the Notes Guarantee Principal Account of the Notes Guarantee Service Fund, until the balance therein is zero);

          second, from the Issuer Equity Distribution Fund, until the balance therein is zero;

           third, from the Pan-Western Equity Distribution Fund, until the balance therein is zero;

           fourth, by notifying the Company Indenture Trustee of such continuing insufficiency and obtaining moneys for the correction of such insufficiency from the Company Indenture Trustee (the Company Indenture Trustee shall obtain such moneys by withdrawing moneys from the Company Equity Distribution Fund, until the balance therein is zero);

           fifth,  from  the  Senior Secured Notes  Debt  Service
     Reserve Fund, until the balance therein is zero;

           sixth, by notifying the Company Indenture Trustee of such continuing insufficiency and obtaining moneys for the correction of such insufficiency from the Company Indenture Trustee (the Company Indenture Trustee shall obtain such moneys by withdrawing moneys from the Notes Guarantee Service Reserve Fund, until the balance therein is zero);

           seventh, from the Pan-Sino Fund, until the balance therein is zero;

           eighth, from the Pan-Western Operating Fund, until the balance therein is zero;

           ninth, from the Issuer Operating Fund, until the balance therein is zero; and

           tenth, by notifying the Company Indenture Trustee of such continuing insufficiency and obtaining such moneys for the correction of such insufficiency from the Company Indenture Trustee (the Company Indenture Trustee obtain such by withdrawing moneys from the Company Operating Fund, until the balance therein is zero).

           SECTION IV.15 Resignation and Removal of Project Engineer; Appointment of Successor; Payment of Fees and Expenses.
(a) In case at any time any Project Engineer shall fail to be independent (within the meaning specified in the definition of "Eligible Successor" in Appendix A) from the Issuer or any Affiliate of the Issuer or shall become incapable of acting or otherwise fails to perform the functions of the Project Engineer in the manner contemplated hereunder and under the other Transaction Documents or shall be adjudged bankrupt or insolvent or a receiver is appointed, or any public officer shall take charge or control of such Project Engineer or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may (and shall, if requested to do so by the Holders of a majority of the aggregate principal amount of all series of Outstanding Securities, considered as one class) remove the Project Engineer by written instrument, one copy of which instrument shall be delivered to the Project Engineer and one copy of which instrument shall be delivered to the Issuer.

           (b) Subject to the proviso below, the Issuer may at any time remove the Project Engineer by delivering written notice of such removal to a Responsible Officer of the Trustee and to the Project Engineer; provided, that the Issuer may not remove any Project Engineer if such Project Engineer has served as the Project Engineer for a period of less than twelve (12) months immediately preceding such proposed removal, unless such Project Engineer's removal is due to its failure to be independent (within the meaning specified in Appendix A in the definition of "Eligible Successor") from the Issuer or any Affiliate of the Issuer or such Project Engineer shall become incapable of acting or otherwise fails to perform the functions of the Project Engineer in the manner contemplated under this Indenture and under the other Transaction Documents or shall be adjudged bankrupt or insolvent or a receiver is appointed, or any public officer shall take charge or control of such Project Engineer or its property or its affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of a Project Engineer by the Issuer pursuant to this Section 4.15(b) shall not be effective until the applicable Eligible Successor accepts its appointment in accordance with Section 4.15(d).

           (c) Upon giving or receiving written notice of the removal or resignation of any Project Engineer, the Issuer shall promptly appoint a successor from among the applicable Eligible Successors by written instrument executed by order of the Issuer, one copy of which shall be delivered to the applicable Eligible Successor, and one copy of which shall be delivered to the Trustee. If no successor is so appointed within thirty (30) days after the giving or receipt of such notice of removal or resignation, the Trustee shall appoint a successor from among the applicable Eligible Successors.

           (d) Any successor Project Engineer appointed under this Section shall execute, acknowledge and deliver to the Issuer and the Trustee an instrument accepting such appointment. Such instrument shall include a statement that such Project Engineer is a nationally recognized engineering firm or a nationally recognized consulting firm with expertise in engineering and financial analysis and that it is independent (within the meaning specified in the definition of "Eligible Successor" in Appendix A) from the Issuer and any Affiliate of the Issuer. Such Project Engineer shall further state in such instrument that, if at the time of its appointment it is currently providing any services to the Issuer or any Affiliate thereof and may continue to do so during the course of the preparation of any report or certificate contemplated hereunder or under any of the other Transaction Documents, the performance of such services does not compromise its ability to provide engineering and financial analysis of the Domestic Projects, the Joint Ventures and any Permitted Projects in accordance with the terms of this Indenture.

           (e) To the extent not provided for out of the Issuer Operating Fund, for so long as any of the Securities shall remain Outstanding, the Issuer covenants and agrees to pay to the Project Engineer compensation for its services, and reimbursement of its expenses incurred in connection with such services, in accordance with such arrangements as may be agreed to by the Issuer with the Project Engineer, and neither the Trustee nor any Holder shall be liable therefor. All such compensation and expense reimbursement payments shall constitute reasonable expenses related to the management of the Issuer.

           (f) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith with respect to the removal or appointment of any Project Engineer or Eligible
Successor hereunder.

           SECTION IV.16 Disposition of Accounts and Funds Upon Retirement of Securities. Except as provided in Section 3.3, after payment in full of (i) the principal of and premium, if any, and interest on all the Securities Outstanding and (ii) all fees, charges and expenses of the Trustee and all other amounts required to be paid hereunder, all amounts remaining in all Funds established in, or pursuant to, Section 3.3 shall be paid to the Issuer.

            SECTION IV.17 Procedures for Review by Project Engineer of Projections. Whenever this Indenture provides for any review or determination to be made by the Project Engineer, such review shall be based upon such investigation and assumptions that the Project Engineer determines is reasonable under the circumstances.


                           ARTICLE V

            IMMUNITY OF INCORPORATORS, STOCKHOLDERS
                     OFFICERS AND DIRECTORS

           SECTION V.1 Liability of the Issuer Solely Corporate. No recourse shall be had for the payment of the principal, premium, if any, or the interest (including Liquidated Damages and Additional Amounts, if any), on any Collateral or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture or the Securities, against any stockholder, officer, or director, as such, past, present or future, of the Issuer or any of its Subsidiaries, whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the sources of payment on the Securities are limited as provided in Section 2.15 and that the Issuer's obligations under the Securities are solely corporate obligations of the Issuer, and that no personal liability whatsoever shall attach to, or be incurred by, any stockholder, officer, or director, past, present or future, of the Issuer or any of its subsidiaries, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in the Securities or to be implied herefrom or therefrom; and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture, and the issue of Securities and no judgment for any deficiency upon the obligations of the Issuer contained in the Securities shall be obtainable by the Holders, the Trustee against any stockholder, officer, or director, past, present or future, of the Issuer; provided, however, that nothing herein or in the Securities contained shall be taken to prevent the institution of proceedings against any Person solely to the extent necessary to realize the benefit of the Collateral granted hereunder or under the Collateral Documents; and provided, further, however, that nothing in this Section shall relieve any Person of its obligations under any Transaction Document to which such Person is a party or limit or otherwise prejudice in any way the right of the Holders, the Trustee to proceed against any such Person with respect to the enforcement of such obligations.

                           ARTICLE VI

             SATISFACTION AND DISCHARGE; DEFEASANCE

           SECTION VI.1 Satisfaction and Discharge of Indenture. This Indenture shall upon Issuer Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Issuer, shall execute instruments in form and substance satisfactory to the Trustee and the Issuer acknowledging satisfaction and discharge of this Indenture, when:

          (a)  either

             (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10 and (B) Securities deemed to have been paid in accordance with Section 6.3(a)) have been delivered to the Trustee for cancellation; or

            (ii) (A) all Securities not theretofore delivered to the Trustee for cancellation have or will (upon the mailing of a notice or notices deposited with the Trustee together with irrevocable instructions to mail such notice or notices to Holders of such Securities) become due and payable and shall be deemed to have been paid in accordance with Section 6.3(a); and

                (B) all sums due and payable hereunder have been paid; and

           (b) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

           Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of a Issuer Request, acknowledge in writing the satisfaction and discharge of this Indenture and take all other action reasonably requested by the Issuer to evidence the termination of any and all Liens created by or with respect to this Indenture.

           Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, if at the time of such satisfaction and discharge any Securities are deemed to have been paid in accordance with Section 6.3(a), but have not actually been fully paid, then the rights and obligations of the Issuer and the Trustee under this Indenture and the Securities shall survive to the extent provided in such Section until all such Securities have actually been repaid in full; provided, however, that the obligations of the Issuer pursuant to Section 10.5 shall survive the satisfaction and discharge of this Indenture.

           Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer and turn over to or upon the order of the Issuer, any and all money, securities and other property then held by the Trustee for the benefit of the Holders, other than money and U.S. Government Obligations deposited with the Trustee pursuant to
Section 6.3(a)(v) and interest and other amounts earned or received on the U.S. Government Obligations referred to in
Section 6.3(a)(v)(B).

           SECTION VI.2 Application of Trust Money. (a) All money or U.S. Government Obligations deposited with the Trustee pursuant to Section 6.3 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 6.3, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent), to the Holders of the Securities for whose payment such money has been deposited with or received by the Trustee of all sums due and to become due thereon for principal (and premium, if any) and interest (including any Liquidated Damages and Additional Amounts), including any mandatory sinking fund payments or analogous payments as contemplated by Section 6.3, but such money need not be segregated from other monies except to the extent required by law.

           (b) the Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 6.3 or the interest and principal received in respect of such obligations other than any such tax, fee or other charge payable by or on behalf of Holders.

           (c) The Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any U.S. Government Obligations or money held by it as provided in Section 6.3 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money was deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

          SECTION VI.3  Satisfaction, Discharge and Defeasance of
Securities of any Series.

           (a) The Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any series on the 123rd day after the date of the deposit referred to in subparagraph (v) of this Section 6.3(a), and each of the provisions of this Indenture and the Securities, as it relates to such Outstanding Securities of such series, shall no longer be in effect (and the Trustee, at the expense of the Issuer, shall at Issuer Request execute instruments in form and substance satisfactory to the Trustee and the Issuer acknowledging the same), except as to:

             (i) the rights of Holders of Securities of such series to receive, solely from the trust funds described in subparagraph (v) of this Section, payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest, if any, (including Liquidated Damages and Additional Amounts, if any) on the Outstanding Securities of such series on the Payment Date of such principal or installment of principal or of such interest (to and including the Redemption Date, if any, irrevocably designated by the Issuer pursuant to subparagraph (viii) of this Section 6.3(a));

            (ii) the rights and obligations of the Issuer and the Trustee under this Article and with respect to such Securities of such series under Sections 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13 and 2.16 and, if the Issuer shall have irrevocably designated a Redemption Date pursuant to subparagraph (viii) of this Section 6.3(a), Article VIII as such Article applies to the redemption to be made on such Redemption Date;

           (iii) the Issuer's obligations with respect to the Trustee under Section 10.5; and

           (iv) the rights, powers, trusts and immunities of the Trustee hereunder;

provided   that,  the  following  conditions  shall   have   been
satisfied:

             (v) the Issuer irrevocably has deposited or caused to be deposited (except as provided in
     Section 6.2(c)) with the Trustee as trust funds in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Securities of such series,
     (A) monies in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than the due date of any payment, monies in an amount or (C) a combination thereof, sufficient, in the opinion of a firm of independent certified public accountants of recognized national standing expressed in a written certification thereof delivered to the Trustee, to pay when due, together with irrevocable written instructions to the Trustee to apply such monies and/or U.S. Government Obligations to pay when due, the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest, if any, (including Liquidated Damages and Additional Amounts, if any) on the Outstanding Securities of such series on each Payment Date of such principal or installment of principal or such interest (to and including the Redemption Date, if any, irrevocably designated by the Issuer pursuant to subparagraph (viii) of this Section 6.3(a));

           (vi) no Event of Default or Default (including by reason of such deposit) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date;

           (vii)          the Issuer has delivered to the Trustee
     (A) either (1) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (2) an Opinion of Counsel (who may not be an employee of the Issuer or any Affiliate thereof) to the same effect as the ruling described in clause (1) accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (B) an Opinion of Counsel to the effect that (l) the creation of the defeasance trust does not violate the Investment Issuer Act of 1940, as amended, (2) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of Title 11 of the United States Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer under either such statute, and either (x) the trust funds will no longer remain the property of the Issuer (and, therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (y) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the
     Issuer, (I) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of
     Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (II) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

           (viii) if the Issuer has deposited or caused to be deposited monies or U.S. Government Obligations (or a combination thereof) to pay or discharge the principal of (and premium, if any) and interest, if any, (including Liquidated Damages and Additional Amounts, if any) on the Outstanding Securities of a series to and including a Redemption Date on which all of the Outstanding Securities of such series are eligible for optional redemption and on which all of the Outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such monies or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Issuer Request that the Trustee give notice of such redemption in the name and at the expense of the Issuer not less than 30 nor more than 60 days prior to such Redemption Date in accordance with
     Section 8.4; and

            (ix) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Securities of such series have been complied with.

           (b) If (x) each of the conditions set forth in subparagraphs (v), (vi) and (viii) of Section 6.3(a) shall have been satisfied with respect to the Outstanding Securities of any series (but the conditions set forth in subparagraphs (vii) and
(ix) thereof are not satisfied), (y) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize any income, gain, or loss for federal income tax purposes as a result of the consequences specified in this Section 6.3(b) with respect to such series of Securities and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such consequences had not been effected, and (z) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for which are necessary to achieve the consequences specified in this
Section 6.3(b) with respect to such series of Securities have been complied with, then, effective upon the date of the deposit referred to in subparagraph (v) of Section 6.3(a):

             (i) with respect to the Securities of such series, except as otherwise expressly provided herein the Issuer shall be released from its covenants and other obligations contained in Article VII and Section 2.17 of this Indenture and may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or obligation, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or obligation or by reason of any reference in any such covenant or obligation to any other provision of this Indenture or any other document, and any failure to comply with any such covenant or obligation shall not constitute a Default or an Event of Default with respect to the Securities of such series;

            (ii) the occurrence of any event specified in clause (c), (d), (e), (f), (g), and (j) of Section 9.1 shall not constitute an Event of Default with respect to the Securities of such series;

           (iii) the Securities of such series shall thereafter be deemed not to be "Outstanding" solely for purposes of determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any Act under this Indenture with respect to any covenant or obligation from which the Issuer has been released pursuant to subparagraph (i) above, or with respect to any event that shall have ceased to constitute a Default or Event of Default with respect to Securities of such series pursuant to subparagraph (ii) above (or the consequences thereof); and

           (iv) the Securities of such series shall cease to be secured by or to be entitled to any benefit under the Collateral Documents or any other Lien upon any Collateral, including any monies, securities or other property held by the Trustee pursuant to Article IV or otherwise (other than monies and U.S. Government Obligations deposited with the Trustee pursuant to subparagraph (v) of Section 6.3(a) in respect of Securities of such series and interest and other amounts earned and received thereon);

provided that the provisions of this Section 6.3(b) shall not be deemed to relieve the Issuer of its obligations with respect to the payment of the principal of (and premium, if any) or interest, if any, (including Liquidated Damages and Additional Amounts, if any) on the Outstanding Securities of such series. In furtherance of the foregoing, it is understood and agreed that:

                       (A)   satisfaction by the  Issuer  of  the
          conditions necessary to achieve the consequences specified in this Section 6.3(b) with respect to any series of Securities shall not be construed to preclude the Issuer from achieving the consequences specified in
          Section 6.3(a) with respect to such Securities at a later date upon satisfaction of the condition set forth in subparagraph (vii) of Section 6.3(a); and

                       (B)   if  at any time the only Outstanding
          Securities are Securities with respect to which the conditions described in this Section 6.3(b) have been satisfied, the Trustee shall, upon receipt of a Issuer Request, take the actions specified in the last paragraph of Section 6.1 notwithstanding the failure to satisfy and discharge this Indenture as provided in
          Section 6.1.


                          ARTICLE VII

                           COVENANTS

           Except as otherwise specified in a Series Supplemental
Indenture with respect to a particular series of Securities, the Issuer hereby covenants and agrees that so long as this Indenture is in effect and any Securities remain Outstanding:

          SECTION VII.1 Payment of Securities. The Issuer shall promptly pay the principal of, premium, if any and interest on (including Liquidated Damages and Additional Amounts, if any) the Securities on the dates and in the manner provided in this Indenture and in the Securities.

           SECTION VII.2 Delivery of Officers' Certificates. Prior to 10:00 am., New York City time, at least two (2) days prior to each Monthly Date and each Payment Date, the Issuer shall deliver to the Trustee an Officer's Certificate of the Issuer, setting forth the information required pursuant to
Article IV in order to enable the Trustee to effect transfers and withdrawals from the Funds contemplated under such Article to be made on such Monthly Date or Payment Date.

           SECTION VII.3 Maintenance of Existence, Properties, Etc. (a) Except as otherwise provided in the Issuer Pledge Agreement, the Company shall, and shall cause each of its Subsidiaries to, preserve and maintain its legal existence and form.

          (b) The Company shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, all of its licenses, rights, privileges and franchises necessary for the conduct of its business, the due performance of all of its obligations under this Indenture and the Transaction Documents, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

           (c) The Company shall, and shall cause each of its Subsidiaries to (i) perform or cause to be performed all of its covenants and agreements contained in any of the Transaction Documents to which it is a party, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) do or cause to be done all things necessary to comply with its organizational documents and agreements.

           (d) The Company shall not and shall not permit any of its Subsidiaries to, modify, amend or terminate their respective articles of association or other organizational documents in a manner that is reasonably likely to have a Material Adverse Effect.

           (e) The Company shall not and shall not permit any Subsidiary to amend or terminate any Project Document if such amendment or termination is reasonably likely to have a Material Adverse Effect. Upon any amendment or termination of a Transaction Document, the Issuer shall deliver an Officer's
Certificate to the Trustee certifying that such amendment or termination has taken place and that it is not reasonably likely to have a Material Adverse Effect.

           (f) (i) The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be presented for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            (ii) The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           (iii) The Issuer hereby designates the office of the Trustee as one such office or agency of the Issuer.

          SECTION VII.4 Compliance with Laws. The Company shall do or cause to be done all things necessary to comply in all material respects with all Requirements of Law and Governmental Approvals applicable to the Company or its Subsidiaries, except, with respect to a Domestic Project or a U.S. Permitted Project, any Requirements of Law or Governmental Approvals that are the subject of a Good Faith Contest and, with respect to the Luannan Facility or a Non-U.S. Permitted Project, such Non-U.S. Permitted Project and the Luannan Facility shall not knowingly violate any Requirements of Law or fail to comply with or obtain Governmental Approvals. In the event that the Luannan Facility or a Non-U.S. Permitted Project is knowingly in violation of any Requirements of Law or Government Approval, such Person shall correct such situation within thirty (30) days, or such shorter time as may be required by such Requirement of Law or Governmental Approval.

           SECTION VII.5 Payment of Taxes. The Issuer shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of any Senior Secured Note or any other document or instrument referred to in the Indentures or receipt of any payments with respect to any Senior Secured Note, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the Cayman Islands, the United States and any jurisdiction in which a Paying Agent is located except those resulting from, or required to be paid in connection with, the enforcement of such Senior Secured Note or any other such document or instrument following the occurrence of any Default. The Company will, and will cause each of its Subsidiaries to, pay prior to delinquency, all material taxes, assessments, and governmental levies except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment will not have a Material Adverse Effect.

           SECTION VII.6 Books and Records. The Issuer shall, and shall cause each of its Subsidiaries to, at all times keep proper books of account and records, in accordance with good accounting practices, concerning its business and financial affairs.

            SECTION VII.7 Right of Inspection. Subject to requirements of applicable Government Rules and upon reasonable notice from the Trustee, the Company shall, and shall cause each of its Subsidiaries to, permit the Trustee, or any agents or representatives thereof, and the Consolidating Financial Analyst from time to time during normal business hours to conduct reasonable inspections and examinations at all reasonable times of the books and records of the Company, any of its Subsidiaries and each Domestic Project, Permitted Project and the Luannan Facility and, if requested by the Trustee or the Consolidating Financial Analyst, as the case may be, the Issuer shall use its best efforts to obtain the consents required to allow such Persons to conduct reasonable inspections and examinations at all reasonable times of each of its Projects.

           SECTION VII.8  Use of Proceeds.  The Issuer shall  use
the proceeds from the sale of Securities issued hereunder solely for the purposes specified in the applicable Series Supplemental
Indenture.

          SECTION VII.9 Reporting Requirements. (a) The Issuer will furnish to the Trustee as soon as practicable and in any event within 30 days after the end of each fiscal year, a certificate of a Responsible Officer of the Issuer, Pan-Western and Pan-Sino stating (i) that a review of the activities of the Issuer, Pan-Western and Pan-Sino during the preceding fiscal year has been made under the supervision of such Responsible Officer,
(ii) that to the best of such Person's knowledge, the Issuer, Pan-
Western  and  Pan-Sino  during  the  previous  year  have   kept,
observed,  performed and fulfilled each and  every  covenant  and condition contained in this Indenture and the Senior Secured Notes and that (iii) such Person has no reason to believe that any Event of Default or event of default pursuant to the Issuer
Loan  Agreement  or  the  Shareholder  Loan  Agreements  or   any
condition or event that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default or an event of default pursuant to the Issuer Loan Agreement or the Shareholder Loan Agreements, has occurred, or, if there has been a breach or default in the fulfillment of any such obligation, specifying each such breach or default known to such Person and the remedies, if any, being taken to remedy such situation.

           (b) Pursuant to the Company Indenture, the Company Indenture Trustee shall furnish to the Trustee (i) unaudited quarterly reports containing consolidated financial statements of the Company and its Subsidiaries for each of the first three quarters of its fiscal year and (ii) audited annual reports containing consolidated financial statements of the Company and its Subsidiaries. Whether or not required by the Exchange Act or the rules and regulations of the Commission thereunder, the Company will furnish to the Holders of the Securities all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q, 10-K and 8-K (and within the time periods specified by such rules or regulations for such filings) if the Company were required to
file  such  Forms,  including  a  "Management's  Discussion   and
Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent public accountants; provided that the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing; provided further, the Company will agree that the Company will, and will cause the Issuer to, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (c) The Issuer shall file with the Trustee and the SEC and transmit to Holders of Securities, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

           SECTION VII.10 Maintenance of Insurance. (a) The Company shall maintain, and shall cause each of its Subsidiaries to maintain, insurance of the types and in the amounts that are customary and usual for a company in its respective line of business.

           (b) Within 30 days following the commercial operation date of a Permitted Project (and within 30 days of the Luannan Commercial Operation Date), the Company shall provide, or shall cause its relevant Subsidiary to provide, certificates of insurance to the Trustee, evidencing such insurance coverage at the time the covered risks will come into existence during the course of operation.

           (c) The Trustee shall be named as sole loss payee, under a standard lenders loss payable clause, without contribution, under insurance policies required herein where applicable. The Trustee shall be added as an additional insured with respect to the coverage required herein, where applicable, and such insurance shall be primary without right of contribution of any other insurance or self-insurance carried by or on behalf of the Trustee, with respect to its interest as such in the Luannan Facility and each policy shall contain a severability-of-interests or cross-liability provision. Insurance policies required herein, where applicable, shall be endorsed with an agreed amount clause or waiver of co-insurance.

           (d)  The insurance carried in accordance with Schedule
7.10, where applicable, shall be endorsed as follows:

           (i) All insurers shall waive all rights of subrogation against the Trustee and its officers, employees, agents, successors and assigns, and shall waive any right of set-off and counterclaim and any other right to deduction whether by attachment or otherwise; and

           (ii) If, at any time, such insurance is canceled, or any substantial or material change is made in the coverage which affects the interests of the Trustee such cancellation or change shall not be effective as to the Trustee for thirty (30) days, except for nonpayment of premium, which shall be ten (10) days, after receipt by the Trustee of written notice from such insurer of such cancellation or change.

           (e) Upon procurement by the Company and each of its Subsidiaries of the insurance required pursuant to this Section 7.10, the Company and each of its Subsidiaries shall furnish to the Trustee certification of all required insurance. Such certification by the Company and each of its Subsidiaries shall be executed by each insurer or by an authorized representative of each insurer, where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits, the risks covered thereby and the policy term. Upon request by the Trustee, the Company and each of its Subsidiaries will promptly furnish to the Trustee copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the Domestic Projects, any Permitted Project and the Luannan Facility.

           (f) Within ten (10) days after the certification referred to in Section 7.10(e) above, the Company and each of its Subsidiaries shall furnish to the Trustee a report of its insurance broker stating that all premiums then due have been paid and a certificate of the Independent Insurance Consultant stating that, in the opinion of the Independent Insurance Consultant, the insurance then carried and maintained is in accordance with the terms hereof.

           (g) If at any time any of the insurance required hereunder shall no longer be available on commercially reasonable terms, the Company and each of its Subsidiaries shall, as promptly as practicable, procure substitute insurance coverage that is the most equivalent to the required coverage and available on commercially reasonable terms. The Company and each of its Subsidiaries shall deliver to the Trustee a certificate of the Independent Insurance Consultant stating that the required insurance coverage is no longer available on commercially reasonable terms and that the proposed substitute insurance coverage is the most equivalent to the required coverage available on commercially reasonable terms. For purposes of this
Section 7.10, insurance shall be deemed to be available on "commercially reasonable terms" if it is obtainable in the insurance marketplace, unless it is obtainable only at excessive costs which are not justified in terms of the risk to be insured and is generally not being carried by or applicable to co-generation facilities similarly situated to the affected Domestic Project, Permitted Project or the Luannan Facility because of such excessive costs. Anything in this Indenture to the contrary notwithstanding, failure to maintain insurance coverage in accordance with any of the requirements of Section 7.10 shall not constitute an Event of Default, and the Company and each of its Subsidiaries shall be deemed to be in full compliance with such requirements, if such failure is due to insurance not being available on commercially reasonable terms and the Company and its relevant Subsidiary or Subsidiaries have complied with this clause (g) in respect of such failure.

           (h) The loss, if any, under any insurance required to be carried under this Section 7.10 shall be adjusted with the insurance companies or otherwise collected, including the filing in a timely manner of appropriate proceedings, by the Company and each of its Subsidiaries, subject to the approval of the Independent Insurance Consultant if such loss as per each injured is in excess of $500,000. In addition, the Company and each of its Subsidiaries shall take all other steps necessary, or if such loss as per each injured is in excess of $500,000 the steps requested by the Independent Insurance Consultant, to collect from insurers any loss covered by any of the insurance policies required hereunder. All such policies shall provide that the loss, if any, under such insurance shall be adjusted and paid as provided in this Section 7.10.

           (i) The Company and each of its Subsidiaries shall promptly notify the Trustee of any loss covered by any insurance required by this Section 7.10 in excess of $500,000. The Company and each of its Subsidiaries and the Trustee shall cooperate and consult with each other in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any Permitted Project Event, Domestic Project Event or Luannan Event of Loss or pertaining to the settlement, compromise or arbitration of any claim on account of any Luannan Event of Loss, Domestic Project Event or Permitted Project Event. The Company may, and may cause each of its Subsidiaries, in its reasonable judgment, to compromise, settle or consent to the settlement of any proceeding arising out of any Luannan Event of Loss, provided that, in the event that the amount of the related claim exceeds $500,000, the terms of such compromise, settlement or consent to settlement are concurred with by the relevant Project Engineer and the Independent Insurance Consultant; provided, further, that if an Event of Default has occurred and is continuing, the Company will not nor will it permit any of its Subsidiaries to settle, compromise or consent to the settlement of any proceeding arising out of such a Domestic Project Event, Permitted Project Event or Luannan Event of Loss without the prior written consent of the Trustee.

           (j) No provision of this Section 7.10 or any other provision of this Indenture shall impose on the Trustee any duty or obligation to verify the existence or adequacy of the insurance coverages maintained by the Company or any of its Subsidiaries nor shall the Trustee be responsible for any representations or warranties made by or on behalf of the Company or any of its Subsidiaries to any insurance company or underwriter.

           (k) The Company and each of its Subsidiaries hereby waives any and every claim for recovery from the Trustee for any and all loss or damage coverage by any of the insurance policies to be maintained under this Indenture to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the Company and each of its Subsidiaries, as appropriate, shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

           (l) With respect to any Domestic Project, Permitted Project and the Luannan Facility, the Company shall cause, or shall cause its relevant Subsidiary to cause, each operation and maintenance contractor to procure and maintain in full force and effect at all times, or shall procure and maintain on behalf of such operation and maintenance contractor, liability and worker's compensation insurance for coverage and limits not less than what is currently required in each operations and maintenance agreement with respect to such Domestic Project, Permitted Project or Luannan Facility.

          (m) Notwithstanding anything to the contrary set forth in this Section 7.10 (except as expressly provided herein), except with respect to business interruption insurance, no insurance required to be maintained hereunder shall be subject to a deductible in excess of $50,000 per occurrence or in such other amount determined to be reasonably and commercially available and reasonably acceptable to the Independent Insurance Consultant.

           (n) The Company and each of its Subsidiaries will comply, or cause compliance, at all times with the insurance requirements contained in any of the Transaction Documents.

           (o) Prior to the date of this Indenture, the Company shall retain an Independent Insurance Consultant who shall provide a written certificate to the Company Indenture Trustee on or prior to the date of this Indenture and the Company Indenture Trustee shall provide such certificate to the Trustee, that the insurance that has been obtained with respect to the Company and each of its Subsidiaries meets the standards specified in this
Section 7.10.

           (p) The Independent Insurance Consultant shall (i) annually review the proposed insurance coverages of the Company and its Subsidiaries and on or prior to November 15 of each year shall provide a written certificate to the Trustee specifying that such insurance meets the standard specified in this Section
7.10 and (ii) on or prior to February 15 of each year provide a written certificate to the Trustee confirming that the Company has obtained the insurance coverages the Company proposed to obtain and which were specified in the Independent Insurance Consultant's certificate to the Trustee of the preceding November 15.

          SECTION VII.11  Limitation on Restricted Payments.  The
Company shall not make, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted
Payment, unless:

           (a) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

           (b) the Luannan Facility Engineer has certified that the Luannan Facility Commercial Operation Date has occurred;

          (c) the Debt Service Coverage Ratio of the Company for the immediately preceding four fiscal quarters (or, if date of determination is within the preceding four fiscal quarters following the Luannan Commercial Operation Date, for such shorter period) is greater than 1.4 to 1, as certified by the Chief Financial Officer of the Company;

           (d)  the projected Debt Service Coverage Ratio of  the
Company for the immediately succeeding four fiscal quarters is greater than 1.4 to 1, as certified by the Chief Financial
Officer of the Company;

           (e)   the  amount  in  the Senior Secured  Notes  Debt
Service  Reserve  Fund  plus the amount in  the  Company's  Notes
Guarantee Service Reserve Fund equals or exceeds the Debt Service
Reserve Requirement; and

          (f) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the date on which the Senior Secured Notes are originally issued does not exceed the sum of (1) 50% of the
Company's Consolidated Net Income (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit if after the 28th month following the Closing Date or 50% of such deficit prior to such date) from the next fiscal quarter after the Closing Date, plus (2) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities received by the Company from the issue or sale, after the date of this Indenture, of Capital Stock (other than Disqualified Stock) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable for Capital Stock (other than Disqualified Stock) of the Company which has been so converted or exercised, as the case may be. For purposes of determining under clause (2) above the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

           The provisions of this covenant shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture, (ii) the retirement of any shares of Capital Stock of the Company in exchange for, or out of, the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Stock), (iii) the redemption or retirement of subordinated Indebtedness of the Issuer or the Company in exchange for, by conversion into, or out of the Net Cash Proceeds of, a substantially concurrent (x) sale or issuance of Capital Stock of the Company or (y) incurrence of subordinated Indebtedness of the Issuer that is contractually subordinated in right of payment to the Senior Secured Notes, that is permitted to be incurred in accordance with Section 7.12 and that has the same or greater Weighted Average Life to Maturity as the Indebtedness being redeemed or retired, (iv) any payment made by the Company or a Subsidiary, directly or indirectly, to the Issuer in order to enable the Issuer to pay principal, premium, if any, and interest (including Liquidated Damages and Additional Amounts, if any) on the Senior Secured Notes, (v) any payment made by the Company or a Subsidiary, directly or indirectly, to enable the issuer of any Permitted Indebtedness to pay principal, premium, if any, and interest thereon, and (vi) any dividend made by a Subsidiary of the Company to its parent and (vii) payments made pursuant to the Administrative Services Agreement or the Development Services Agreement. In determining the amount of Restricted Payments permissible under clause (f) above, amounts expended pursuant to clause (i) of this paragraph and loans pursuant to Section 7.25(viii) shall be included as Restricted Payments.

            SECTION VII.12 Limitation on Indebtedness. The Company and its Subsidiaries will not create, incur, assume or suffer to exist any Indebtedness, whether current or funded, or any other liability, except for (i) Indebtedness evidenced by the Senior Secured Notes, (ii) Indebtedness evidenced by the Senior Secured Notes Guarantee, (iii) Permitted Indebtedness, (iv) Joint Venture Permitted Indebtedness, (v) liabilities of the Company and the Issuer representing fees, expenses and indemnities payable to the Trustee pursuant to this Indenture, (vi) Domestic Project Permitted Indebtedness and (vii) liabilities of the Issuer representing fees, expenses and indemnities payable in connection with the issuance of Senior Secured Notes including, without limitation, such amounts payable to the Initial Purchaser of the Senior Secured Notes.

           SECTION VII.13 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or enter into any agreement with any Person that would cause, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (i) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (ii) make any loans or advances to the Company or any Subsidiary of the Company or (iii) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of (a) restrictions imposed by applicable law, (b) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary thereof, (c) the Senior Secured Notes, the Senior Secured Notes Guarantee, the Indentures and the Collateral Documents, (d) any restrictions existing under agreements in effect on the date of this Indenture, including, without limitation, restrictions under the PFC Indenture, the Rosemary Indenture and the Brandywine Facility Lease, as such are in effect on the date hereof, (e) any restrictions, with respect to a Subsidiary of the Company (and only to such Subsidiary) that is not a Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Subsidiary of the Company (but not created in contemplation of such Person becoming a Subsidiary), (f) any encumbrance imposed pursuant to the terms of Non-Recourse Debt incurred in conformity with Section 7.12 provided that such encumbrance in the written opinion of the Chief Financial Officer of the Company (1) is required in order to obtain such financing, (2) is customary for such financings and (3) applies only to the assets of or revenues of the applicable Permitted Project and any Subsidiary whose Capital Stock is pledged in connection with such financing or which is established for the sole purpose of developing, owning, constructing, financing or operating such Permitted Project and
(g) any restrictions existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (a) through (f), above; provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Senior Secured Notes than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced. Nothing contained in this covenant shall prevent the Company or any of its Subsidiaries from entering into any encumbrance permitted under Section 7.23 or restricting the sale or other disposition of assets or property securing Indebtedness evidenced by such agreement so long as the Company complies with Section 7.21.

           SECTION VII.14 Capital Expenditures. The Company shall not make, or permit any Subsidiary to make, any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty) except for expenditures (i) contemplated by this Indenture (including, without limitation, expenditures with respect to the Luannan Facility), (ii) required or permitted by the PFC Indenture, the Rosemary Indenture or the Brandywine Facility Lease, or (iii) subject to compliance with Sections 7.11, 7.12 and 7.25, expenditures in connection with the development, construction or ownership of a Permitted Project.

          SECTION VII.15 Permitted Projects. To the extent that a project fulfills the requirements of the PIC Additional Projects Contract, the Company and its Subsidiaries may develop, construct, own, operate and finance such project pursuant to the requirements of the PFC Indenture subject to compliance with the terms of the Indentures. To the extent that the PIC Additional Projects Contract is no longer a valid and binding agreement or a project does not fulfill the requirements of the PIC Additional Projects Contract, the Company and its Subsidiaries agree that such project may only be developed, constructed, financed, owned and operated by the Company or one of its Subsidiaries pursuant to the requirements of the Indentures and the Company shall (i) maintain at least a 50% (direct or indirect) ownership or equivalent interest in each project or (ii)(a) at least a 25% (direct or indirect) ownership or equivalent interest in each project not meeting the requirements of clause (i) above and (b) a controlling influence over the management and policies with respect to each project, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that no other entity has greater control than the Company over the management and policies of such project; provided that this Section 7.15 shall not prohibit the sale, lease, transfer or other disposition of all interests in a project, or a reduction in the ownership or equivalent interest of, or control over, a project occurring (1) pursuant to the terms of a build-operate-transfer arrangement at least ten years after the entering into of such arrangement or (2) allowed pursuant to the other terms of this Indenture.

           SECTION VII.16 Limitation of Line of Business. The Company shall not and shall not permit any Subsidiary to engage in any business, enterprise or activity or enter into any material transaction other than the development, construction, financing, ownership or operation of power generating facilities and any and all activities related thereto.

          SECTION VII.17 Protection of Collateral by Company and its Subsidiaries. The Company shall, and shall cause each of its Subsidiaries to, from time to time, take all action necessary or advisable (including, without limitation, executing and delivering all such supplements and amendments, financing statements, continuation statements, instruments of further assurance and other instruments), to preserve and defend its title to the Collateral against the claims of all persons and parties.

           SECTION VII.18 Performance of Obligations by Company, Subsidiaries and Trustees. The Company shall, and shall cause each of its Subsidiaries to, punctually perform and observe all of their respective obligations and agreements contained in the Collateral Documents, and will, in accordance with the Indentures, the Issuer Loan Agreement and the Shareholder Loan Agreements, diligently pursue their respective rights and remedies and cooperate with the Trustee and the Holders in pursuing the same to the extent such rights have been assigned by such Person to the Trustee, in each case for the benefit of the Holders.

           SECTION VII.19 Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Subsidiary may enter into a sale and leaseback transaction if (i) the Company or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to
Section 12 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 7.23, (ii) the Net Cash Proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 7.21.

           SECTION VII.20 Delivery of Information and Reports under the Shareholder Loan Agreements. The Issuer shall deliver to the Trustee, at the expense of the Issuer, promptly upon receipt thereof, all financial statements, reports, notices and certificates of the Joint Ventures.

          SECTION VII.21 Disposition of Proceeds of Asset Sales. The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless (i) such Asset Sale is for Fair Market Value and (ii) the proceeds therefrom consist of at least 85% cash and/or Cash Equivalents (100% in the case of lease payments). Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company, or its Subsidiary, as the case may be, may apply such Net Cash Proceeds to an Investment, the making of a capital expenditure or the acquisition of other tangible assets. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute Excess Proceeds and the Company, or its Subsidiary, as the case may be, will be required to make an Asset Sale Redemption Offer.

           SECTION VII.22 Merger, Consolidation, or Sale of Assets. The Company shall not and shall cause the Issuer not to, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company or the Issuer is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's or the Issuer's properties or assets determined on a consolidated basis for the Company and its Subsidiaries taken as a whole in one or more related transactions, to another corporation, Person or entity unless (i) the Company or the Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other
than   the  Company  or  the  Issuer)  or  to  which  such  sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company or the Issuer, under the Senior Secured Notes and the Indentures pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Event of Default exists; (iv) the Company or the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company or the Issuer, as the case may be, immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness; and (v) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters; provided, however, that the requirement set forth in clause (iv) above shall not apply to a merger between the Company or the Issuer and any Wholly Owned Subsidiary, to any merger between Wholly Owned Subsidiaries, to any merger between Pan-Sino and Pan-Western or to any merger between Pan-Sino and the Issuer.

           SECTION VII.23 Limitations on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets now owned or hereafter acquired by it, except for:

           (a) Liens existing as of the date of this Indenture and disclosed in either the Offering Memorandum or the Collateral Documents on the date hereof or Liens permitted by the Indentures and the Collateral Documents, none of which are material and are required to have been disclosed in the Offering Memorandum and was not so disclosed and Liens created by the Senior Secured Notes, this Indenture, the Senior Secured Notes Guarantee and the Company Indenture and the Collateral Documents;

           (b) Permitted Liens on property and assets not constituting Collateral;

           (c) Liens to secure the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Senior Secured Notes are originally issued, provided that (i) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the Fair Market Value of the assets or property so acquired or constructed, shall be limited to the asset or property at issue and shall not, in any event, exceed $2,500,000,
(ii) the Indebtedness secured by such Liens shall have otherwise been permitted to be incurred under this Indenture and (iii) such Liens shall not encumber any other assets or property of the Company or any of its Subsidiaries and shall attach to such assets or property within 60 days of the construction or acquisition of such assets or property;

          (d) Liens on the assets or property of a Subsidiary of the Company at the time such Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary of the Company, provided such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries (other than the property or assets so acquired);

           (e) Leases and subleases of real property of (i) any Material Subsidiary (which leases and subleases are Non-Recourse Debt other than to the Material Subsidiary which leases and uses such asset), which do not interfere with the ordinary conduct of the business of the Company or any of its Material Subsidiaries, and which are made on customary and usual terms applicable to similar properties or (ii) any Subsidiary (which leases and subleases are Non-Recourse Debt other than to the Subsidiary which leases and uses such asset) that is not a Material Subsidiary;

           (f) Liens incurred by a Subsidiary or group of Subsidiaries on its or their assets to secure Non-Recourse Debt incurred in conformity with Section 7.12, provided that the Lien is created, provided for or contemplated at the time of the initial incurrence of such Indebtedness and does not extend to any assets or property of the Company or any other Subsidiary (other than assets or property directly related to the development, construction, financing, ownership or operation by a Subsidiary or group of Subsidiaries of a Permitted Project);

           (g) Liens, not existing as of the date of this Indenture, but required or permitted to be created at a later date pursuant to the terms of the PFC Indenture, the Rosemary
Indenture or the Brandywine Facility Lease; and

           (h)  in addition to Liens permitted under clauses (a)-
(g)   above,  Liens  securing  an  aggregate  of  $5,000,000   of
Indebtedness or other obligations.

           SECTION VII.24 Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary, to conduct any business or enter into any Affiliate Transaction, except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms'-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $500,000 shall be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $1,000,000, the Company or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee; provided that the restrictions set forth in this covenant shall not apply to (i) transactions between the Company and any of its Wholly Owned Subsidiaries or among Wholly Owned Subsidiaries of the Company, (ii) Restricted Payments permitted by the Indentures, (iii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries and bonuses or legal fees, (iv) payments made pursuant to the Administrative Services Agreement or the Development Services Agreement (v) transactions between the Company or any of its Wholly-Owned Subsidiaries and a Permitted Project and (vi) any
transaction which would otherwise constitute an Affiliate Transaction but which has been entered into prior to the date of this Indenture.

          SECTION VII.25 Limitation on Investments. The Company shall not make and shall not permit any of its Subsidiaries to make, directly or indirectly, any Investments, except: (i) Investments by the Company or any Wholly Owned Subsidiary in or to any Wholly Owned Subsidiary and Investments or loans in or to the Company or a Wholly Owned Subsidiary by any Subsidiary; (ii) Investments represented by accounts receivable created or acquired in the ordinary course of business; (iii) advances to employees in the ordinary course of business; (iv) Investments under or pursuant to interest rate protection agreements; (v) Investments, not exceeding $5,000,000 in the aggregate, in joint ventures, partnerships or Persons that are not Wholly Owned Subsidiaries, provided that such Investments are made solely for the purpose of acquiring or developing businesses related to the Company's business; (vi) Restricted Payments permitted by Section 7.11; (vii) Investments in connection with any Permitted Project (including, without limitation, Investments in Permitted Projects which are not Wholly Owned by the Company or one of its Subsidiaries); (viii) any loan from a Subsidiary of the Company to a Subsidiary of Panda International in an amount not in excess of the amount of Restricted Payments which the Company would be permitted to make at the time of such loan; and (ix) Dollar Permitted Investments.

           SECTION VII.26 Investment Company Act. The Company shall not, and shall not permit any Subsidiary of the Company to, take or consent to any action that would result in the requirement that either the Company or any Subsidiary of the Company be registered as an "investment company" under the Investment Company Act.

           SECTION VII.27 Public Utility Holding Company Act. The Company shall not, and shall not permit any Subsidiary of the Company to, take or consent to any action that would result in the Company or any Subsidiary of the Company being a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION VII.28 Purchase of Securities Upon a Change of Control. (a) Upon the occurrence of a Change of Control, the Issuer shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then Outstanding Securities, in whole or in part, from the Holders of such Securities in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any (including Liquidated Damages and Additional Amounts, if any), to the Change of Control Payment Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Issuer shall, subject to the provisions described below, be required to purchase all Securities properly tendered into the Change of Control Offer and not withdrawn. The Issuer will not be required to make a Change of Control Offer upon a Change of Control if another Person makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

           (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control
Purchase Date (as defined below).

           (c) Not less than 30 days nor more than 45 days prior to any Change of Control Payment Date, the Issuer shall give to the Trustee in the manner provided in Section 1.5 and each Holder of the Securities in the manner provided in Section 1.6, a notice (the "Change of Control Notice") governing the terms of the Change of Control Offer and stating:

            (i)    that a Change of Control has occurred and that
     such  Holder  has  the  right  to  require  the  Issuer   to
     repurchase such Holder's Securities, or portion thereof, at the Change of Control Purchase Price;

            (ii) any information regarding such Change of Control required to be furnished pursuant to Rule 13e-1 under the Exchange Act and any other securities laws and regulations thereunder;

           (iii)     a  purchase  date (the  "Change  of  Control
     Payment Date") which shall be on a Business Day and no earlier than 30 days nor later than 60 days from the date the Change of Control occurred;

            (iv) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue and pay interest;

             (v) that unless the Issuer defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this Section, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; and

           (vi) the instructions a Holder must follow in order to have such Holder's Securities repurchased in accordance with paragraph (d) of this Section.

          (d) Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) (in the case of Physical Securities) and principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing such Holder's election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

           On the Change of Control Purchase Date, the Issuer shall (i) accept for payment Securities or portions thereof validly tendered pursuant to a Change of Control Offer,
(ii) irrevocably deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Securities so tendered payment in an amount equal to the purchase price for the Securities, and the Issuer shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Security equal in principal amount to any unpurchased portion of the Security which any such Holder did not surrender for purchase. The Issuer shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section, the Trustee will act as the Paying Agent.

           (e) The Issuer shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if a Change of Control occurs and the Issuer is required to purchase Securities as described in this Section.

           SECTION VII.29 Ranking. The Issuer will ensure that its obligations under each Senior Secured Notes will at all times constitute general, direct, unsubordinated and unconditional obligations of the Issuer ranking at all times at least pari passu in priority of payment, in right of security and in all other respects with the other Senior Secured Notes and with all other unsubordinated Indebtedness of the Issuer now or hereafter outstanding.

           SECTION VII.30 Collateral Documents. None of the Company or any of its respective Subsidiaries will amend, waive or modify, or take or refrain from taking any action which has the effect of amending, waiving or modifying, any provision of the Collateral Documents to the extent that such amendment, waiver, modification or action would have a Material Adverse Effect on the rights of the Trustee or the Holders of Securities (as provided in the Collateral Documents), provided that the Collateral Documents may be amended, waived or modified pursuant to the terms of the applicable Collateral Document.


                          ARTICLE VIII

                    REDEMPTION OF SECURITIES

           SECTION VIII.1 Applicability of Article. Securities of any series that are subject to redemption before their Stated Maturity (or, if the principal of the Securities of any series is payable in installments, the Stated Maturity of the final installment of the principal thereof) shall be redeemed or prepaid in accordance with their terms and (except as otherwise specified in the Series Supplemental Indenture creating such series) in accordance with this Article.

           SECTION VIII.2 Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Securities shall be evidenced by a Issuer Order. If the Issuer determines or is required to redeem any Securities, the Issuer shall, at least thirty (30) days prior to the date upon which notice of redemption is required to be given to the Holders pursuant to
Section 8.4 (unless a shorter notice period shall be satisfactory to the Trustee), deliver to the Trustee a Issuer Order specifying the date on which such redemption shall occur (the "Redemption Date") and the series and principal amount of Securities to be redeemed or prepaid. Upon receipt of any such Issuer Order, the Trustee shall establish a special purpose account into which shall be deposited, not later than the Redemption Date, amounts to be held by the Trustee and applied to the redemption of such Securities. In the case of any redemption of Securities pursuant to an election of the Issuer that is subject to a condition specified in the terms of such Securities or in the Series Supplemental Indenture relating thereto, the Issuer shall furnish the Trustee with an Officer's Certificate and, if applicable, Opinion of Counsel as to compliance with such restriction or condition.

            SECTION   VIII.3    Optional  Redemption;   Mandatory
Redemption; Selection of Securities to be Redeemed.

           (a) The Securities of any series shall not be subject to optional redemption at the option of the Issuer unless otherwise provided in the Series Supplemental Indenture relating thereto or pursuant to this Section. The Securities of any series may be subject to mandatory redemption, pursuant to a Mandatory Redemption Event, if so provided in the Series Supplemental Indenture relating thereto or pursuant to this Section.

           (b) If less than all the Securities of any series are to be redeemed pursuant to paragraph (a) of this Section, the particular Securities of such series to be redeemed shall be selected not more than sixty (60) days prior to the Redemption
Date by the Trustee from the Outstanding Securities of such series not previously called for redemption by such method as the Trustee in its sole discretion shall deem fair and appropriate.

           (c) The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities to be redeemed in part, the principal amount thereof to be redeemed.

           (d) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

           SECTION VIII.4 Notice of Redemption. Except as otherwise specified in the Series Supplemental Indenture relating to the Securities of a series to be redeemed, notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of Securities of such series to be redeemed at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date. All notices of redemption shall state:

          (a)  the Redemption Date;

          (b)  the premium payable on redemption, if any;

           (c) if less than all of the Outstanding Securities of any series are to be redeemed in whole, (i) the identification of the particular Securities of such series to be redeemed in whole, or (ii) the portion of the principal amount of each Security of such series to be redeemed in part, and a statement that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the remaining unpaid principal amount thereof will be issued;

          (d) that on the Redemption Date, interest thereon will cease to accrue on and after said date; and

           (e) the Place or Places of Payment where such Securities are to be surrendered for payment of the amount in respect of such redemption.

           Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer. The Trustee shall be given a copy of the form of notice of redemption of the Securities at the time the Issuer delivers to the Trustee the Issuer Order relating to such redemption pursuant to Section 8.2.

           SECTION VIII.5 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed, on the Redemption Date shall become due and payable, and from and after such date such Securities or portions thereof shall cease to bear interest, except as otherwise provided in the last sentence in this Section. Upon surrender of any such Security for redemption in accordance with such notice, an amount in respect of such Security or portion thereof shall be paid as provided therein; provided, however, that any payment of interest on any Security the Payment Date of which is on or prior to the Redemption Date, shall be payable to the Holder of such Security or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of
Section 2.11. If any Security called for redemption shall not be so paid upon surrender thereof for redemption (unless the failure to make such payment is attributable to the failure by the Trustee to comply with its obligations under this Indenture), the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate prescribed for in the Security.

           SECTION VIII.6 Securities Redeemed in Part. (a) In the event that less than all of the Securities are to be redeemed, selection of such Securities for redemption will be made by the Trustee in accordance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis; provided that no Securities of a principal amount or principal amount at maturity, as the case may be, of $1,000 or less shall be redeemed in part and the Trustee shall have authority to give full effect to this proviso.

           (b) Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Security so surrendered.

                           ARTICLE IX

                 EVENTS OF DEFAULT AND REMEDIES

           SECTION IX.1 Events of Default. Except as otherwise provided in a Series Supplemental Indenture with respect to a particular series, the term "Event of Default", whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be affected by operation of Government Rule, or be pursuant to or in compliance with any applicable Government Rule), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

            (a) failure by the Issuer to pay the principal and premium, if any, on any Security when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

             (b) failure by the Issuer to pay the interest (including Liquidated Damages and Additional Amounts, if any) on any Security when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise, for 15 or more days;

             (c) non-payment of any interest on, or any principal of, the Issuer Loan by Pan-Western when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise, for 30 or more days;

            (d) failure by the Company to pay any amount it is obligated to pay pursuant to the terms of any Security (as defined in the Company Indenture), when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

            (e) any agreement, representation or warranty made by the Company or any of its Subsidiaries in, respectively, the Indentures, the Issuer Loan Agreement or the Shareholder Loan Agreements or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustees by or on behalf of the Company or any of its Subsidiaries under the Indentures, shall prove to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has had or is reasonably likely to have a Material Adverse Effect and the fact, event or circumstance shall continue to be uncured for 30 or more days after the Company or any of its Subsidiaries acquires notice of such inaccuracy; provided that if the Company or any such Subsidiary commences efforts to cure such fact, event or circumstance within such 30-day period, the Company or any such Subsidiary may continue to effect such cure of such fact, event or circumstance and such misrepresentation shall not be deemed an Event of Default for an additional 60 days so long as the Company or such Subsidiary, as the case may be, is diligently pursuing such cure;

             (f) failure by the Company or any of its Material Subsidiaries to perform or observe its covenants contained in the Indentures relating to maintenance of existence, prohibition on fundamental changes, disposition of assets, limitations on Indebtedness, limitations on Liens or distributions;

             (g) failure by the Company or any of its Material Subsidiaries to perform or observe any of the other covenants contained in the Indentures or in the Collateral Documents (other than failures described in paragraph
     (f) above) and such failure shall continue uncured for 30 or more days (including, without limitation, covenants with respect to insurance and amendments to Luannan Project Documents or nature of business); provided that if the Company or such Material Subsidiary commences efforts to cure such default within such 30-day period, the Company or such Material Subsidiary may continue to effect such cure of the default and such default shall not be deemed an Event of Default for an additional 60 days so long as the Company or such Subsidiary is diligently pursuing the cure;

             (h)     the Company or any Material Subsidiary shall
     (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due,
     (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, dissolution (other than a dissolution which is cured within fifteen (15) days and which does not result in a Material Adverse Effect and which, prior to such cure, would not reasonably be expected to result in a Material Adverse Effect), winding-up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Federal Bankruptcy Code, or
     (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

             (i) a proceeding or case shall be commenced without the application or consent of the Company or any Material Subsidiary in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution (other than a dissolution which is cured within fifteen (15) days and which does not result in a Material Adverse Effect and which, prior to such cure, would not reasonably be expected to result in a Material Adverse Effect), winding-up, or the composition or readjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) or more consecutive days, or any order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code;

             (j) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $1,000,000 (exclusive of judgment amounts fully covered by insurance or indemnity) against the Company or any of its Material Subsidiaries, which remains unpaid or unstayed for a period of 90 or more consecutive days;

             (k) any Project Document (except as otherwise permitted under this Indenture) shall terminate or cease to be valid and binding and in full force and effect, or any third party thereto denies that it has any liability or obligation under any such Project Document and such third party ceases performance thereunder, or any third party is in default under such Project Document (subject to any applicable grace period), and in each case such cessation or default has had or is reasonably likely to have a Material Adverse Effect;

              (l)      any  Luannan  Financing  Agreement   shall
     terminate or cease to be valid and binding and in full force and effect;

             (m) with respect to a Domestic Project, or to the extent applicable, any Permitted Project, the loss of QF Status, to the extent that such loss of QF Status has had or is reasonably likely to have a Material Adverse Effect;

             (n) failure of any Joint Venture to perform or observe any of its material covenants or obligations contained in any of the Luannan Project Documents if such failure has had or is reasonably likely to have a Material Adverse Effect;

             (o) the occurrence of any event resulting in the payment of Domestic Project Event Proceeds or Permitted Project Event Proceeds that will result, in the opinion of the Consolidating Financial Analyst, in the Company's failure to meet the following Debt Service Coverage Ratios (after the application of such amounts as are required to be applied pursuant to any and all mandatory redemption or repayment obligations): (1) the minimum (or lowest) annual projected Debt Service Coverage Ratio of the Company for the remaining term of the Senior Secured Notes will not be less than 1.4 to 1 and (2) the minimum (or lowest) annual projected Consolidated Debt Service Coverage Ratio for the remaining term of the Senior Secured Notes will not be less than 1.15 to 1;

             (p) the Luannan Facility Construction Schedule Certificate shall at any time contain a conclusion that the Luannan Facility is not being constructed in accordance with the Approved Construction Budget and Schedule or, if applicable, an Approved Completion Plan;

             (q) any of the Collateral Documents ceases to be effective or any lien granted therein ceases to be a perfected lien to the Trustees on the collateral described therein with the priority purported to be created thereby; provided that the Company or the Issuer, as the case may be, shall have 15 days to cure such cessation or to furnish to the Trustees all documents or instruments required to cure such cessation; or

             (r) any default under the Issuer Loan Agreement and the Shareholder Loan Agreements that has had or is reasonably likely to have a Material Adverse Effect and any default under the PFC Indenture, the Rosemary Indenture, the Brandywine Facility Lease and any other default under any other agreement or instrument containing Indebtedness of at least $2,500,000 of a Domestic Project or a Permitted Project, to the extent that any of the preceding defaults is not waived.

           SECTION IX.2  Enforcement of Remedies.  If one or more
Events of Default shall have occurred and be continuing, then:

          (a) in the case of an Event of Default with respect to the Company or any Material Subsidiary described in
     Section 9.1(h) or 9.1(i), the entire principal amounts of the Outstanding Securities, all interest accrued and unpaid thereon, premium, if any, and all other amounts payable under the Securities and this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived; or

           (b) in the case of an Event of Default other than as referred to in clause (h) or (i) above, upon the written direction of the Holders of not less than 25% in aggregate principal amount of all series of Outstanding Securities (considered as one class), by notice to the Issuer, the Trustee shall declare the entire principal amount of the Securities Outstanding, all interest accrued and unpaid thereon, premium, if any, and all other amounts payable under the Securities and this Indenture, if any, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived.

           If an Event of Default occurs and is continuing and written notice thereof is received by a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Event of Default within thirty (30) days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice to the Holders if a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Holders.

           In addition, if one or more of the Events of Default referred to in clause (e) or (f) above shall have occurred and be continuing, the Trustee may, but shall not be obligated to, accelerate the maturity of the Securities notwithstanding the absence of direction from the Holders if in the judgment of the Trustee such action is necessary to protect the interests of the Holders.

           At any time after the principal of the Securities (and all other amounts payable under the Securities and this Indenture) shall have become due and payable upon a declared acceleration as provided herein, and before any judgment or decree  for  the  payment of the money so  due,  or  any  portion thereof, shall be entered, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its declaration and its consequences if,

           (A) there shall have been paid to or deposited with the Trustee a sum sufficient to pay:

           (i)   all  overdue installments of interest (including
     Liquidated Damages and Additional Amounts, if any) on the Securities (other than interest that shall have become due by such declaration of acceleration);

           (ii) the principal of any Securities that have become due other than by such declaration of acceleration, including any Securities required to have been purchased on a Change of Control Date pursuant to a Change of Control Offer, and interest thereon and premium, if any, at the respective rates provided in the Securities for late payments of principal;

           (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest referred to in (i) above at the respective rates provided in the Securities for late payments of interest; and

          (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel; and

           (B) all Events of Default, other than the nonpayment of the principal of and interest on the Securities (and all other amounts payable under the Securities and this Indenture) that has become due solely by such acceleration, have been cured or waived as provided in Section 9.7.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

           SECTION IX.3 Specific Remedies. If any Event of Default shall have occurred and be continuing and an acceleration shall have occurred pursuant to Section 9.2, subject to the provisions of Sections 9.2, 9.5 and 9.6, the Trustee may sell, without recourse, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Trustee in its discretion may determine, the Collateral or the Trustee's rights in and to the security as an entirety, or in any such portions as the Holders of a majority in aggregate principal amount of all series of Outstanding Securities (considered as one class) shall request by an Act of Holders, or, in the absence of such request, as the Trustee in its discretion shall deem expedient in the interest of the Holders, at public or private sale.

            SECTION  IX.4   Judicial  Proceedings  Instituted  by
Trustee.

           (a) Trustee May Bring Suit. If there shall be an Event of Default, then the Trustee, in its own name, and as trustee  of  an  express  trust, subject  to  the  provisions  of
Article V and Sections 2.15, 9.2 and 9.6, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on the Securities, and may prosecute any such claim or proceeding to judgment or final decree, and may enforce any such judgment or final decree and collect the monies adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any proceedings for the enforcement of any of the Trustee's rights or the rights of the Holders under this Indenture, and such power of the Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture.

          (b) Trustee May Recover Unpaid Indebtedness after Sale of Collateral. Subject to Article V and Section 2.15, in the case of a sale of the Collateral and of the application of the proceeds of such sale to the payment of the Indebtedness secured by this Indenture, the Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered, by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid upon, all or any of the Securities, for the benefit of the Holders thereof, and upon any other portion of the Indebtedness remaining unpaid, with interest at the rates specified in the respective Securities on the overdue principal of and premium, if any, and (to the extent that payment of such interest is legally enforceable) on the overdue installments of interest.

           (c) Recovery of Judgment Does Not Affect Rights. No recovery of any such judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Collateral, or upon any other property, shall in any manner or to any extent affect any rights, powers or remedies of the Trustee, or any liens, rights, powers or remedies of the Holders, but all such liens, rights, powers or remedies shall continue unimpaired as before.

           (d) Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. The Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Holders, or in any one or more of such capacities (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand for the payment of overdue principal, premium, if any, or interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders (whether such claims be based upon the provisions of the Securities or of this Indenture) allowed in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Issuer or any obligor on the Securities (within the meaning of the Trust Indenture Act), the creditors of the Issuer or any such obligor, the Collateral or any other property of the Issuer or any such obligor and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.5. The Trustee is hereby irrevocably appointed (and successive respective Holders of the Securities, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective
Holders, with authority to (i) make and file in the respective names of the Holders (subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves) any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof, (ii) execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Holders, as may be necessary or advisable in order to have the respective claims of the Trustee and of the Holders against the Issuer or any such obligor, the Collateral or any other property of the Issuer or any such obligor allowed in any such proceeding and (iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Holder. Any monies collected by the Trustee under this Section shall be applied as provided in Section 9.11.

           (e) Trustee Need Not Have Possession of Securities. All proofs of claim, rights of action and rights to assert claims under this Indenture or under any of the Securities may be enforced by the Trustee without the possession of the Securities or the production thereof at any trial or other proceedings instituted by the Trustee. In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities and it shall not be necessary to make any such Holders parties to such proceedings.

          (f) Suit to Be Brought for Ratable Benefit of Holders. Any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Indenture shall be for the equal, ratable and common benefit of all the Holders, subject to the provisions of this Indenture.

           (g) Trustee May Be Restored to Former Position and Rights in Certain Circumstances. In case the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Trustee shall continue as if no such proceedings had been taken.

           SECTION IX.5 Holders May Demand Enforcement of Rights by Trustee. If an Event of Default shall have occurred and shall be continuing, the Trustee shall, upon the written request of the Holders of a majority in aggregate principal amount of all series of Outstanding Securities (considered as one class) and upon the offering of indemnity as provided in Section 10.1(d), proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of, or premium, if any, or interest (or any other amounts due under the Securities or this Indenture) on, the Securities, or foreclose under the Collateral Documents or to sell the Collateral under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale granted in the Collateral Documents, or take such other appropriate legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Trustee or the Holders, or, in case such Holders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall not be otherwise than in accordance with law and the provisions of this Indenture and the Collateral Documents, and the Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Trustee in good faith shall determine that the suit, proceeding or exercise of the remedy so requested would involve the Trustee in personal liability or expense.

           SECTION IX.6 Control by Holders. The Holders of not less than a majority in aggregate principal amount of all series of Outstanding Securities (considered as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
(a) such direction shall not be in conflict with any rule of law or with this Indenture or be prejudicial to any Holder not joining therein, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

           SECTION IX.7 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of all series of Outstanding Securities (considered as one class) may on behalf of the Holders of all Securities waive any past Default and its consequences except that only the Holders of all Securities affected thereby may waive a Default (a) in the payment of the principal of or premium, if any, or interest on, or other amounts due under, any Security then outstanding, or
(b)  in  respect  of  a covenant or provision hereof  that  under
Article XII cannot be modified or amended without the consent of the Holder of each Security outstanding affected. Upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

           SECTION IX.8 Holder May Not Bring Suit Except Under Certain Conditions. A Holder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture or the Collateral Documents, unless:

           (a) such Holder previously shall have given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of all series of Outstanding Securities (considered as one class) shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee an indemnity as provided in
     Section 10.1(d);

           (c) the Trustee shall have refused or neglected to institute any such action, suit or proceeding for sixty (60) days after receipt of such notice, request and offer of indemnity; and

           (d) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in principal amount of all series of Outstanding Securities (considered as one class).

           It is understood and intended that no one or more of the Holders shall have any right in any manner whatever hereunder or under the Securities to (x) surrender, impair, waive, affect, disturb or prejudice the Lien of the Collateral Documents on any property subject thereto or the rights of the Holders of any other Securities, (y) obtain or seek to obtain priority or preference over any other Holder or (z) enforce any right under this Indenture, except in each case in the manner herein provided and for the equal, ratable and common benefit of all the Holders subject to the provisions of this Indenture.

           SECTION IX.9 Undertaking to Pay Court Costs. All parties to this Indenture, and each Holder by his acceptance of a Security, shall be deemed to have agreed that any court may in its discretion require, in any suit brought under this Indenture or against the Trustee for any action taken or omitted by it as Trustee hereunder, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to
(a) any suit instituted by the Trustee, (b) any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in aggregate principal amount of all series of Outstanding Securities (considered as one class) or (c) any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on (including Liquidated Damages and Additional Amounts, if any), any of the Securities, on or after the respective due dates expressed therein or, in the case of redemption, on or after the Redemption Date.

           SECTION IX.10 Right of Holders to Receive Payment Not to be Impaired. Anything in this Indenture to the contrary notwithstanding, the right of any Holder to receive payment of the principal of, and premium, if any, and interest on (or any other amounts due under the Securities or this Indenture), such Security, on or after the respective due dates expressed in such Security (or, in case of redemption, on the Redemption Date fixed for such Security), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

           SECTION IX.11 Application of Monies Collected by Trustee. Following the application of monies as provided herein, any money collected or to be applied by the Trustee pursuant to this Article in respect of the Securities of a series, together with any other monies which may then be held by the Trustee under any of the provisions of this Indenture as security for the Securities of such series (other than monies at the time required to be held for the payment of specific Securities of such series at their Stated Maturities or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such monies on account of principal, premium, if any, or interest, upon presentation of the Outstanding Securities of such series, and stamping thereon of payment, if only partially paid, and upon surrender thereof, if fully paid:

           FIRST: to the payment of all amounts due the Trustee or any predecessor Trustee under Section 10.5 and to the payment of all taxes, assessments or liens prior to the Lien of the Collateral Documents, except those subject to which any sale shall have been made, all reasonable costs and expenses of collection, including the reasonable costs and expenses of handling the Collateral and of any sale thereof pursuant to the provisions of the Collateral Documents and of the enforcement of any remedies hereunder and all other amounts due the Trustee hereunder or under any other Collateral Documents or Transaction Documents;

           SECOND: in case the unpaid principal amount of the Outstanding Securities of such series or any of them shall not have become due, to the payment of any interest in default (including Liquidated Damages and Additional Amounts, if any), in the order of the maturity of the payments thereof, with interest at the rates specified in the respective Securities of such series in respect of overdue payments (to the extent that payment of such interest shall be legally enforceable) on the payments of interest then overdue;

           THIRD: in case the unpaid principal amount of all the Outstanding Securities of such series shall have become due and any such Securities shall not have been paid in full, to the payment of the whole amount then due and unpaid upon the Outstanding Securities of such series for principal, premium, if any, and interest, together with interest at the respective rates specified in the Securities of such series for overdue payments on principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) interest then overdue; and

           FOURTH: any surplus then remaining shall be paid to the Trustee (to be applied pursuant to the terms and conditions of this Indenture), or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct;

provided, however, that all payments in respect of the Securities of any series to be made pursuant to clauses "SECOND" and "THIRD" of this Section (other than payments using moneys in the Senior Secured Notes Debt Service Fund, Senior Secured Notes Debt
Service Reserve Fund, the Senior Secured Notes Capitalized Interest Fund, the Luannan Facility Restoration Fund, the Luannan Facility Construction Fund, the Pan-Sino Fund and the Pan-Western Funds (all of such preceding funds, pursuant to the Collateral Documents being for the exclusive use and benefit of the holders of the Senior Secured Notes), and moneys which are on deposit in any additional debt service fund and debt service reserve fund, all of which such funds shall be for the exclusive use and benefit of the Holders of the Securities to which such funds relate) shall be made ratably to the Holders of Securities of such series entitled thereto, without discrimination or preference, based upon the ratio of the unpaid principal amount of the Securities of such series in respect of which such payments are to be made held by each such Holder to the unpaid principal amount of all Securities of such series.

          SECTION IX.12  Waiver of Appraisement, Valuation, Stay,
Right to Marshaling. To the full extent it may lawfully do so, the Issuer, for itself and for any other Person who may claim through or under it, hereby:

           (a) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisal, valuation, stay, extension, usury or redemption laws, now or hereafter in force in any jurisdiction which may delay, prevent or otherwise hinder
     (i)  the  performance  or  enforcement  of  this  Indenture,
     (ii) the foreclosure of the Collateral Documents, (iii) the sale of any of the Collateral or (iv) the putting of the purchaser or purchasers thereof into possession of such Collateral immediately after the sale thereof;

          (b)  waives all benefit or advantage of any such laws;

           (c) consents and agrees that the Collateral may be sold by the Trustee as an entirety or in parts; and

           (d) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Indenture or the Collateral Documents.

           SECTION IX.13 Remedies Cumulative; Delay or Omission Not a Waiver. Each and every right, power and remedy herein specifically given to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission by the Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Issuer or to be an acquiescence therein.

          SECTION IX.14 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

            SECTION IX.15 Preferential Collection of Claims Against the Issuer. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

                           ARTICLE X

                     CONCERNING THE TRUSTEE

           SECTION  X.1   Certain Rights and Duties  of  Trustee.
Except  as  otherwise  provided  in  Section  315  of  the  Trust
Indenture Act:

           (a) The Trustee may conclusively rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Securities to give such direction as permitted by this Indenture or any other Transaction Document to which it is a party.

           (b) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer's Certificate in the name of the Issuer, a Issuer Request or a Issuer Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of a Person may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of such Person.

           (c) The Trustee may consult with counsel and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under any other Transaction Document to which it is a party in good faith and in reliance thereon.

           (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the other Transaction Documents to which it is a party, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

           (e) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or the other Transaction Documents to which it is a party or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Securities to give such direction as permitted by this Indenture or the other Transaction Documents to which it is a party.

           (f) Prior to the occurrence of an Event of Default with respect to any series of Securities hereunder and after the curing or waiving of all Events of Default with respect to such series of Securities, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to such series of Securities unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of all series of Outstanding Securities (considered as one class); provided, that, if the prompt payment to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding. The reasonable expenses of every such investigation shall be paid by the Issuer and if paid by the Trustee, shall be repaid by the Issuer upon demand.

           (g) The Trustee may execute any of the trusts or powers hereunder or under any of the other Transaction Documents to which it is a party or perform any duties hereunder or under any of the other Transaction Documents to which it is a party either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder or under any such other Transaction Document to which it is a party.

           (h) If an Event of Default as to which a Responsible Officer of the Trustee has received written notice has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

           (i) The Trustee shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Event of Default unless and until a Responsible Officer of the Trustee has received a written notice or a certificate from an Authorized Representative of the Issuer stating that an Event of Default has occurred. The Trustee shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. Notwithstanding any provision hereof or of any Collateral Document or any other Transaction Document to which it is a party, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Collateral Document or any other Transaction Document to which it is a party or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (j) Except during the continuance of an Event of Default known to the Trustee,

                          (i)     the  Trustee need perform  only
          those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

                          (ii)    in the absence of bad faith  on
          its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming on their face to the requirements of this Indenture or any other Transaction Document to which it is a party; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

           (k) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                          (i)     the Trustee shall not be liable
          for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts, and

                          (ii)    the Trustee shall not be liable
          with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of all series of Outstanding Securities (considered as one class) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any other Transaction Documents to which it is a party.

           (l) Whenever in the administration of this Indenture or any other Transaction Document to which it is a party the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Issuer.

           (m) Every provision of this Indenture that in any manner relates to the Trustee is subject to this Section 10.

           (n) The rights of the Holders to communicate with other holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

           (o) Every Holder of Securities by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request under Section 10.1(n).

          SECTION X.2 Trustee Not Responsible for Recitals, Etc. The recitals contained herein, in the Securities and in the other Transaction Documents to which it is a party, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Securities or any other Transaction Document to which it is a party. The Trustee shall not be accountable for the use or application by the Issuer or any Paying Agent other than the Trustee of any of the Securities or of the proceeds of such Securities.

           SECTION X.3 Trustee and Others May Hold Securities. The Trustee or any Paying Agent or Security Registrar or any other Authorized Agent or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise interact with the Issuer or any other obligor of the Securities with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

           SECTION X.4 Monies Held by Trustee or Paying Agent. All monies received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other monies except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any monies received by it hereunder except such as it may agree in writing with the Issuer to pay thereon.

          SECTION X.5 Compensation of Trustee and Its Lien. For so long as any of the Securities or any indebtedness under this Indenture shall remain outstanding, the Issuer covenants and agrees to pay to the Trustee (all references in this Section to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Security Registrar) from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder (which shall be agreed to from time to time by the Issuer and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture and the other Transaction Documents to which it is a party (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the Lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such
Lien, shall be entitled but shall not be obligated to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Issuer also covenants and agrees to indemnify the Trustee (in its individual capacity and in its capacity as Trustee), its officers, directors, employees, employees and agents for, and to hold each such person harmless against, any loss, liability, claim, damage or expense incurred without gross negligence or willful misconduct on the part of any such indemnified person, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the other Transaction Documents to which it is a party, including, but not limited to, liability which the Trustee may incur as a result of failure to withhold, pay or report taxes and including the costs and expenses of defending itself against any claim or liability in the premises. The obligations of the Issuer under this Section (including with respect to the other Transaction Documents to which the Trustee is a party) shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, including any termination under any Bankruptcy Law and the resignation or removal of the Trustee. Notwithstanding anything contained in this Indenture to the contrary, such additional indebtedness shall be secured by a Lien prior to that of the Securities upon all property and monies held or collected by the Trustee and the Trustee shall have the right to satisfy such obligations of the Issuer from all such property or monies if not otherwise paid by the Issuer. If the Trustee renders any services or incurs any expenses hereunder or under any of the other Transaction Documents to which it is a party after an Event of Default under
Section 9.1(h) or 9.1(i), the Holders by their acceptance of the Securities hereby agree that such compensation and expenses of the Trustee are intended to constitute expenses of administration under the Bankruptcy Code or any similar federal or state law for the relief of debtors.

           SECTION X.6 Right of Trustee to Rely on Officer's Certificates and Opinions of Counsel. Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture or any of the other Transaction Documents to which it is a party, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to the provisions of
Section 1.2. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

           SECTION X.7 Persons Eligible for Appointment As Trustee. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital, surplus and undivided profits of at least $50,000,000 to the extent there is an institution willing and eligible to serve in such capacity.

           SECTION  X.8   Resignation  and  Removal  of  Trustee;
Appointment of Successor.

           (a) The Trustee, or any Trustee hereafter appointed, may at any time resign with respect to any one or more or all series of Securities by giving written notice to the Issuer and by giving written notice (at the expense of the Issuer) of such resignation to the Holders of the Securities in the manner provided in Section 1.6.

           (b) In case at any time any of the following shall occur:

                          (i)     the Trustee shall cease  to  be
          eligible under Section 10.7 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

                           (ii)     the   Trustee  shall   become
          incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case,
          (x) the Issuer may remove the Trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, or (y) subject to the requirements of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security or Securities of any such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee. Such court may thereupon after such notice, if any, as it may deem proper, prescribe the removal of the Trustee.

           (c) The Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may at any time remove the Trustee with respect to that series by delivering to the Trustee so removed and to the Issuer, the evidence provided for in Section 11.6 of the action taken by the Holders.

           (d) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 10.9.

          (e) If the Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the applicable series by written instrument executed by order of its Board of Directors, one copy of which instrument shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed with respect to a particular series and have accepted such appointment pursuant to Section 10.9 within thirty (30) days after the mailing of such notice of resignation or removal, the former Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee; or any Holder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the requirements of
     Section 315(e) of the Trust Indenture Act, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

           (f) The Trustee shall not resign until either (i) the trusts created hereby have been completely liquidated and the proceeds of the liquidation distributed to the security holders entitled thereto or (ii) a successor Trustee, having the qualifications prescribed in Section 10.7, has been designated and has accepted such trusteeship hereunder.

           SECTION X.9 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed under Section 10.8 shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee with respect to any or all applicable series of Securities an instrument in form and substance satisfactory to the Issuer and the predecessor Trustee accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect to such series of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 10.5, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or monies held or collected by such Trustee to secure any amounts then due it pursuant to Section 10.5.

          In the case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such mutually agreeable provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall, by mutual agreement, add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustees co-Trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

           No successor Trustee with respect to any series of Securities shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall with respect to such series be qualified under the Trust Indenture Act and eligible under Section 10.7.

           Upon acceptance of appointment by a successor Trustee with respect to the Securities of any series, the Issuer shall give notice of the succession of such Trustee hereunder to the Holders of Securities in the manner provided in Section 1.6. If the Issuer fails to give such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

           SECTION X.10 Merger, Conversion or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Trustee shall be qualified under the Trust Indenture Act and eligible under the provisions of Section 10.7 and Section 310(a) of the Trust Indenture Act.

          SECTION X.11  Maintenance of Offices and Agencies.

           (a) There shall at all times be maintained in the Borough of Manhattan, the City of New York, and in such other Places of Payment, if any, as shall be specified for the Securities of any series in the related Series Indenture Supplement, an office or agency where Securities may be presented or surrendered for registration of transfer or exchange and for payment of principal, premium, if any, and interest, and where notices and demands to or upon the Trustee in respect of the Securities or this Indenture may be served. Such office or agency shall be initially at the corporate trust office of the Trustee. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Issuer to the Trustee and by the Trustee, at the expense of the Issuer, to the Holders in the manner specified in
Section 1.6. In the event that no such office or agency shall be maintained or no such notice of location or change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the corporate trust office.

           (b) There shall at all times be a Security Registrar and a Paying Agent (which may be the Trustee) hereunder. In addition, at any time when any Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.10, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of
Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent with respect to the Securities of one or more series shall be made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

           This Security is one of the series of Securities referred to in the within-mentioned Indenture.


                                        BANKERS TRUST COMPANY,
                                        Trustee


                                        By:

Authenticating Agent


                                   By:

Authorized Signatory


           Any Authorized Agent shall be a corporation organized and doing business under the laws of the United States or any State thereof or the District of Columbia, with a combined capital and surplus of at least $50,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state or the District of Columbia authorities. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section, such Authorized Agent shall resign immediately in the manner and with the effect specified in this Section. The Trustee at its office specified in the first paragraph of this Indenture, is hereby appointed as Paying Agent and Security Registrar hereunder.

           (c) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                          (i)    hold all sums held by it for the
          payment of principal of, and premium, if any, and interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                          (ii)   give the Trustee within two  (2)
          days thereafter notice of any default by any obligor upon the Securities in the making of any such payment of principal, premium, if any, or interest; and

                          (iii)        at  any  time  during  the
          continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, the City of New York, for the account of the Trustee.

           (d) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

           (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated  or  who shall have ceased to be eligible  under  this
Section. The Issuer shall give written notice of any such appointment to all Holders as their names and addresses appear on the Security Register.

           SECTION X.12 Reports by Trustee. On or before May 15 in every year, so long as any Securities are Outstanding hereunder, the Trustee shall transmit to the Holders a brief report, dated as of the preceding December 31, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section. A copy of such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Issuer shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange, and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.

           SECTION X.13 Trustee Risk. None of the provisions contained in this Indenture or any of the other Transaction
Documents to which it is a party shall require the Trustee to expend or risk its own monies or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such monies or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to this Section, Section 10.1 and the requirements of the Trust Indenture Act.

           SECTION  X.14   Trustee  May  Perform  Certain  Duties
Through Affiliates. The Trustee shall be entitled to perform its rights and obligations hereunder through any of its Affiliates or through any of its branch offices or agencies.


                           ARTICLE XI

                       HOLDERS' MEETINGS

           SECTION XI.1  Purposes for Which Holders' Meetings May
Be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article for any of the following purposes:

           (a) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article IX;

          (b)  to remove the Trustee pursuant to Article X;

           (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 12.2; or

          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

          SECTION XI.2 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of any series to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meetings shall be given by the Trustee, in the manner provided in Section 1.6, not less than twenty (20) nor more than one hundred twenty (120) days prior to the date fixed for the meeting, to the Holders of Securities of such series.

          SECTION XI.3 The Issuer, Holders May Call Meeting. In case the Issuer pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of all series of Outstanding Securities (considered as one class) shall have requested the Trustee to call a meeting of Holders of such series, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within twenty (20) days after receipt of such request, then the Issuer or the Holders of such Securities in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in
Section   11.1   by  giving  notice  thereof   as   provided   in
Section 11.2.

           SECTION XI.4 Persons Entitled to Vote at Meeting. To be entitled to vote at any meeting of Holders a person shall be
(a) Holder of one or more Securities with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy for the Holder or Holders of such Securities by a Holder of one or more such Securities. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

           SECTION XI.5 Determination of Voting Rights; Conduct and Adjournment of Meeting. (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in
Section 1.4 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in said Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

           (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in
Section 11.3, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

           (c) Subject to the provisions of Section 1.4(f), at any meeting each Holder of a series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and determined by the Trustee to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders of such series. Any meeting of Holders duly called pursuant to
Section 11.2 or 11.3 may be adjourned from time to time to a place, date and time announced at such meeting, and the meeting may be held as so adjourned without further notice.

          (d) At any meeting, the presence of persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

           SECTION XI.6 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the serial numbers and principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

           Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                          ARTICLE XII

                    SUPPLEMENTAL INDENTURES

           SECTION XII.1 Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Securities, the Issuer and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

           (a) to establish the form and terms of Securities of any series permitted by Sections 2.1 and 2.3;

          (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities, any property or assets;

           (c) to evidence the succession of another entity to the Company or the Issuer, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Company and the Issuer pursuant to the Indentures;

           (d) to evidence the succession of a new Trustee hereunder pursuant to Section 10.9;

          (e) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer may, in the written opinion of independent legal counsel, consider to be for the protection of the Security Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenant, restriction, condition or provision an Event of Default permitting the enforcement of all or any of the several remedies provided herein or in the Securities; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Security Holders of a majority in aggregate principal amount of the Securities at the time outstanding to waive such an Event of Default;

           (f) to cure any ambiguity or to cure, correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the Indentures, the Securities or in the Senior Secured Notes or in any supplemental indenture or in the Trust Indenture Act; or to make such other provisions in regard to matters or questions arising under the Indentures, the Securities, the Senior
     Secured Notes or under any supplemental indenture as the Issuer or the Issuer may, in its written opinion, deem necessary or desirable; and which, in any of the foregoing cases, shall not adversely affect the interests of the Holders of the Securities of any series or the Holders.

          (g) to permit or facilitate the issuance of Securities in uncertificated form;

           (h) to comply with any requirement of the SEC in connection with qualifying this Indenture under the Trust
     Indenture Act or maintaining such qualification thereafter;

           (i) to provide for the issuance of a new series of Securities registered under the Securities Act in exchange for a series of Securities if such exchange is contemplated by any registration rights agreement entered into in connection with the issuance of a series of Securities or any other exchange securities pursuant to any other agreement to register any series of Securities under the Securities Act, and to make such other changes in this Indenture or the Transaction Documents as the Board of
     Directors of the Issuer determines are necessary or appropriate in connection therewith, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

           (j) to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interest of the Holders of any series in any material respect.

           The Trustee is authorized to join with the Issuer in the execution of any such supplemental indenture or indentures, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that adversely affects the Trustee's own rights, duties or immunities under the Indentures or otherwise.

           SECTION XII.2 Supplemental Indenture with Consent of Holders. With the consent of the Holders of not less than 51% in aggregate principal amount of all series of Outstanding Securities (considered as one class) by Act of said Holders delivered to the Issuer and the Trustee, the Issuer when authorized by a resolution of the Board of Directors of the Issuer may, and the Trustee, subject to Sections 12.3 and 12.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of, this Indenture (including a supplemental indenture changing the provisions of Section 7.28); provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than 51% in aggregate principal amount of the Outstanding Securities of all series so directly affected (considered as one class) shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security directly affected thereby,

          (a) change the Stated Maturity of any Security (or, if the principal thereof is payable in installments, the Payment Date of any such installment), or Payment Date of any payment of interest thereon, or the dates or circumstances of payment or premium, if any, on, any Security, or change or cancel the principal amount thereof or the interest thereon (including Liquidated Damages and Additional Amounts, if any) or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or the premium, if any, or the interest thereon (including Liquidated
     Damages and Additional Amounts, if any) is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Payment Date thereof (or, in the case of redemption, on or after the Redemption Date or such payment of premium, if any, on or after the date such premium becomes due and payable or change the dates or the amounts of payments to be made through the operation of the sinking fund in respect of such Securities, if any;

           (b) permit the creation of any Lien prior to or, except as expressly permitted by the terms of this Indenture or any of the Collateral Documents, pari passu with the Lien of the Collateral Documents with respect to any of the property pledged under the Collateral Documents or terminate the Lien of the Collateral Documents of any property pledged thereunder or deprive any Holder of the security afforded by the Lien of the Collateral Documents, except to the extent expressly permitted by this Indenture or any of the Collateral Documents;

           (c) release all or any substantial portion of the Collateral;

           (d) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements with respect to quorum or voting; or

           (e) modify any of the provisions of Section 9.7 or of this Section.

          A supplemental indenture that changes or eliminates any covenant or other provisions of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

          Upon receipt by the Trustee of Board Resolutions of the Issuer and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 12.3 and 12.4.

            SECTION XII.3 Documents Affecting Immunity or Indemnity. If in the opinion of the Issuer, or the Trustee any document required to be executed by it pursuant to the terms of
Section 12.2 affects any interest, right, duty, immunity or indemnity in favor of it under this Indenture, it may in its discretion decline to execute such document.

           SECTION XII.4 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any Series Supplemental Indenture or other supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 10.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that all consents necessary for the execution of the supplemental indenture have been obtained and that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to customary exceptions.

          SECTION XII.5 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture, and the Securities shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments.

           SECTION XII.6 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Issuer, bear a notation in form approved by the Issuer and the Trustee as to any matter provided for in such supplemental indenture and, in such case, suitable notation may be made upon Outstanding Securities after proper presentation and demand. If the Issuer shall so determine, new Securities so modified as to conform, in the opinion of the Issuer and the Trustee, to any such supplemental indenture may be prepared and executed by the Issuer, and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

           SECTION  XII.7   Compliance with Trust Indenture  Act.
Every Series Supplemental Indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture
Act.

           IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers duly authorized as of the day and year first above written.

                              PANDA GLOBAL ENERGY COMPANY



                              By:_________________________________
                              Name:
                              Title:

                              BANKERS TRUST COMPANY, as Trustee



                              By:_________________________________
                              Name:
                              Title:





                           EXHIBIT A


              FORM OF LEGEND FOR GLOBAL SECURITIES

            Any   Global  Security  authenticated  and  delivered
hereunder  shall  bear  a  legend  in  addition  to  the  Private
Placement Legend, if required by Section 2.8, in substantially the following form:

           THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

           UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.




                           EXHIBIT B


           CERTIFICATE TO BE DELIVERED UPON EXCHANGE
           OR REGISTRATION OF TRANSFER OF SECURITIES

                               Re:   [insert title of Securities]
                    (the "Securities"), of the Issuer

      This  Certificate  relates to $______ principal  amount  of
Securities held in the form of  a beneficial interest in a Global
Security   or  a  Physical  Security  by  ________________   (the
"Transferor").

     The Transferor:

       has requested by written order that the Security Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depository a Physical Security or Physical Securities in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

       has requested that the Security Registrar by written order exchange or register the transfer of a Physical Security or Physical Securities.

           In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.8 of such Indenture, and that the transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because *:

        Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of subparagraph (A)(1) or (C)(1) of Section 2.8(b)(ii) of the Indenture).

        Such  Security  is  being  transferred  to  a  "qualified
institutional  buyer"  (as  defined  in  Rule  144A   under   the
Securities  Act), in reliance on Rule 144A under  the  Securities
Act.

        Such  Security  is being transferred to an  institutional
"accredited   investor"  (within  the  meaning  of  subparagraphs
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act).

         Such Security is being transferred in reliance on Regulation S under the Securities Act.

         Such Security is being transferred in reliance on Rule 144A under the Securities Act.

        Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Regulation S or Rule 144 under the Securities Act to a person other than an institutional "accredited investor."



                              [Name of Transferor]


                              By:
                                   [Authorized Signatory]

Date:  ________________________



                           EXHIBIT C


                    FORM OF CERTIFICATE TO BE
                  DELIVERED IN CONNECTION WITH
         TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                               [Date]           ,

Bankers Trust Company, Trustee
4 Albany Street
New York, New York  10006

                               Re:   Indenture (the  "Indenture")
                    relating to [insert title of Securities]

Ladies and Gentlemen:

     In connection with our proposed purchase of [insert title of Securities] Panda Global Energy Company (the "Issuer"), we confirm that:

      1. We have received such information as we deem necessary in order to make our investment decision.

      2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Issuer, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

       4. We understand that, on any proposed resale of Securities, we will be required to furnish to you and the Issuer, such certification, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

      5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be, for an indefinite period.

     6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

     You and the Issuer and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]


                              By:
                                   [Authorized Signatory]



                           EXHIBIT D


                   FORM OF CERTIFICATE TO BE
                    DELIVERED IN CONNECTION
                  WITH REGULATION S TRANSFERS

                                     [Date]              ,
Bankers Trust Company
4 Albany Street
New York, New York  10006

                               Re:   [insert title of Securities]
                    of Panda Global Energy Company (the "Issuer")

Ladies and Gentlemen:

      In connection with our proposed sale of $_____ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

           (1) the offer of the Securities was not made to a person in the United States;

           (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
     (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knew that the transaction had been pre-arranged with a buyer in the United States;

           (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule
     903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
     and

           (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

     You and the Issuer and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                              By
                                   [Authorized Signature]




                            EXHIBIT E
               [Form of Issuer Pledge Agreement -
        See Exhibit 10.115 to the Registration Statement
         on Form S-1 to which this exhibit is attached.]



                            EXHIBIT F
               [Form of Pan-Sino Pledge Agreement -
        See Exhibit 10.116 to the Registration Statement
         on Form S-1 to which this exhibit is attached.]



                            EXHIBIT G
             [Form of Pan-Western Pledge Agreement -
        See Exhibit 10.117 to the Registration Statement
         on Form S-1 to which this exhibit is attached.]



                            EXHIBIT H
       [Form of Company Pledge Agreement of Issuer Stock -
        See Exhibit 10.118 to the Registration Statement
         on Form S-1 to which this exhibit is attached.]



                            EXHIBIT I
           [Form of Issuer Cash Collateral Agreement -
        See Exhibit 10.119 to the Registration Statement
         on Form S-1 to which this exhibit is attached.]



                            EXHIBIT J
         [Form of Pan-Sino Cash Collateral Agreement -
        See Exhibit 10.121 to the Registration Statement
         on Form S-1 to which this exhibit is attached.]



                            EXHIBIT K
        [Form of Pan-Western Cash Collateral Agreement -
        See Exhibit 10.120 to the Registration Statement on Form S-1 to which this exhibit is attached.]




                          APPENDIX A          [to issuer indenture]


          The definitions stated herein shall equally apply to both the singular and plural form of the terms defined.

          "Account Agreement" means the agreement dated April 22, 1997, among PIC, PEC and the Company.

          "Accredited Investors" has the meaning ascribed to such term under Rule 501(a)(1), (2), (3) or (7) of Regulation D of the
Securities Act.

          "Act" shall have the meaning ascribed thereto in
Section 1.4(a) of this Indenture.

          "Additional Amounts" means any deduction or withholding for, or on account of, any Taxes of any Tax Authority, on any payments made by the Issuer with respect to the Senior Secured Notes, including payments of principal, redemption price, interest or premium, or payments made by the Company with respect to the Senior Secured Note Guarantee.

          "Administrative Services Agreement" means the administrative services agreement between Panda International and the Company, dated as of the date of this Indenture.

          "Affiliate Transaction" means the conduct of any business or entering into any transaction or series of related transactions by the Company with or for the benefit of any of their respective Affiliates.

          "Affiliate" means with respect to any specified Person (other than the County Partners which shall be deemed not to be an Affiliate), any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, (i) "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling", "controlled by" and "under common control with" have meanings correlative to the foregoing or (ii) beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; provided, however, that an otherwise unaffiliated Person that holds a beneficial ownership of 10% or more of a project level entity or entities in which the Company or a Subsidiary holds a greater beneficial ownership interest shall not be considered an Affiliate of the Company solely by reason of holding such interest in such project level entity or entities.

          "Agent Members" shall have the meaning ascribed thereto in Section 2.9 of the Indenture.

          "Applicable Rules shall have the meaning ascribed thereto in Section 2.4(b)(i) of the First Supplemental Indenture to this Indenture.

          "Approval Event of Default" means, pursuant to the Shareholder Loan Agreements, any governmental approvals or permits (whether central, provincial, municipal, local or otherwise) necessary for (a) the establishment of each of the Joint Ventures, (b) the ownership, construction, maintenance, financing or operation of each of the Joint Venture Facilities,
(c) the setting or adjustment of the electricity price for the Luannan Facility in accordance with the method of calculation set forth in the attachments to the Pricing Document or (d) the conversion or transfer of any foreign currency shall not be obtained if and when required, or shall be modified, revoked or canceled, or a notice of violations is issued under any governmental authorization on grounds of, or illegality of, the absence of any required authorization, or any proceeding is commenced by any governmental instrumentality for the purpose of modifying, revoking or canceling any governmental authorization.

          "Approved Completion Plan" means a plan (including budget and schedule) prior to the Luannan Commercial Operation Date to construct and complete the Luannan Facility following a determination by the Luannan Facility Engineer that the Luannan Facility will not achieve the Luannan Commercial Operation Date within 28 months from the notice to proceed, using funds available to the Issuer (from funds then remaining in the Luannan Facility Construction Fund, the Completion Sub-Account, Luannan EPC Contract Liquidated Damages (as defined in the Luannan EPC Contract), Luannan Casualty Proceeds or Luannan Expropriation Proceeds or otherwise), which plan includes a certificate by the Issuer (containing customary assumptions and qualifications) together with a confirmation by the Luannan Facility Engineer (containing customary assumptions and qualifications) that (i) funds available to the Issuer are reasonably expected to be sufficient to fund the costs of reaching the Luannan Commercial Operation Date and (ii) after reaching the Luannan Commercial Operation Date, the Company's Debt Service Coverage Ratio will be, for the immediately preceding four fiscal quarters, (1) prior to the six month anniversary of the Luannan Commercial Operation Date, greater than 1 to 1, (2) between the six month anniversary of the Luannan Commercial Operation Date and the one year anniversary thereof, greater than 1.2 to 1 and (3) thereafter, greater than 1.4 to 1.

          "Approved Construction Budget and Schedule" means the construction budget and schedule prepared by the Issuer (containing customary assumptions and qualifications) approved as reasonable by the Luannan Facility Engineer prior to the Closing Date, and as it thereafter may be amended by the Issuer if (i) such amendment reflects a change order permitted under the Indentures or (ii) such amendment reflects events of force majeure under the Luannan EPC Contract (or Approved Completion Plan, if applicable), and the Issuer certifies (with customary assumptions and qualifications), with the Luannan Facility Engineer's concurrence, that such amendment is not reasonably likely to have a Material Adverse Effect, or (iii) such amendment reflects change orders not covered in the preceding clause (i); provided that the Luannan Facility Engineer certifies (with customary assumptions and qualifications) that funds available to the Issuer (from funds then remaining in the Luannan Facility Construction Fund, the Completion Sub-Account, Luannan EPC Contract Liquidated Damages (as defined in the Luannan EPC Contract), Luannan Casualty Proceeds or Luannan Expropriation Proceeds or otherwise) are reasonably expected to be sufficient to fund the costs of reaching the Luannan Commercial Operation Date.

          "April 11, 1997 Pan-Western Shareholders' Agreement" means the shareholders' agreement among Pan-Western, Chinamac and Pan-Sino, dated as of April 11, 1997.

          "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition to any Person other than the Company or a Wholly Owned Subsidiary of the Company, in one transaction or a series of related transactions, of any other property or asset (including, without limitation, any contractual or other right) of the Company or any Subsidiary of the Company, in each case, other than inventory in the ordinary course of business (which shall include the sale of fuel, steam, energy and/or chilled and distilled water) and other than such isolated transactions which do not exceed $250,000 individually.

          "Asset Sale Redemption Offer" shall have the meaning ascribed thereto in the definition of Excess Proceeds in this Appendix A.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Authenticating Agent" means any Person acting as Authenticating Agent under this Indenture pursuant to Section
10.11 thereof.

          "Authorized Agent" means any Paying Agent,
Authenticating Agent or Security Registrar or other agent appointed by the Company or the Trustee, as the case may be, in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

          "Authorized Representative" means as to the Company or the Consolidating Financial Analyst, the Person or Persons authorized to act on behalf of such entity by its Board of Directors or any other governing body of such entity for which the Trustee shall have received an incumbency certificate with specimen signatures.

          "Authorized Signatory" means any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Securities.

          "Bibb" means The Bibb Company, a Delaware corporation.

          "Board of Directors" means, when used with respect to a corporation, the board of directors of such corporation, or any committee of that board duly authorized to act for it under any Transaction Document.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Brandywine Effluent Agreement" means the Treated Effluent Water Purchase Agreement dated as of September 13, 1994 between the Brandywine Partnership and the County Commissioners of Charles County, Maryland, together with the Water Easement Maintenance Agreement, in the form (including all amendments and clarification letters relating thereto) delivered to GE Capital and Credit Suisse, New York branch, as amended, supplemented or otherwise modified from time to time in accordance with the terms of such agreement and the Brandywine Participation Agreement.

          "Brandywine EPC Agreement" means the Amended and
Restated Turnkey Cogeneration Facility Agreement, dated as of
March 30, 1995, between Raytheon Engineers and Constructors, Inc.
and the Brandywine Partnership.

          "Brandywine Event of Loss" means an Event of Loss as defined in the
Brandywine Participation Agreement.

          "Brandywine Event of Loss Proceeds" means proceeds of casualty insurance or condemnation awards or the like, payable with respect to a Brandywine Event of Loss (net of costs of obtaining such proceeds or awards) to the extent not used to replace or repair the Brandywine Facility and for other required payments under the Brandywine Facility Lease.

          "Brandywine Facility" means the Brandywine
Partnership's 230 MW natural
gas-fired, combined-cycle co-generation facility in Brandywine, Prince George's County, Maryland.

          "Brandywine Facility Lease" means the Facility Lease, dated December 18, 1996, between the Brandywine Partnership and Fleet National Bank, as Owner Trustee (as such term is defined therein), pursuant to which the Brandywine Partnership leases the Brandywine Facility.

          "Brandywine Gas Agreement" means the Gas Sales
Agreement, dated as of March 30, 1995, between the Brandywine
Partnership and Cogen Development Company.

          "Brandywine Financing Documents" means the Brandywine
Participation Agreement, the Brandywine Facility Lease and certain other agreements relating to the Brandywine Financing.

          "Brandywine O&M Agreement" means the Operations and
Maintenance Agreement, dated November 21, 1994, as amended on
December 7, 1994, between the Brandywine Partnership and Ogden
Brandywine Operations, Inc.

          "Brandywine Participation Agreement" means the Participation Agreement, dated as of December 18, 1996, among the Brandywine Partnership, PBC, GE Capital, Fleet National Bank, as owner trustee and security agent, First Security Bank, National Association, as indenture trustee, Credit Suisse, as administrative agent, and the loan participants party thereto.

          "Brandywine Partnership" means Panda-Brandywine, L.P., a Delaware limited partnership.

          "Brandywine Partnership Agreement" means the Agreement of Limited Partnership of Panda-Brandywine, L.P., dated as of March 25, 1991, between PEC-Delaware and PBC as amended, supplemented or otherwise modified from time to time.

          "Brandywine Power Purchase Agreement" means the Power
Purchase Agreement, dated August 9, 1991, as amended September
16, 1994, between the Brandywine Partnership and PEPCO.

          "Brandywine Project Documents" means, collectively, the Brandywine Power Purchase Agreement, the Brandywine EPC Agreement, the Brandywine O&M Agreement, the Brandywine Steam Agreement, the Brandywine Gas Agreement, the Raytheon Parent Guaranty, the Brandywine Effluent Agreement, the Brandywine Partnership Agreement and each Additional Project Document (as defined in the PFC Indenture).

          "Brandywine Steam Agreement" means the Steam Sales
Agreement, dated March 30, 1995, between Brandywine Water Company and the Brandywine Partnership.

          "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York, New York, Dallas, Texas, or any city in which the Trustee's Corporate Trust Office is located, are authorized or required to be closed.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Capitalized Interest Expiration Date" means
October 15, 1999.

          "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, and "Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

          "Capitalized Lease Obligation" shall have the meaning ascribed thereto in the definition of Capitalized Lease.

          "Carrier" means Luannan County State-Owned
Transportation Company, a PRC company owned and operated by Luannan County.

          "Cash Available for Company Debt Service" means, for any period, the sum of (i) all cash distributions received by the Company (excluding any non-recurring receipts) plus (ii) all cash distributions received by the Issuer (excluding any non-recurring receipts) plus (iii) any and all other revenues received by the Company and the Issuer (including all interest and fee income but excluding any non-recurring receipts) plus (iv) all other cash payments received by the Company and the Issuer in the ordinary course of business including principal payments but excluding items which are non-recurring receipts less (v) all cash operating costs of the Issuer and the Company including trustee fees, Operating Lease Obligations and cash taxes, each of (i),
(ii), (iii), (iv) and (v) determined on a cash basis in accordance with GAAP.

          "Cash Available for Consolidated Debt Service" means, for any period, the sum of (i) all consolidated revenue (including all interest and fee income but excluding any insurance proceeds, other than business interruption proceeds, and other similar non-recurring receipts) less (ii) all consolidated cash operating expenses including trustee fees, Operating Lease Obligations of the Company and its consolidated Subsidiaries and cash taxes (including withholding taxes) plus
(iii) all other cash proceeds received by the Company on a consolidated basis in the normal course of business (excluding non-recurring receipts but including principal on the Luannan Transmission Facilities Loan) plus (iv) withdrawals of cash from any and all Subsidiary debt service reserves, maintenance reserve funds and any and all other funds which restrict the payment of money from a Subsidiary to its parent (excluding the PFC Debt Service Reserve, the U.S. Distribution Fund, the International Distribution Fund, and amounts distributable from the RMB Revenue Fund which were previously not distributable) less (v) all additions of cash to any and all Subsidiary debt service reserves, maintenance reserve funds and any and all other funds which restrict the payment of money from a Subsidiary to its parent (excluding the PFC Debt Service Reserve, the U.S. Distribution Fund, the International Distribution Fund, and amounts which are not distributable from the RMB Revenue Fund) less (vi) additional consolidated cash expenditures excluding payment of Net Debt Service, each of (i), (ii), (iii), (iv), (v) and (vi) determined on a cash basis in accordance with GAAP.

          "Cash Available for Project Debt Service" means (i) the sum of all revenues (including interest and fee income but excluding any insurance proceeds, other than business interruption insurance proceeds, and other similar non-recurring receipts) of such Domestic Project, Permitted Project or Joint Venture for such period minus (ii) the aggregate amount of Operating and Maintenance Costs of such Domestic Project, Permitted Project or Joint Venture for such period plus (iii), in the case of the Luannan Facility, the principal payments on the Luannan Transmission Facilities Loan for such period (each of
(i), (ii) and (iii) as determined on a cash basis in accordance with GAAP).

          "Cash Equivalents" means, at any time (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System, whose rating is AA or higher from Standard & Poor's or Aa2 or higher from Moody's, having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and having the highest rating obtainable from Standard & Poor's or Moody's; and (iv) repurchase obligations for a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above.

          "Certificated Notes" means definitive Senior Secured
Notes in registered certificated form issued pursuant to this Indenture to Accredited Investors or QIBs who elect to take physical delivery of their securities.

          "Change of Control" means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company, Panda International, the Issuer or any direct or indirect parent of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Related Party, (ii) the replacement of a majority of the Board of Directors of the Company, Panda International, the Issuer or any direct or indirect parent of the Company, over a two-year period, from the directors who constituted the Board of Directors of such Person at the beginning of such period, and such replacement shall not have been approved by the Board of Directors of such Person as constituted at the beginning of such period or by the Board of Directors of Panda International as constituted at the beginning of such period, (iii) a Person or Group of Persons (other than Panda International or any Related Party) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company, Panda International, the Issuer or any direct or indirect parent of the Company representing a percentage interest in the combined voting power of the then outstanding securities of the Company, Panda International, the Issuer or any direct or indirect parent of the Company greater than that held by such entities' shareholders as of the Closing Date and greater than 20% having the right to vote in the election of directors, (iv) the Company, directly or indirectly, ceases to hold (a) a 100% equity interest in the Domestic Projects, (b) a 100% equity interest in the Issuer, (c) a 90% equity interest in Pan-Sino or (d) the minimum required interest in a Permitted Project, (v) Pan-Sino ceases to hold a 99% equity interest in Pan-Western and (vi) Pan-Western ceases to hold a 85% equity interest in each of the Joint Ventures; provided however that notwithstanding the foregoing, a merger between the Issuer and Pan-Sino or between Pan-Sino and Pan-Western shall not be a change of control.

          "Change of Control Date" means the date of an occurrence of a Change of Control.

          "Change of Control Notice" has the meaning ascribed thereto in Section 7.28 of the Company Indenture.

          "Change of Control Offer" has the meaning ascribed to it in Section 7.28 of the Company Indenture.

          "Change of Control Payment Date" has the meaning ascribed thereto in Section 7.28 of the Company Indenture.

          "Change of Control Purchase Price" shall have the meaning ascribed thereto in Section 7.28 of the Company
Indenture.

          "Chinamac" means Chinamac (Singapore) Pte Ltd, a
Singapore Corporation.

          "Chinamac Distribution Account" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Closing Date" means the date on which the Senior
Secured Notes and the Note Guarantees will be issued and sold to the Initial Purchaser.

          "Code" means the United States Internal Revenue Code of
1986, as amended.

          "Collateral" means all of the interests granted to the Trustee pursuant to the Collateral Documents.

          "Collateral Documents" means the Account Agreement, the
Company Cash Collateral Agreement, the Panda International Pledge
Agreement, the Company Pledge Agreement, the PEC Assignment and
Pledge Agreement and the PEC Cash Collateral Agreement.

          "Commercially Feasible Basis" shall mean that, following a Luannan Event of Loss or an Luannan Expropriation Event, (i) the sum of the proceeds of the business interruption insurance, the moneys held in the Debt Service Fund, any amounts that the Issuer and its Affiliates and the County Partners are irrevocably committed to contribute and the anticipated revenues of the Luannan Facility during the estimated period of rebuilding, repair or restoration will be sufficient to pay all facility restoration costs, Debt Service and O&M Costs of the Luannan Facility during the estimated period of rebuilding, repair or restoration and (ii) the Luannan Facility upon being rebuilt, repaired or restored can reasonably be expected to produce revenues adequate to pay all Debt Service and O&M Costs over the remaining terms of the Securities Outstanding having the longest Stated Maturity, taking into account any change in projected operating results due to the impairment of any portion of the Luannan Facility.

          "Commission" means the Securities and Exchange
Commission of the United States.

          "Company" means Panda Global Holdings, Inc., a Delaware corporation.

          "Company Cash Collateral Agreement" means the agreement dated as of April 22, 1997, between the Company and the Trustee.

          "Company Equity Distribution Fund" has the meaning ascribed thereto in Section 3.3 of the Company Indenture.

          "Company Funds" means the Company Revenue Fund, the Senior Secured Notes Guarantee Service Fund, the Notes Guarantee Service Reserve Fund, the Company Operating Fund, the Company Equity Distribution Fund and such other funds, from time to time, as may be required pursuant to the terms of the Company Indenture.

          "Company Indenture" means the trust indenture governing the terms of the issuance of the Senior Secured Notes Guarantee, dated as of April 22, 1997, by and between the Company and the Company Indenture Trustee.

          "Company Indenture Trustee" means Bankers Trust
Company, a New York banking corporation, as trustee under the Company Indenture.

          "Company Net Debt Service" means Net Debt Service of the Company plus Net Debt Service of the Issuer.

          "Company Operating Fund" has the meaning ascribed thereto in Section 3.3 of the Company Indenture.

          "Company Pledge Agreement" means the agreement dated as of April 22, 1997, made by the Company in favor of the Trustee pledging the stock of the Issuer.

          "Company Request" and "Company Order" means, respectively, a written request or order signed in the name of the Company by its Chief Executive Officer, its President or one of its Executive Vice Presidents, and by its Treasurer, Secretary, or one of its Assistant Treasurers or Assistant
Secretaries, and delivered to the Trustee.

          "Company Revenue Fund" has the meaning ascribed thereto in Section 3.3 of the Company Indenture.

          "Company Security Agreement" means the security agreement dated April 22, 1997 between the Company and the Company Indenture Trustee.

          "Completion Sub-Account" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Consolidated Debt Service Coverage Ratio" means, as of the date of determination, and, if the transaction giving rise to the need to calculate a Consolidated Debt Service Coverage Ratio is an incurrence of Indebtedness or the making of a Restricted Payment, calculated after giving effect on a pro forma basis to such Indebtedness or Restricted Payment as if such Indebtedness or Restricted Payment had been incurred or made as of the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, the ratio of (i) Cash Available for Consolidated Debt Service divided by (ii) Consolidated Net Debt Service; provided, however, with respect to the calculation of projected Consolidated Debt Service Coverage Ratio, the remaining unpaid balance of principal due on the Senior Secured Notes at the Stated Maturity of the Senior Secured Notes ($131,250,000) shall be assumed to be repaid in semi-annual repayments as per the following schedule:

        Semi-annual              Principal
        Payment Date            Amount Repaid

April 15, 2004                    $
                                   6,000,000
October 15, 2004                  $
                                   6,000,000
April 15, 2005                    $
                                   7,250,000
October 15, 2005                  $
                                   7,250,000
April 15, 2006                    $
                                   5,350,000
October 15, 2006                  $
                                   5,350,000
April 15, 2007                    $
                                   4,600,000
October 15, 2007                  $
                                   4,600,000
April 15, 2008                    $
                                   7,450,000
October 15, 2008                  $
                                   7,450,000
April 15, 2009                    $
                                   7,250,000
October 15, 2009                  $
                                   7,250,000
April 15, 2010                    $
                                   5,650,000
October 15, 2010                  $
                                   5,650,000
April 15, 2011                    $
                                   5,350,000
October 15, 2011                  $
                                   5,350,000
April 15, 2012                   $16,750,000
October 15, 2012                 $16,700,000
                                 ;

provided further that the coupon rate on the Senior Secured Notes repaid as per the schedule above shall be the same coupon rate as that payable on the Closing Date on the Senior Secured Notes with interest expense due and payable on a semi-annual basis. In the event that the remaining unpaid balance of principal due on the Senior Secured Notes at the Stated Maturity is less than $131,250,000, then the amount of each semi-annual repayment shown above shall be deemed to equal the amount of the semi-annual repayment shown above multiplied by a fraction the numerator of which is the actual remaining unpaid balance of principal due on the Senior Secured Notes at the Stated Maturity and the denominator of which is $131,250,000.

          "Consolidated Income Tax Expense" means, for any period, as applied to the Company, the provision for local, state, federal or foreign income taxes on a consolidated basis for such period determined in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, the sum of (a) the total interest expense of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP, including, without limitation, (i) amortization of debt issuance costs and of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting, (ii) accrued interest,
(iii) noncash interest payments, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (v) interest actually paid by the Company or any such Subsidiary under any guarantee of Indebtedness or other obligation of any other Person and (vi) net costs associated with interest rate agreements (including amortization of discounts) and currency agreements, plus (b) all capitalized interest plus (c) dividends paid in respect of preferred stock of the Company or any Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary.

          "Consolidated Net Debt Service" means the sum of (i)(a) Consolidated Interest Expense less (b) non-cash Consolidated Interest Expense less (c) scheduled withdrawals from the Senior Secured Notes Capitalized Interest Fund (if applicable) less (d) scheduled withdrawals from the PFC Capitalized Interest Fund (if applicable) less (e) scheduled withdrawals from any additional capitalized interest fund established pursuant to either of the Indentures (if applicable) plus (ii) all payments of scheduled and overdue principal of, and premium, if any, on Indebtedness on a consolidated basis plus (iii) without duplication, all rental payments in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or accrued by the Company and its consolidated Subsidiaries.

          "Consolidated Net Income" means, for any period, as applied to the Company, the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (i) all extraordinary gains or losses shall be excluded;
(ii) the Net Income of any Person in which the Company or any of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of the Company in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid, in cash, to the Company or the Subsidiary, (iii) the net income of any Subsidiary of the Company that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (iv) the net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (v) any net gain or loss resulting from an Asset Sale by the Company or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (vi) the cumulative effect of a change in accounting principles shall be excluded.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indentures in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except in each case, Investments allowed pursuant to the covenant "Limitation on Investments"), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "Consolidating Financial Analyst" means ICF Resources Incorporated, a Florida corporation, or its Eligible Successor, which party may rely, to the extent necessary for purposes of performing its duties under this Indenture, on the reports of the Luannan Facility Engineer, the Brandywine Facility independent engineer, the Rosemary Project independent engineer or other qualified consultants.

          "Construction Schedule" means the construction schedule set forth in the Luannan EPC Contract.

          "County Partners" means Luannan County Heat and Power
Plant, Tangshan Luanhua (Group) Co. and Luannan County Heat
Company, Ltd., all of which are companies organized under the laws of the PRC.

          "County Partners Event of Default" means a failure by the County Partners to make their required equity contributions to the Joint Ventures.

          "Debt Service" shall mean, for any period, an amount equal to the aggregate of, without duplication (i) all payments of principal of and premium, if any, on the Securities (including any mandatory sinking fund payment) due and payable during such period and (ii) all interest on the Securities due and payable during such period.

          "Debt Service Coverage Ratio" as of the date of determination, and, if the transaction giving rise to the need to calculate Debt Service Coverage Ratio is an incurrence of Indebtedness or the making of a Restricted Payment, calculated after giving effect on a pro forma basis to such Indebtedness or Restricted Payment as if such Indebtedness or Restricted Payment had been incurred or made on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, means:

                    (i)  with respect to the Company, the ratio
               of (A) Cash Available for Company Debt Service divided by (B) Company Net Debt Service;

                    (ii) with respect to PIC and the issuance of
               Indebtedness pursuant to the PFC Indenture, the ratio of (A) PIC Cash Available for Distribution during the relevant period to (B) PIC Debt Service for such period; and

                    (iii) with respect to a Domestic Project, a Permitted Project or a Joint Venture, the ratio of (A) Cash Available for Project Debt Service to
               (B) Net Debt Service of such Domestic Project, Permitted Project or Joint Venture;

provided, however, with respect to the calculation of projected Debt Service Coverage Ratio, the remaining unpaid balance of principal due on the Senior Secured Notes after the Stated Maturity of the Senior Secured Notes shall be assumed to be repaid pursuant to the schedule and the proviso thereto as set forth in the definition of Consolidated Debt Service Coverage Ratio.

          "Debt Service Reserve Requirement" means (i) the aggregate principal, premium, if any, of payments due on the Senior Secured Notes on the next semi-annual payment date and
(ii) the aggregate cash interest payments (including Liquidated Damages and Additional Amounts, if any) due on the Senior Secured Notes on the next semi-annual payment date.

          "Default" means, as used in relation to the Indenture, an Event of Default thereunder or an event which with notice or lapse of time or both would become an Event of Default thereunder.

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Development Services Agreement" means the development services agreement between Panda International and the Company, dated as of the date of this Indenture.

          "Disbursement Date" shall mean the date specified in a Restoration Requisition as the date on which moneys are requested by the Issuer to be withdrawn and transferred from the Fund to which such Restoration Requisition relates for the purpose set forth in such Requisition.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Senior Secured Notes.

          "Dollar Permitted Investments" means any of the following securities: (i) direct obligations of the Department of the Treasury of the United States of America; (ii) obligations of any of the following federal agencies, which obligations represent the full faith and credit of the United States of America, including: Export-Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, Government National Mortgage Association (GNMA), U.S. Department of Housing & Urban Development (PHA's) and Federal Housing Administration;
(iii) bonds, notes or other evidences of indebtedness rated "AAA" by Standard & Poor's and "Aaa" by Moody's and issued by the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation; (iv) commercial paper rated in any one of the two highest rating categories by Moody's or Standard & Poor's; (v) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and Standard & Poor's; (vi) repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and Standard & Poor's, provided: (1) collateral is limited to (i), (ii) and (iii) above, (2) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (3) the Trustees shall have a first perfected security interest in the collateral, (4) the collateral will be delivered to a third party custodian, designated by the Company, acting for the benefit of the Trustees and all fees and expenses related to collateral custody will be the responsibility of the Company, (5) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours, (6) unlimited right of substitution of collateral is allowed provided that substitution collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by the Company; (vii) forward purchase agreements delivering securities outlined in (i) and (iv) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both Standard & Poor's and Moody's (such rating may be at either the parent or subsidiary level).

          "Dollars" and "$" means lawful money of the United
States.

          "Domestic Project" means either the Rosemary Facility or the Brandywine Facility.

          "Domestic Project Event" means the occurrence of any of the following: a Rosemary Event of Eminent Domain, a Brandywine
Event of Loss, a Rosemary Event of Loss or a Rosemary Title
Event.

          "Domestic Project Event Proceeds" means the sum of any and all of the following: Rosemary Eminent Domain Proceeds, Brandywine Event of Loss Proceeds, Rosemary Casualty Proceeds and
Rosemary Title Insurance Proceeds.

          "Domestic Project Permitted Indebtedness" means, in addition to any Indebtedness outstanding as of the Closing Date,
(i) working capital debt and letter of credit reimbursement obligations, provided that after giving effect to such additional debt and obligations, (a) the minimum (or lowest) projected Debt Service Coverage Ratio of the Domestic Project for any calendar year will not be less than 1.5 to 1 and (b) the average projected Debt Service Coverage Ratio of the Domestic Project for any calendar year will not be less than 1.7 to 1, (ii) purchase money or capital lease obligations incurred to finance assets of the Domestic Project that are readily replaceable personal property with a principal amount or capitalized portion not exceeding $1.0 million in the aggregate outstanding at any time, and (iii) trade accounts payable (other than for borrowed money) due within 90 days arising, and accrued expenses incurred, in the ordinary course of business of operating or maintaining the Domestic Project.

          "Domestic Projects" means the Rosemary Facility and the Brandywine Facility.

          "Duff & Phelps" means Duff & Phelps Credit Rating Co.

          "Eligible Successor" means any nationally recognized independent engineering firm or any nationally recognized independent consulting firm with expertise in engineering and financial analysis that is selected by the Company and not objected to by the Trustee within ten (10) days after receipt of notice of such selection (which firm shall make the statements contemplated by Section 4.8(d) of the Company Indenture). For purposes of the foregoing, a Person shall be considered "independent" if from the date which was six months prior to the date of such instrument, neither such Person nor any Member of such Person (i) had, or was committed to acquire, any direct financial interest or material indirect financial interest in the Company or any Affiliate thereof or (ii) was, or will be connected as a promoter, underwriter, voting trustee, director, officer or employee of the Company or any Affiliate thereof. "Member" means (a) all partners, shareholders or other Persons holding 5% or more of the capital stock and other principals of the applicable Person, (b) any professional employee of the Person involved in providing any professional service to the Company or any Affiliate thereof and (c) any professional employee having managerial responsibilities and located in an office of such Person which will participate in a significant portion of the services to be performed by such Person.

          "Energy Purchase Agreement" means the Electric Energy
Purchase and Sales Agreement, dated September 22, 1995, among
North China Power Company, Tangshan Panda and Tangshan Pan-
Western.

          "Engineering and Design Contract" means the Engineering and Design Contract, dated December 21, 1995, among the Design
Institute, Tangshan Panda and Tangshan Pan-Western.

          "Event of Default" as used in relation to the Indenture shall have the meaning ascribed thereto in Section 9.1 of this Indenture.

          "Excess Proceeds" means any Net Cash Proceeds from Asset Sales that are not applied or invested to an investment, the making of a capital expenditure or the acquisition of other tangible assets. On the earlier of (i) the 366th day after an Asset Sale or (ii) such date as the Board of Directors of the Company determines not to apply the Net Cash Proceeds relating to such Asset Sale in the manner set forth above (or the Company determines not to cause its Subsidiary to apply the Net Cash Proceeds in such a manner), if the aggregate amount of Excess Proceeds exceeds $1.0 million, the Company or its Subsidiary, as the case may be, shall be subject to the following requirements:

          (1) in the event that the Company cannot then incur $1.00 of additional Permitted Indebtedness pursuant to clause (v) of the definition of "Permitted Indebtedness," the Company or its Subsidiary will be required to make an offer to purchase (the "Asset Sale Redemption Offer") from all Holders of Senior Secured Notes and holders of additional Senior Indebtedness, up to a maximum principal amount (expressed as a multiple of $1,000) of Senior Secured Notes and holders of additional Senior Indebtedness equal to the Excess Proceeds at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Liquidated Damages and Additional Amounts, if any) thereon, if any, to the date of purchase; in the event that there is additional Senior Indebtedness outstanding at the time of the Asset Sale Redemption Offer, Excess Proceeds shall be allocated to each issuance of Senior Indebtedness in accordance with the following formula: Excess Proceeds times a fraction, the numerator of which is the principal amount of the Senior Secured Notes and the denominator of which is the sum of the principal amounts of all Senior Indebtedness which is subject to this requirement or a similar requirement under such Senior Indebtedness's governing instrument; and

          (2) in the event that the Company can incur $1.00 of additional Permitted Indebtedness pursuant to clause (v) of the definition of "Permitted Indebtedness," the Company or its Subsidiary will be required to make an Asset Sale Redemption Offer to all Holders of Senior Secured Notes and holders of additional Senior Indebtedness, up to a maximum principal amount (expressed as a multiple of $1,000) of Senior Secured Notes and holders of additional Senior Indebtedness equal to the Excess Proceeds (Excess Proceeds for purposes of this clause (2) is limited to that amount of the Net Cash Proceeds that equals the principal amount of Indebtedness incurred by the Issuer or the Company to acquire, develop, construct or finance the asset being sold) at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Liquidated Damages and Additional Amounts, if any) thereon, if any, to the date of purchase; in the event that there is additional Senior Indebtedness outstanding at the time of the Asset Sale Redemption Offer, Excess Proceeds shall be allocated to each issuance of Senior Indebtedness in accordance with the following formula:
Excess Proceeds times a fraction, the numerator of which is the principal amount of the Senior Secured Notes and the denominator of which is the sum of the principal amounts of all Senior Indebtedness which is subject to this requirement or a similar requirement under such Senior Indebtedness's governing instrument.

          Upon completion of such Asset Sale Redemption Offer(s), the amount of Excess Proceeds shall be reset at zero. Whenever Net Cash Proceeds in excess of $1.0 million from any Asset Sale are received by the Issuer or the Company, as the case may be, and such Net Cash Proceeds may, through the passage of time or otherwise, be required to be applied to the purchase of Senior Secured Notes pursuant to this covenant, the Issuer or the Company, as the case may be, shall deposit such Net Cash Proceeds with, respectively, the Senior Secured Notes Trustee or the Company Indenture Trustee, as trust monies subject to disposition as provided in this covenant and such Net Cash Proceeds shall be set aside by the Senior Secured Notes Trustee or the Company Indenture Trustee pending application to the purchase of Senior Secured Notes. At the direction of the Company, such Net Cash Proceeds shall be required to be invested by the Senior Secured Notes Trustee or the Company Indenture Trustee in Dollar Permitted Investments. The Company or its relevant Subsidiary, as applicable, shall be entitled to any interest or dividends accrued, earned or paid on such investments.

          "Exchange Act" means the United States Securities and
Exchange Act of 1934, as amended.

          "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustees, except that any determination of Fair Market Value made with respect to any parcel of real property shall be made by an independent appraiser.

          "Federal Bankruptcy Code" means Title 11 of the United
States Code or any other federal bankruptcy code hereafter in effect.

          "Final Stated Maturity" means the last stated maturity date of any Indebtedness outstanding under the PFC Indenture.

          "Funding Period" means, with respect to this Indenture and the Issuer Loan Agreement, the period of time beginning with the Closing Date and ending on the date when the last Joint Venture has a payment obligation relating to the construction of the Luannan Facility.

          "Funds" shall have the meaning ascribed thereto in
Section 3.3 of this Indenture.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of the Indentures.

          "GAAP Reserves" means, with respect to any item which is the subject of a Good Faith Contest, accounting reserves which are established and maintained pursuant to GAAP.

          "Good Faith Contest" means the contest of an item if:
(i) the item is diligently contested in good faith by appropriate proceedings timely instituted, GAAP Reserves are established and maintained to the extent required by GAAP with respect to the contested item and, during the period of such contest, the enforcement of any contested item is effectively stayed; or (ii) the failure to pay or comply with the contested item during the period of such contest could not reasonably be expected to result in a Material Adverse Effect.

          "Government Authority" means any nation, state, sovereign, municipal, local, territorial, or other governmental subdivision, department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

          "Government Rule" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, code, license, directive, guideline, policy or rule of common law, requirement of, or other governmental restriction or any judicial or administrative interpretation thereof by a Government Authority, including any judicial or administrative order, consent decree or judgment or similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government Authority, whether now or hereafter in effect.

          "Governmental Approval" means (i) any authorization, consent, approval, license, ruling, permit, certification, exemption, filing, variance, order, judgment, decree or publication of, by or with, (ii) any notice to, (iii) any declaration of or with or (iv) any registration by or with, any Government Authority required to be obtained or made.

          "Guarantee" by any Person means any guarantee, surety, note or other obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, notes or services, to take-or-pay, or to maintain financial statement conditions or otherwise); (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (iii) to reimburse any Person for the payment by such Person under any letter of credit, surety, note or other guaranty issued for the benefit of such other Person, but excluding (x) endorsements for collection or deposit in the ordinary course of business or (y) indemnity or hold harmless provisions included in contracts entered into in the ordinary course of business. The term "Guaranty" or "Guaranteed" used as a verb shall have a correlative meaning.

          "Holders" or "Noteholders" means a Persons in whose name a Security is registered in the Security Register.

          "Indebtedness" means, with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation) or (C) for the payment of money relating to a capitalized lease obligation or other obligation relating to the deferred purchase price of property; (ii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iii) the maximum fixed repurchase price of any redeemable or putable Disqualified Stock; (iv) contractual obligations to repurchase goods sold or distributed;
(v) obligations of a Person in respect of interest rate or currency exchange agreements to the extent they appear on the balance sheet; (vi) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) - (v); and (vii) any liability of others of the kind described in clauses (i) - (vi) which the Person has guaranteed or which is otherwise directly or indirectly its legal liability.

          "Indentures" means the Company Indenture and this Indenture.

          "Independent Financial Advisor" means an independent and internationally recognized investment bank, accounting firm or engineering firm, as the case may be, whose business regularly includes the rendering of valuation opinions with respect to the assets at issue, chosen by the Company and reasonably acceptable to the Company Indenture Trustee.

          "Independent Insurance Consultant" means Sedgwick,
James of Tennessee, Inc., a corporation incorporated in accordance with the laws of the State of Tennessee, or its successor.

          "Initial Purchaser" means Donaldson, Lufkin & Jenrette
Securities Corporation.
          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act.

          "Interconnection Agreement" means the General Interconnection Agreement, dated September 22, 1995, between North China Power Company, Tangshan Panda and Tangshan Pan-Western, as supplemented by the Supplemental Agreement.

          "Interest Expense" means, for any period, the sum of
(a) the total interest expense of the Person in question for such period as determined in accordance with GAAP, including, without limitation, (i) amortization of debt issuance costs or of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting, (ii) accrued interest, (iii) noncash interest payments, (iv) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,
(v) interest actually paid by the Person in question under any guarantee of Indebtedness or other obligation of any other Person and (vi) net costs associated with interest rate agreements (including amortization of discounts) and currency agreements, plus (b) capitalized interest plus (c) dividends paid in respect of preferred stock of the Person in question, held by Persons other than the Person in question.

          "Interest Payment Date" means, with respect to any Security, the date specified in such Security as the date on which an installment of interest on (including any Liquidation Damages or Additional Amounts) such Security is due and payable.

          "Internal Revenue Service" or "IRS" means the Internal
Revenue Service of the United States.

          "International Distribution Fund" means the fund described in Article IV of the PFC Indenture and maintained in the name of PIC pursuant to such Article, which such fund is entitled to distributions of monies from a Non-U.S. Permitted Project to the extent that all obligations have been met by PFC, PIC and the PIC International Entity (and any other PIC international entities) under the PFC Indenture.

          "Investment Company Act" means the Investment Company
Act of 1940, as amended.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the books of such person) or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "Issuer" means Panda Global Energy Company, a Cayman
Islands exempted company.

          "Issuer Cash Collateral Agreement" means the agreement dated as of April 22, 1997, between the Issuer and the Trustee.

          "Issuer Distribution Account" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Issuer Equity Distribution Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Issuer Funds" means the funds described in Section
3.3(a)-(h) of this Indenture.

          "Issuer Loan" means the outstanding indebtedness of Pan-Western to the Issuer incurred by Pan-Western to enable it to make the Shareholder Loans and to make the JV Equity
Contributions and funded by the Issuer with the proceeds of the Senior Secured Notes.

          "Issuer Loan Agreement" means the Issuer Loan Agreement by and between the Issuer and Pan-Western, dated the date of this Indenture.

          "Issuer Note" means one or more promissory notes issued by Pan-Western to the Issuer evidencing its indebtedness to the Issuer.

          "Issuer Operating Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Issuer Pledge Agreement" means the agreement dated as of April 22, 1997, made by the Issuer in favor of the Trustee pledging the stock of the Pan-Sino.

          "Issuer Order" means a written order of the Issuer, signed by its Chief Executive Officer, President or any Executive
Vice President and by its Treasurer, Secretary, any Assistant
Treasurer or any Assistant Secretary.

          "Issuer Revenue Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Issuer's Securities" means any debentures, notes, bonds, Guarantees or other evidences of indebtedness issued under this Indenture and any Series Supplemental Indentures thereto.

          "Jing-Jin-Tang Grid" means North China Power's
Beijing-Tianjin-Tangshan Regional Power Network, to which the electricity generated by the Luannan Facility will be transmitted for distribution.

          "Joint Venture Agreements" means, collectively, the joint venture contracts in respect of Tangshan Panda, Tangshan
Pan-Western, Tangshan Cayman and Tangshan Pan-Sino.

          "Joint Venture Facility" means the portion of the Luannan Facility to be constructed or acquired by each Joint
Venture (collectively, the "Joint Venture Facilities").

          "Joint Venture Guarantees" means collectively, the undertakings by Tangshan Panda, each executed as of the 24th day of September, 1996, to unconditionally and irrevocably guarantee to Pan-Western prompt payment and performance by each of Tangshan Pan-Western, Tangshan Cayman and Tangshan Pan-Sino of their individual obligations to Pan-Western pursuant to any debt obligation then or thereafter due and owing by any such party to Pan-Western; the undertakings by Tangshan Pan-Western, each executed as of the 24th day of September, 1996, to unconditionally and irrevocably guarantee to Pan-Western the prompt payment and performance by each of Tangshan Panda, Tangshan Cayman and Tangshan Pan-Sino of their individual obligations to Pan-Western pursuant to any debt obligation then or thereafter due and owing by any such party to Pan-Western; the undertakings by Tangshan Cayman, each executed as of the 24th day of September, 1996, to unconditionally and irrevocably guarantee to Pan-Western the prompt payment and performance by each of Tangshan Panda, Tangshan Pan-Western and Tangshan Pan-Sino of their individual obligations to Pan-Western pursuant to any debt obligation then or thereafter due and owing by any such party to Pan-Western; and the undertakings by Tangshan Pan-Sino, each executed as of the 24th day of September, 1996, to unconditionally and irrevocably guarantee to Pan-Western the prompt payment and performance by each of Tangshan Panda, Tangshan Pan-Western and Tangshan Cayman of their individual obligations to Pan-Western pursuant to any debt obligation then or thereafter due and owing by any such party to Pan-Western.

          "Joint Venture Permitted Indebtedness" means (i) the Shareholder Loans and any additional loans from Pan-Western to the Joint Ventures, (ii) working capital debt, provided that after giving effect to such additional debt, (a) the minimum (or lowest) projected Debt Service Coverage Ratio for any calendar year will not be less than 1.5 to 1 and (b) the average projected Debt Service Coverage Ratio for any calendar year will not be less than 1.7 to 1 (provided that working capital debt shall at no time exceed $1.0 million), (iii) purchase money or capital lease obligations incurred to finance assets of the Joint Ventures that are readily replaceable personal property with a principal amount or capitalized portion not exceeding $1.0 million in the aggregate outstanding at any time, (iv) trade accounts payable (other than for borrowed money) due within 90 days arising, and accrued expenses incurred, in the ordinary course of business of constructing, operating or maintaining the Joint Venture Facility on customary terms, (v) interest or currency exchange rate protection agreements, (vi) debt under the Joint Venture Guarantees of each Joint Venture and any other guarantees of the obligations of the Joint Venture and (vii) any debt to any other Joint Venture.

          "Joint Ventures" means, collectively, Tangshan Panda,
Tangshan Pan-Western, Tangshan Cayman and Tangshan Pan-Sino.

          "JV Equity Contributions" shall mean the monies disbursed from the Luannan Facility Construction Fund pursuant to the terms of the Issuer Loan and contributed by Pan-Western, pursuant to the terms of the Joint Venture Agreements, to each of the Joint Ventures as Pan-Western's equity contribution to such Joint Venture.

          "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the Indentures, a Person shall be deemed to own subject to a lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Person.

          "Liquidated Damages" means the amount payable as liquidated damages under the terms of the Registration Rights
Agreement, the Senior Secured Notes Guarantee, the Issuer Loan, the Shareholder Loans and the Collateral Documents.

          "Luannan Casualty Proceeds" means all Insurance Proceeds or other amounts received by Pan-Western on account of any Luannan Event of Loss ("Insurance Proceeds" means all amounts and proceeds (including instruments) in respect of the proceeds of any casualty insurance policy covering any portion of the Luannan Facility (except proceeds of business interruption insurance)).

          "Luannan Coal Suppliers" means, collectively, Kailuan
Coal Mining Administration, Luannan County Coal Mine, Liu Guantun
Coal Mine, Le Ting County Coal Mine, Zunhua Coal Mine and Chang
Li County Coal Mine.

          "Luannan Coal Supply Agreements" means, collectively, the coal supply agreements entered into among Tangshan Panda, Tangshan Pan-Western and the Luannan Coal Suppliers.

          "Luannan Coal Transportation Agreement" means the coal transportation agreement, dated March 6, 1996, among the Carrier, Tangshan Panda and Tangshan Pan-Western.

          "Luannan Commercial Operation Date" means that date by which both of the following have occurred: (i) the Luannan Facility Engineer has certified that the Luannan Facility has achieved commercial operations and (ii) the Commercial Operation Date, as such term is used in the Interconnection Agreement, has occurred.

          "Luannan EPC Contract" means the Engineering, Procurement and Construction Contract, dated as of April 24, 1996, among the Luannan EPC Contractor, Tangshan Panda and Tangshan Pan-Western, as the same may from time to time be amended, supplemented or otherwise modified.

          "Luannan EPC Contractor" means Harbin Power Engineering
Company Limited, a company organized under the laws of the PRC, and a wholly-owned subsidiary of Harbin Power Equipment Company, a company organized under the laws of the PRC.

          "Luannan Event of Loss" means an event which causes all or a portion of the Luannan Facility to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than a Luannan Expropriation Event.

          "Luannan Expropriation Event" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Luannan Facility or any ownership interest or other rights in the Joint Ventures by any governmental authority.

          "Luannan Expropriation Proceeds" means any proceeds received by Pan-Western as a result of the occurrence of a Luannan Expropriation Event.

          "Luannan Facility" means the Plant, the related steam and hot water generation and distribution facility and other related facilities to be located in Luannan County, Tangshan
Municipality, Hebei Province, China.

          "Luannan Facility Construction Cost" means the actual cost to complete the construction of the Luannan Facility as certified by the Luannan Facility Engineer following the Luannan Commercial Operation Date (and which total includes amounts on deposit in the Completion Sub-Account).

          "Luannan Facility Construction Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Luannan Facility Construction Schedule Certificate" means a certificate from the Issuer, Pan-Western and the Luannan Facility Engineer (delivered at least once a month whether or not there is a disbursement pursuant to the Shareholder Loans) to the effect that: (a) undisbursed funds in the Luannan Facility Construction Fund (or other monies available to the Issuer, to the extent that such monies have been segregated in a dedicated account and a security interest in such account has been granted to the Senior Secured Notes Trustee) together with any and all interest earned on the Issuer Funds and the Pan-Western Funds are reasonably expected to equal or exceed the amount necessary to pay all costs in connection with final completion of the Luannan Facility; and (b) the Luannan Facility is being constructed in accordance with the Approved Construction Budget and Schedule or, if applicable, an Approved Completion Plan.

          "Luannan Facility Engineer" means Parsons Brinckerhoff
Energy Services, Inc., which previously served as the Joint
Ventures' project engineer, and any successor thereto under the terms of the Indentures.

          "Luannan Facility Notes" means the promissory notes issued by the Joint Ventures to Pan-Western, evidencing their indebtedness to Pan-Western.

          "Luannan Facility Restoration Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture

          "Luannan Financing Agreements" means, collectively, the Shareholder Loan Agreements, the Joint Venture Guarantees, the
Issuer Note and the Luannan Facility Notes.

          "Luannan O&M Contractor" means Duke/Fluor Daniel
International Services, a partnership whose partners are Duke
Coal Project Services Pacific, Inc., a Nevada corporation, and
Fluor Daniel Asia, Inc., a California corporation.

          "Luannan Operations and Maintenance Agreement" means the Amended and Restated Operation and Maintenance Agreement, dated as of March 6, 1997, among the Joint Ventures and the Luannan O&M Contractor.

          "Luannan Power Purchase Agreement" means, collectively, the Energy Purchase Agreement, the Interconnection Agreement and the supplemental agreement thereto (and, after execution thereof, the related interconnection dispatch agreement).

          "Luannan Project Documents" means, collectively, the Luannan Power Purchase Agreement, the Luannan EPC Contract, the Luannan Transmission Facilities Construction Agreement, the Luannan Operations and Maintenance Agreement, the Luannan Coal Supply Agreements, the Luannan Coal Transportation Agreement, the Engineering and Design Contract and all other instruments, agreements or other documents arising from or related to the Luannan Facility, but shall not include any Luannan Financing Agreement.

          "Luannan Transmission Facilities" means three new substations, the upgrades of both an existing substation and an existing switching station and approximately 43 km of 110 KV transmission lines to interconnect the Plant to the Jing-Jin-Tang Grid.

          "Luannan Transmission Facilities Contractor" means
North China Power Company, as the contractor pursuant to the Luannan Transmission Facilities Construction Agreement.

          "Luannan Transmission Facilities Construction Agreement" means the Transmission Facilities Construction Agreement among North China Power Company, Tangshan Panda and Tangshan Pan-Western, dated February 10, 1996, as assigned by Tangshan Panda and Tangshan Pan-Western to Tangshan Pan-Sino on July 11, 1996.

          "Luannan Transmission Facilities Loan" means the loan made by Tangshan Pan-Sino to the Luannan Transmission Facilities Contractor through a PRC financial intermediary for the construction cost of the Luannan Transmission Facilities, in the amount of RMB 78,218,000, to be adjusted for inflation from December 31, 1994 to the date of issuance of the notice to proceed with preliminary design and for accrued interest during the construction period.

          "Mandatory Redemption Event" has the meaning ascribed thereto in the PFC Indenture.

          "Mandatory Redemption Offer" means an offer which the Issuer is obligated to make upon the occurrence of certain events to redeem pro rata the outstanding Senior Secured Notes at a redemption price equal to 100% of the principal amount of the Senior Secured Notes, together with accrued and unpaid interest, if any, to the redemption date.

          "Material Adverse Effect" means a material adverse change in the financial condition with respect to the party or entity in question or any event or occurrence which could reasonably be expected to materially and adversely affect: (a) the operation of a Domestic Project; (b) the development, construction or operation of a Permitted Project which is, or is owned by, a Material Subsidiary; (c) the development, construction or operation of the Luannan Facility; (d) the ability of, respectively, a Domestic Project, a Permitted Project which is, or is owned by, a Material Subsidiary or the Luannan Facility to perform any of their material obligations under a Project Document; (e) the ability of the Issuer to make payments of principal, premium, if any, or interest (including Liquidated Damages and Additional Amounts, if any) on the Senior Secured Notes when due or (f) the ability of the Company to make payments pursuant to the provisions of the Senior Secured Notes Guarantee.

          "Material Subsidiary" means any Subsidiary which, at any date of determination, is a "Significant Subsidiary" (as that term is defined in Regulation S-X, as in effect on the Closing
Date, issued under the Securities Act).

          "Member" shall have the meaning ascribed thereto in the definition of "Eligible Successor" in Appendix A hereof.

          "monies" means, with respect to any Fund, cash and Dollar Permitted Investments on deposit in such Account or Fund.

          "Monthly Date" means the 15th day of each calendar month, on which the Trustee is authorized to withdraw and transfer monies from the Company Revenue Fund pursuant to Section
4.1(b) of the Company Indenture.

          "Moody's" means Moody's Investors Service, Inc.

          "NDR" means National Development and Research
Corporation, a Texas corporation.

          "NDR Distribution Account" means a NDR distribution account into which amounts from the Pan-Sino Fund shall be allocated, in accordance with the equity interest of NDR in Pan-
Sino.

          "Net Cash Proceeds" means (a) in the case of any sale of Capital Stock by the Company, Panda International or any direct or indirect parent of the Company, the aggregate net cash proceeds received by the Company, Panda International or any direct or indirect parent of the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the Fair Market Value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt); (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company, Panda International or any direct or indirect parent of the Company which is not Disqualified Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company, Panda International or any direct or indirect parent of the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company, Panda International or any direct or indirect parent of the Company in connection therewith).

          "Net Debt Service" means the sum of (i) (a) Interest Expense less (b) non-cash Interest Expense less (c) scheduled withdrawals from the Senior Secured Notes Capitalized Interest Fund (if applicable) less (d) scheduled withdrawals from the PFC Capitalized Interest Fund (if applicable) less (e) scheduled withdrawals from any additional capitalized interest fund established pursuant to either of the Indentures (if applicable) plus (ii) all payments of scheduled and overdue principal of, and premium, if any, on Indebtedness plus (iii) without duplication, all rental payments in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or accrued.

          "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

          "Network" means the heat and steam network of Luannan
Heat and Power which will consist of 12.1 kilometers of hot water pipeline, 8.78 kilometers of steam pipeline, heat exchange stations, heat control equipment and civil construction.

          "NGC" means Natural Gas Clearinghouse, a Colorado partnership.

          "NNW Cash Flow Participation" means NNW's cash flow participation interest in distributions from the Rosemary
Partnership.

          "Non-Recourse Debt" means Indebtedness of any Subsidiary or group of Subsidiaries that is incurred to acquire, construct or develop a Permitted Project or group of Permitted Projects provided that such Indebtedness is without recourse to the Company or any Material Subsidiary or to any assets of the Company or any such Material Subsidiary other than such Permitted Project and the direct or indirect parent or parents that own such Permitted Project or group of Permitted Projects and the income from and proceeds of such Permitted Project or group of Permitted Projects.

          "Non-U.S. Permitted Project" means a Permitted Project located outside the United States.

          "North China Power" means North China Power Group, a regional grid administrative agency in northern China whose jurisdiction covers Beijing, Tianjin, Hebei Province, Shanxi
Province and western Inner Mongolia.

          "North China Power Company" means North China Power
Group Company, a company organized under the laws of the PRC and the business arm of North China Power.

          "Note Custodian" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

          "Notes Guarantee Interest Account" has the meaning ascribed thereto in Section 3.3 of the Company Indenture.

          "Notes Guarantee Principal Account" has the meaning ascribed thereto in Section 3.3 of the Company Indenture.

          "Notes Guarantee Service Fund" has the meaning ascribed thereto in Section 3.3 of the Company Indenture.

          "Notes Guarantee Service Reserve Fund" has the meaning ascribed thereto in Section 3.3 of the Company Indenture.

          "Offering Memorandum" means the confidential Offering
Memorandum dated April 11, 1997, with respect to the Senior
Secured Notes and the Senior Secured Notes Guarantee.

          "O&M" means operations and maintenance services.

          "O&M Contractor" means Duke/Fluor Daniel International
Services, a partnership organized and existing under the laws of Nevada, whose partners are Duke Coal Project Services Pacific,
Inc., a Nevada corporation and Fluor Daniel Asia, Inc., a
California corporation.

          "Offering Memorandum" means the confidential Offering
Memorandum dated April 11, 1997, with respect to the Senior
Secured Notes and the Senior Secured Notes Guarantee.

          "Offering" means the offering of the Senior Secured
Notes pursuant to the Offering Memorandum.

          "Officer's Certificate" means a certificate satisfying the requirements of Section 1.2 of the Indenture of an Authorized Representative of the Company or the Issuer, as is appropriate to the context, and signed by the chief executive officer, president, any executive vice president or any vice president and by the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company or the Issuer, as is appropriate to the context, and delivered to the Trustee.

          "Operating and Maintenance Costs" means all amounts disbursed by or on behalf of the Domestic Project, Permitted Project or Joint Ventures for operation, maintenance, repair, or improvement of the Domestic Project, Permitted Project or Joint Ventures, including, without limitation, premiums on insurance policies, property, income and all other taxes to the extent paid, and payments under the relevant operating and maintenance agreements, leases (including Operating Lease Obligations), royalty and other land use agreements, and any other payments required under the Project Documents, each as determined on a cash basis in accordance with GAAP.

          "Operating Lease Obligations" means any obligation of the Person in question incurred or assumed under or in connection with any lease of real or personal property which, in accordance with GAAP, is not required to be classified and accounted for as a capital lease.

          "Operation and Maintenance Agreement" means the Amended and Restated Operation and Maintenance Agreement, dated as of March 6, 1997, between the Joint Ventures and the O&M Contractor.

          "Opinion of Counsel" means a written opinion of counsel satisfying the requirements of Section 1.3 of this Indenture for any reason either expressly referred to in this Indenture, or otherwise, which counsel and opinion shall be reasonably satisfactory to the Trustee and which may include, without limitation, counsel for the Company, whether or not such counsel is an employee of the Company.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

         (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Securities or portions thereof deemed to have been paid within the meaning of Section 6.3(a) of this Indenture; and

         (iii) Securities that have been exchanged for other securities or securities in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture other than any Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities constitute valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders, Securities owned by the Company or an Affiliate of the Company shall be disregarded and deemed not to be outstanding as provided in Section 1.4(f) of this Indenture.

          "Pan-Sino" means Pan-Sino Energy Development Company
LLC, a Cayman Islands exempted company.

          "Pan-Sino Cash Collateral Agreement" means the agreement dated as of April 22, 1997, between Pan-Sino and the Trustee.

          "Pan-Sino Distribution Account" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Pan-Sino Fund" has the meaning ascribed thereto in
Section 3.3 of this Indenture.

          "Pan-Sino Pledge Agreement" means the agreement dated as of April 2, 1997, made by Pan-Sino in favor of the Trustee pledging the stock of Pan-Western.

          "Pan-Sino Shareholders' Agreement" means the agreement among Pan-Sino, the Issuer and NDR, dated as of April 22, 1997.

          "Pan-Western" means Pan-Western Energy Corporation LLC, a Cayman Islands exempted company.

          "Pan-Western Cash Collateral Agreement" means the agreement dated as of April 22, 1997, between Pan-Western and the Trustee.

          "Pan-Western Equity Distribution Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Pan-Western Funds" means the Pan-Western Revenue Fund, the Pan-Western Operating Fund and the Pan-Western Equity
Distribution Fund.

          "Pan-Western Operating Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Pan-Western Pledge Agreement" means the agreement dated as of April 22, 1997, made by Pan-Western in favor of the Trustee pledging the promissory notes under the Shareholder Loan
Agreements.

          "Pan-Western Revenue Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Panda International" means Panda Energy International,
Inc., a Texas corporation.

          "Panda International Pledge Agreement" means the agreement dated as of April 22, 1997, made by Panda International in favor of the Trustee pledging the stock of the Company.

          "Panda International Pledge Agreement" means a pledge agreement executed by Panda International in favor of the Company
Indenture Trustee providing for the pledge, to the Company
Indenture Trustee, of 100% of the Capital Stock of the Company.

          "Paying Agent" means any Person acting as Paying Agent pursuant to Section 10.11 of the Indenture.

          "Payment Date" means a Principal Payment Date or an
Interest Payment Date.

          "PBC" means Panda Brandywine Corporation, a Delaware corporation.

          "PEC" means Panda Energy Corporation, a Texas corporation.

          "PEC Assignment and Pledge Agreement" means the agreement dated as of April 22, 1997, made by the Company in favor of the Trustee pledging the stock of PEC.

          "PEC Cash Collateral Agreement" means the agreement dated as of April 22, 1997, between PEC and the Trustee.

          "PEC-Delaware" means Panda Energy Corporation, a
Delaware corporation.

          "Permitted Indebtedness" means:

                   (i)  any and all indebtedness of the Company
              and its Subsidiaries outstanding as of the Closing
              Date;

                   (ii) Indebtedness of the Company which is
              owed to and held by a Wholly Owned Subsidiary and Indebtedness of a Wholly Owned Subsidiary which is owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer or such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or by a Wholly Owned Subsidiary, as the case may be;

                   (iii)     Non-Recourse Debt of a Subsidiary
              or group of Subsidiaries, the proceeds of which are used to acquire, develop or construct a Permitted Project by such Subsidiary or group of Subsidiaries;

                   (iv) Permitted Refinancing Indebtedness in
              exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, or refund, Indebtedness that was permitted by the Indentures to be incurred or was outstanding as of the Closing Date;

                   (v)  any additional Indebtedness incurred by
              the Company or its Subsidiaries provided that the Chief Financial Officer of the Company certifies that at the time of incurrence of such Indebtedness that the following conditions have been met:

                             (a)  no Event of Default will occur
                   and be continuing after giving effect to the incurrence of such additional Indebtedness;

                             (b)  the minimum (or lowest) annual
                   projected Debt Service Coverage Ratio of the
                   Company for the remaining term of the Senior
                   Secured Notes will not be less than 1.4 to 1;

                             (c)  the minimum (or lowest) annual
                   projected Consolidated Debt Service Coverage
                   Ratio of the Company for the remaining term of the Senior Secured Notes will not be less than 1.15 to 1;

                             (d)  the Rating Agencies shall have
                   confirmed that there will be no rating
                   downgrade with respect to the Senior Secured
                   Notes after giving effect to the incurrence of such additional Indebtedness;

                             (e)  the Debt Service Coverage
                   Ratio of the Company shall be, for the
                   immediately preceding four fiscal quarters, greater than 1.4 to 1;

                             (f)  the amount in the Debt Service
                   Reserve Fund plus the amount in the Note
                   Guarantee Service Reserve Fund equals or exceeds the Debt Service Reserve Requirement;

                   (vi) any additional Indebtedness issued
              pursuant to one or more PFC Indenture supplements, provided that, at the time of the creation of such Indebtedness (other than the initial Series A Bonds and any series of bonds issued solely in exchange for an equivalent aggregate principal amount of outstanding bonds of another series) the following conditions have been met:

                             (a)  PIC provides an officer's
                   certificate at the time of incurrence of such Indebtedness to the Company Indenture Trustee (supported by a certificate to the Company Indenture Trustee from the Consolidating Financial Analyst) stating that, after giving effect to the issuance of such Indebtedness and the application of the proceeds therefrom, the projected PIC Debt Service Coverage Ratio and the projected PIC Consolidated Debt Service Coverage Ratio (if then applicable) equal or exceed 1.7 to 1.0 and 1.25 to 1.0, respectively, in each case for each PIC Future Ratio Determination Period; and

                             (b)  the rating of the outstanding
                   Indebtedness in effect immediately prior to the issuance of such additional Indebtedness is reaffirmed by the Rating Agencies after giving effect to the issuance of such additional Indebtedness, provided, further, that a reaffirmation of the rating of the outstanding Indebtedness shall not be required if (1) neither PIC nor any Subsidiary of the Company has acquired (or is acquiring in connection with the issuance of such additional Indebtedness), sold or otherwise disposed of, since the last date upon which the Indebtedness of any series were rated or a reaffirmation of rating was given in respect thereof, any amount of direct or indirect interests in one or more Permitted Projects with respect to which the sum of (w) the aggregate purchase price of all such acquisitions and (x) the aggregate sales prices and proceeds received in connection with any such disposition of all such sales or other dispositions, exceeds the greater of (y) $50.0 million and (z) 25% of the aggregate principal amount of the Indebtedness then outstanding and (2) the aggregate principal amount of additional Indebtedness to be issued is less than the lesser of (x) $50.0 million and (y) 25% of the aggregate principal amount of the indebtedness then outstanding; and

                   (vii)     in addition to the Indebtedness
              referred to in clauses (i) through (vi), any other Indebtedness of the Company and its Subsidiaries that, in the aggregate, does not exceed $10.0 million.

          "Permitted Liens" means, with respect to any Person, any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is adequately bonded, any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) taxes not yet delinquent or which are being contested in good faith; (c) security for payment of workers' compensation or other insurance; (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases; (e) deposits to secure public or statutory obligations, or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business; (f) Liens imposed by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (g) security for surety or appeal bonds; and (h) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries.

          "Permitted Project" means (i) any Project or group of Projects that fulfills the requirements of the PIC Additional Projects Contract and which may be developed, constructed or owned pursuant to the requirements of the PFC Indenture and subject to compliance with the terms of the Company Indenture and this Indenture and (ii) to the extent that a project does not fulfill the requirements of the PIC Additional Projects Contract, or such requirements are no longer in effect, any project or group of projects that may be developed, owned and operated by the Company or one of its Subsidiaries pursuant to the requirements of the Indentures and the Company shall (a) maintain at least a 50% (direct or indirect) ownership or equivalent interest in each project or (b)(x) at least a 25% (direct or indirect) ownership or equivalent interest in each project not meeting the requirements of clause (i) above and (y) a controlling influence over the management and policies with respect to each project, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, provided that no other entity has greater control than the Company over the management and policies of such project (notwithstanding the foregoing, this covenant shall not prohibit the sale, lease, transfer or other disposition of all interests in a Project, or a reduction in the ownership or equivalent interest of, or control over, a Project occurring pursuant to the terms of a build-operate-transfer arrangement at least ten years after the entering into of such arrangement).

          "Permitted Project Document" means any and all documents executed in connection with the development, construction, ownership and operation of a Permitted Project.

          "Permitted Project Event" means, with respect to any Permitted Project, (i) an event which causes all or a portion of the facilities of a Permitted Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, (ii) any event involving the compulsory transfer or taking or transfer under threat of compulsory taking of any material part of such Permitted Project's assets or (iii) the existence of any defect of title or lien or encumbrance on the any material part of the property of a Permitted Project (provided that liens or covenants permitted by the covenant Limitation on Liens shall be excluded from consideration) that entitles a Person to make a claim under any title insurance policy in existence with respect to such property.

          "Permitted Project Event Proceeds" means the sum of any and all proceeds payable upon occurrence of a Permitted Project
Event.

          "Permitted Project Power Purchase Agreement" means the power purchase agreement of any Permitted Project.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
(iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Secured Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Secured Notes on terms at least as favorable to the Holders of Senior Secured Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) if the Indebtedness being refinanced is Non-Recourse Debt, such Permitted Refinancing Indebtedness shall also be Non-Recourse Debt; and (v) such Indebtedness is incurred either by the Company or by the Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or other business entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "PFC" means Panda Funding Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of the Company.

          "PFC Capitalized Interest Fund" means the capitalized interest fund maintained pursuant to the PFC Indenture.

          "PFC Debt Service Reserve" has the meaning ascribed thereto in the PFC Indenture.

          "PFC Indenture" means the Trust Indenture, dated as of July 31, 1996, among PFC, PIC and Bankers Trust Company, as trustee, providing for the issuance from time to time of the Pooled Project Securities in one or more series.

          "PFC Registration Statement" means the Registration
Statement on Form S-1, filed by PFC and certain of its affiliates with the Commission, which became effective on February 14, 1997.

          "Physical Securities" shall have the meaning ascribed thereto in Section 2.5 of this Indenture.

          "PIC" means Panda Interfunding Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of the Company.

          "PIC Additional Projects Contract" means the Additional
Projects Contract, dated as of July 31, 1996, among Panda
International, PEC and PIC.

          "PIC Cash Available for Distribution" means Total Cash Flow from all Domestic Projects and Permitted Projects (owned, constructed or developed pursuant to the PFC Indenture) on a consolidated basis less (i) regularly scheduled payments of principal and interest on Domestic Project and Permitted Projects (owned, constructed or developed pursuant to the PFC Indenture) project level Indebtedness, (ii) additions to reserves required by the instruments providing for project level Indebtedness,
(iii) trustee's fees under the PFC Indenture and (iv) the NNW Cash Flow Participation (as defined in the PFC Indenture) plus interest earned on reserves required by the PFC Indenture entered into by PIC, excluding, however, extraordinary financial distributions and proceeds received as a result of mandatory redemption events (pursuant to the PFC Indenture), that at the time of determination is available to be legally distributed from the Domestic Projects and Permitted Projects (owned, constructed or developed pursuant to the PFC Indenture) to PIC without contravention of any agreement.

          "PIC Cash Available from Operations" means, for any period, Total Cash Flow from all Project Entities on a consolidated basis prior to all PIC Consolidated Debt Service, less (i) additions to reserves required by project agreements,
(ii) trustee's fees under the PFC Indenture plus interest earned on reserves required by the documents relating to the Pooled Project Bonds entered into by PIC, and (iii) the NNW Cash Flow Participation, excluding, however, "Extraordinary Financial Distributions" (as defined in the PFC Indenture) and proceeds received as a result of "Mandatory Redemption Events" (as defined in the PFC Indenture).

          "PIC Consolidated Debt Service" means, for purposes of the PFC Indenture, for any period, the PIC Debt Service plus scheduled principal and interest payments on all Project debt (as such term is defined in the PFC Indenture).

          "PIC Consolidated Debt Service Coverage Ratio" means, as of any date of determination, the ratio of (i) PIC Cash Available from Operations during the relevant period to (ii) PIC Consolidated Debt Service for such period; provided, however, that at any time that PIC holds interests in more than four Projects, then the PIC Consolidated Debt Service Coverage Ratio shall not be applied in respect of any event or requirement.

          "PIC Debt Service" means, for any period, scheduled principal, premium, if any, and interest (including liquidated damages and additional amounts, if any) payments on any and all Indebtedness issued pursuant to the PFC Indenture.

          "PIC Debt Service Coverage Ratio" means, for purposes of the PFC Indenture, as of any date of determination, the ratio of (i) PIC Cash Available for Distribution during the relevant period to (ii) PIC Debt Service for such period.

          "PIC Future Ratio Determination Period" means, as of the date of determination, each of the following: (i) the period beginning with the date of determination through December 31 of that calendar year; (ii) each period consisting of a calendar year thereafter through the calendar year immediately prior to the calendar year in which the Final Stated Maturity occurs and
(iii) the period beginning with January 1 and ending with the Final Stated Maturity. For purposes of this definition, "Final Stated Maturity" means the last stated maturity date of any Indebtedness outstanding under the PFC Indenture.

          "Place of Payment" when used with respect to the Securities of any series means the office or agency maintained pursuant to Section 10.11 of this Indenture and such other place or places, if any, where the principal of, and premium, if any, and interest on (including any Liquidated Damages or Additional Amounts) the Securities of such series are payable as specified in the Series Supplemental Indenture setting forth the terms of the Securities of such series.

          "Plant" means the 2x50 MW coal-fired cogeneration plant to be constructed by the Joint Ventures in Luannan County, Tangshan Municipality, Hebei Province, China.

          "Pooled Project Securities" means the Series A Bonds and certain additional series of bonds issued pursuant to the PFC
Indenture.

          "Power Purchase Agreements" means the Luannan Power
Purchase Agreement, the Brandywine Power Purchase Agreement, the
Rosemary Power Purchase Agreement and any Permitted Project Power
Purchase Agreement.

          "PR Corp." means Panda-Rosemary Corporation, a Delaware corporation.

          "PRC" means the People's Republic of China.

          "PRC II" means PRC II Corporation, a Delaware corporation.

          "Predecessor Securities" with respect to any particular Security, means any previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; for the purposes of this definition, any Security authenticated and delivered under Section 2.11 of this Indenture in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

          "Pricing Approval Authority" means the Tangshan
Municipal Price Bureau.

          "Pricing Document" means the document or documents
(issued by the Pricing Approval Authority) determining the price for electric energy delivered, retail price and principles for adjustment.

          "Principal Payment Date" means, with respect to any Security, the date specified in such Security as the date on which an installment of principal on such Security is due and payable.

          "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in
Section 2.8(b) of this Indenture.

          "Project" means a power generation facility or any activity relating thereto.

          "Project Documents" means, collectively, the Luannan
Project Documents, the Luannan Financing Agreements,  the
Brandywine Project Documents, the Rosemary Project Documents, the
Administrative Services Agreement, the Development Services
Agreement, and any and all Permitted Project Documents.

          "Project Engineer" means a nationally recognized engineering firm that is "independent" (as defined in the definition of Eligible Successors) and provides engineering services for any Permitted Project, any Domestic Project or the Luannan Facility.

          "Projected Luannan Facility Construction Cost" means
$118.8 million.

          "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company, Panda International or any direct or indirect parent of the Company made on a primary basis by the Company, Panda International or any direct or indirect parent of the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act or an underwritten offering of Capital Stock (other than Disqualified Stock) of the Company, Panda International or any direct or indirect parent of the Company made on a primary basis by the Company, Panda International or any direct or indirect parent of the Company pursuant to Rule 144A under the Securities Act.

          "PUHCA" means the United States Public Utility Holding
Company Act of 1935, as amended.

          "Purchase Agreement" means the agreement dated April
11, 1997, among the Issuer, the Company, Panda International and the Initial Purchaser.

          "PURPA" means the United States Public Utility
Regulatory Policies Act of 1978, as amended.

          "QF" means Qualifying Facility.

          "QIB" means Qualified Institutional Buyer.

          "Qualified Capital Stock" means, as to any Person, any and all Capital Stock of such Person other than Disqualified
Capital Stock.

          "Qualified Construction Costs" shall mean the following costs, expenses and payments which are or have been incurred by the Joint Ventures with respect to, and prior to, final completion of the Luannan Facility:

                    i)   costs of labor (including benefits and
          overhead), materials and equipment incurred in connection with the construction of, and procurement and installation of equipment to be installed in, the Luannan Facility;

                    (ii) accounting, architectural, engineering, construction management, construction monitoring and disbursement expenses and fees, legal, insurance, planning, testing, surveying and other development expenses and fees and initial fuel, spare parts and other equipment supply incurred in connection with the planning, testing, development, financing, construction and start-up of the Luannan Facility and in connection with the obtaining of all necessary or appropriate Governmental Approvals related thereto;

                    (iii) other reasonable costs and expenses incurred by a Joint Venture in connection with the construction of, and procurement and installation of equipment to be installed in, the Luannan Facility and approved by the Luannan Facility Engineer;

                    (iv) all payment obligations of the Joint
          Ventures under or in connection with the Luannan EPC
          Contract;

                    (v)  costs incurred in connection with the
          construction of, and procurement and installation of equipment to be installed in, the Luannan Transmission Facilities, as provided in the Luannan Transmission Facilities Loan;

                    (vi) costs incurred in connection with the Steam and Heat Network.

                    (vii)     costs incurred in connection with
          the purchase of land use rights and water rights, and certain water wells and pipelines, respectively, from the County Partners in an amount not to exceed
          $5,740,000;

                    (viii)    any and all interest payable on or
          reserves established with respect to the Shareholder
          Loans pursuant to the Shareholder Loan Agreements.

          "Qualified Institutional Buyer" has the meaning attributed thereto in Rule 144A under the Securities Act.

          "Qualifying Facility Status" or "QF Status" means either a small power production facility or a cogeneration facility that has satisfied the definition of "qualifying facility" as set forth in 18 C.F.R. 292.101(b)(1) of the regulations promulgated under PURPA.

          "Rating Agencies" means Standard & Poor's, Moody's, and
Duff & Phelps. "Reaffirmed by the Rating Agencies," or words to similar effect, means two or three of such agencies have reaffirmed or improved the rating of the Indebtedness at issue.

          "Raytheon Parent Guaranty" means the Parent Guaranty dated as of March 30, 1995 executed by Raytheon Company in favor of the Brandywine Partnership.

          "Redemption Date" shall have the meaning ascribed thereto in Section 8.2 of this Indenture.

          "Registration Rights Agreement" means the Registration
Rights Agreement, dated as of April 22, 1997, among the Issuer, the Company and the Initial Purchaser.

          "Regular Record Date", for the Stated Maturity of any Securities of a series, or for the Stated Maturity of any installment of principal thereof or payment of interest thereon, means the 15th day (whether or not a Business Day) next preceding such Stated Maturity, or any other date specified for such purpose in the Series Supplemental Indenture relating to the Securities of such series or in the form of Securities of such series attached to the Series Supplemental Indenture relating to the Securities of such series.

          "Regulation S" means Regulation S under the Securities
Act.

          "Regulation S Global Notes" means the Senior Secured
Notes issued under this Indenture pursuant to Regulation S.

          "Related Party" means any Affiliate of the Company of which the Company, Panda International or any direct or indirect parent of the Company holds 51% or more of the voting securities of such Person.

          "Renminbi" or "RMB" means Renminbi, the legal tender currency of China.

          "Requirements of Law" means, as to any Person, the Certificate of Incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and any Government Rule applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject, and, as to the Company, any Subsidiary, the Domestic Projects, any Permitted Projects or the Luannan Facility and PIC, any Government Rule applicable to or binding on such entity or any properties of such entity or to which such entity or any properties of such entity is subject, including, without limitation, relevant environmental laws, restrictive land use covenants and zoning, use and building codes, laws, regulations and ordinances.

          "Responsible Officer" when used with respect to the Trustee, means any officer in the corporate trust and agency group (or any successor group) of the Trustee including without limitation, any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restoration Budget" has the meaning ascribed thereto in Section 4.8 of this Indenture.

          "Restoration Progress Payments Schedule" has the meaning ascribed thereto in Section 4.8 of this Indenture.

          "Restoration Requisition" has the meaning ascribed thereto in Section 4.8 of this Indenture.

          "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries or (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Senior Secured Notes (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition).

          "RMB Revenue Funds" means the revenue funds maintained by each Joint Venture and denominated in RMB.

          "Rosemary Casualty Proceeds" means Casualty Proceeds as defined in the Rosemary Indenture.

          "Rosemary Eminent Domain Proceeds" means Eminent Domain
Proceeds as defined in the Rosemary Indenture.

          "Rosemary Event of Eminent Domain" means an Event of
Eminent Domain as defined in the Rosemary Indenture.

          "Rosemary Event of Loss" means an Event of Loss as defined in the Rosemary Indenture.

          "Rosemary Facility" means the 180 MW natural gas-fired, combined-cycle cogeneration facility of the Rosemary Partnership located in Roanoke Rapids, North Carolina.

          "Rosemary Fuel Management Agreement" means the Fuel
Supply Management Agreement, dated October 10, 1990, between the
Rosemary Partnership and NGC, as amended.

          "Rosemary Gas Supply Agreement" means the Gas Purchase
Contract, dated April 12, 1990, between the Rosemary Partnership and NGC, as amended.

          "Rosemary Indenture" means the trust indenture governing the terms of issuance from time to time of debt securities in one or more series, dated as of July 31, 1996, among Panda-Rosemary Funding Corporation, the Rosemary Partnership and Fleet National Bank, as trustee.

          "Rosemary Partnership" means Panda-Rosemary, L.P., a
Delaware limited partnership.

          "Rosemary Power Purchase Agreement" means the Power
Purchase and Operating Agreement, dated January 24, 1989, as amended on October 24, 1989, and July 30, 1993, between VEPCO and the Rosemary Partnership.

          "Rosemary Project Documents" means, collectively, the Rosemary Power Purchase Agreement, the Rosemary EPC Agreement, the Rosemary O&M Agreement, the Rosemary Steam Agreement, the Rosemary Fuel Management Agreement, the Rosemary Gas Supply Agreement, the Rosemary Site Lease (as each of the following is defined in the Rosemary Indenture) and each Additional Project Document (as defined in the PFC Indenture).

          "Rosemary Site Lease" means the Real Property Lease and
Easement Agreement, dated June 9, 1989, as amended on October 1,
1989, and as further amended on January 31, 1990 and March 15, 1996, between the Rosemary Partnership and Bibb.

          "Rosemary Steam Agreement" means the Cogeneration Energy Supply Agreement, dated January 12, 1989, by and between PEC and Bibb, which contract was assigned by PEC to, and assumed by, PR Corp., as such contract was amended October 1, 1989, and as the same was further assigned by PR Corp. to, and assumed by, the Rosemary Partnership on January 3, 1990.

          "Rosemary Title Event" means a Title Event as defined in the Rosemary Indenture.

          "Rosemary Title Insurance Proceeds" means Title
Insurance Proceeds as defined in the Rosemary Indenture.

          "Rule 144A" means Rule 144A of the Securities Act.

          "Rule 144A Global Notes" means the Senior Second Notes issued under this Indenture pursuant to Rule 144A.

          "S&P" means Standard & Poor's Ratings Service.

          "Secured Party" and "Secured Parties" shall have the meanings ascribed thereto in the relevant Collateral Documents.

          "Securities" or "Security" shall have the meaning ascribed thereto in the recitals to this Indenture.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Security Register" shall have the meaning ascribed thereto in Section 2.8(a) of the Indenture.

          "Security Registrar" means any Person acting as Security Registrar pursuant to Section 2.8 or 10.11 of this Indenture.

          "SEC" means the Securities and Exchange Commission of the United States.

          "Senior Indebtedness" means, under the Indentures and with respect to either the Company or the Issuer, the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding and including Liquidated Damages and Additional Amounts, if any) and all other monetary obligations on any Indebtedness (other than as otherwise provided in this definition), whether outstanding on the Closing Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated or junior in right of payment to other Indebtedness of such entity. Without limiting the generality of the foregoing, with respect to the Issuer, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceedings under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding and including Liquidated Damages and Additional Amounts, if any), and all other monetary obligations of every kind and nature of the Issuer from time to time owed to the Noteholders under this Indenture. Notwithstanding the foregoing with respect to the Issuer, "Senior Indebtedness" shall not include (i) Indebtedness that is by its terms subordinate or junior in right of payment to any Indebtedness of the Issuer, (ii) Indebtedness which, when incurred, is without recourse to the Issuer, (iii) any liability for foreign, federal, state, local or other tax owed or owing by the Issuer to the extent such liability constitutes Indebtedness,
(iv) Indebtedness of the Issuer to a Wholly Owned Subsidiary and
(v) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indentures.

          "Senior Secured Notes" means the Initial Senior Secured Notes and the Registered Senior Secured Notes (as such terms are defined in the Senior Secured Notes Supplemental Indenture) issued by the Issuer under this Indenture on the date hereof.

          "Senior Secured Notes Capitalized Interest Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Senior Secured Notes Collateral" means the Issuer Pledge Agreement, the Pan-Sino Pledge Agreement, the Pan-Western Pledge Agreement, the Company Pledge Agreement, the Issuer Cash Collateral Agreement, the Pan-Western Cash Collateral Agreement and the Pan-Sino Cash Collateral Agreement.

          "Senior Secured Notes Debt Service Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Senior Secured Notes Debt Service Reserve Fund" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Senior Secured Notes Guarantee" means the Initial Senior Secured Notes Guarantee and the Registered Senior Secured Notes Guarantee (as such terms are defined in the Senior Secured Notes Supplemental Indenture) issued by the Company on the date of this Indenture under the terms of the Company Indenture.

          "Senior Secured Notes Interest Account" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Senior Secured Notes Principal Account" has the meaning ascribed thereto in Section 3.3 of this Indenture.

          "Senior Secured Notes Supplemental Indenture" means the first Series Supplemental Indenture to this Indenture.

          "Series A Bonds" means the 11-5/8% Pooled Project
Bonds, Series A due 2012 of PFC, issued pursuant to the PFC
Indenture.

          "Series Supplemental Indenture" means an indenture supplemental to the Indenture entered into by the Company and the Trustee for the purpose of establishing the title, form and terms of the Securities of any series; "Series Supplemental Indentures" means each and every Series Supplemental Indenture.

          "Shareholder Loan Agreements" means, collectively, the Shareholder Loan Agreement by and among each Joint Venture and Pan-Western.

          "Shareholder Loans" means the outstanding indebtedness of the Joint Ventures to Pan-Western incurred to finance the development and construction of the Luannan Facility and funded by Pan-Western with the proceeds of the Issuer Loan.

          "Special Record Date" for the payment of any defaulted principal or interest means a date fixed by the Company pursuant to Section 2.11 of this Indenture.

          "Standard & Poor's" means Standard & Poor's Ratings
Service.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

          "Subaccounts" has the meaning ascribed thereto in
Section 3.3 of this Indenture.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) and
(iii) any Person that either is a Permitted Project or owns an interest in a Permitted Project (to the extent described in clauses (a) or (b) of the definition of Permitted Project).

          "Tangshan Cayman" means Tangshan Cayman Heat & Power
Co., Ltd., a Sino-foreign equity joint venture.

          "Tangshan Engineering" means Tangshan Heat and
Engineering Company, a company organized under the laws of the PRC.

          "Tangshan Panda" means Tangshan Panda Heat and Power
Co., Ltd., a Sino-foreign equity joint venture.

          "Tangshan Pan-Sino" means Tangshan Pan-Sino Heat Co.,
Ltd., a Sino-foreign equity joint venture.

          "Tangshan Pan-Western" means Tangshan Pan-Western Heat and Power Co., Ltd., a Sino-foreign equity joint venture.

          "Tax Authority" means the Cayman Islands, the United
States or any political subdivision thereof or any authority having power to tax therein.

          "Taxes" means any present or future taxes, duties, assessments or governmental charges of whatever nature.

          "Total Cash Flow" means, as to any Person, the sum of the net income of such Person for any period plus, to the extent deducted from net income, all non-cash items, including, but not limited to, depreciation, depletion and impairment, amortization of intangibles and deferred taxes, in each case for such period and determined as to such Person minus to the extent included in net income, all non-cash income, calculated in accordance with GAAP.

          "Transaction Documents" means, collectively, the Collateral Documents, the Purchase Agreement, the Senior Secured Notes, the Senior Secured Notes Guarantee, the Indentures, the Shareholder Loan Agreements, the Luannan Project Documents, the Luannan Financing Agreements, the Brandywine Financing Documents, the Brandywine Project Documents and the Rosemary Project Documents, together with any other document, instrument or agreement now or hereafter entered into in connection with the Indentures, the Senior Secured Notes, the indebtedness evidenced thereby or the Collateral, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

          "Transfer" means a sale, transfer, assignment, exchange, hypothecation, pledge or other disposition and, when used as a verb, shall have a correlative meaning.

          "Transfer Restricted Securities" means each Senior Secured Note until the earliest to occur of (i) the date on which it is exchanged in the Exchange Offer for a Rule 144A Global Note which may be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such Senior Secured Note has been sold or otherwise disposed of in accordance with the Shelf Registration Statement, (iii) the date on which such Senior Secured Note is disposed of by a broker-dealer as contemplated by the Exchange Offer Registration Statement (including delivery of the prospectus contained therein) and (iv) the date on which such Senior Secured Note is distributed to the public pursuant to Rule 144 under the Securities Act. "Exchange Offer", "Shelf Registration Statement" and "Exchange Offer Registration Statement" have the meanings ascribed to them in the Registration Rights Agreement.

          "Transferee Certificate" shall have the meaning ascribed thereto in Section 2.8(b)(ii)(A)(3) of this Indenture.

          "Transferor Certificate" Shall have the meaning ascribed thereto in Section 2.8(b)(ii)(A)(4) of this Indenture.

          "Treasury" means the United States Department of
Treasury.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in effect at the date as of which the Indenture was executed, until such time as the Indenture is qualified under the Trust Indenture Act and thereafter as in effect on the date on which this Indenture is qualified under the Trust Indenture Act; except (i) as provided in Section 12.7 and
(ii) in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

          "Trustee" means Bankers Trust Company, a New York banking corporation, as trustee under this Indenture, and any successor thereto under the terms of this Indenture.

          "Trustee Claims" means claims made by the Trustee for monies owed pursuant to this Indenture and other Transaction
Documents.

          "U.S. Distribution Fund" means the fund described in
Article IV of the PFC Indenture and maintained in the name of PIC pursuant to such Article, which fund is entitled to distributions of monies from the Domestic Projects and any Permitted Project located in the United States to the extent that all obligations have been met by PFC and PIC under the PFC Indenture.

          "U.S. dollars," "dollars," or "$" means United States dollars, legal currency of the United States of America.

          "U.S. Government Obligations" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Permitted Project" means a Permitted Project located within the United States.

          "United States" or "U.S." means the United States of
America.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by
(ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" by any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.